------------------------------------------------------------------------------
------------------------------------------------------------------------------

                             JAZZ CASINO COMPANY, L.L.C.

                                       Issuer,

                                 JCC HOLDING COMPANY,

                               CP DEVELOPMENT, L.L.C.,
                              FP DEVELOPMENT, L.L.C. and
                           JCC DEVELOPMENT COMPANY, L.L.C.,

                                     Guarantors,

                                         and

                               NORWEST BANK MINNESOTA,

                                National Association,

                                       Trustee


                                  ----------------

                                      INDENTURE


                            Dated as of ____________, 1998


                                  ----------------


                                     $187,500,000

                          Senior Subordinated Notes due 2009

                               With Contingent Payments


------------------------------------------------------------------------------
------------------------------------------------------------------------------


  TIA                                                     Indenture
Section                                                    Section
--------                                                  ---------
310       (a)(1) .......................................    8.10

          (a)(2) .......................................    8.10
          (a)(3) .......................................    N.A.
          (a)(4) .......................................    N.A.
          (a)(5) .......................................    8.10
          (b)    .......................................    8.8;
                                                            8.10;
                                                            15.2
          (c)    .......................................    N.A.
311       (a)    .......................................    8.11
          (b)    .......................................    8.11
          (c)    .......................................    N.A.
312       (a)    .......................................    2.5
          (b)    .......................................    15.3.
          (c)    .......................................    15.3.
313       (a)    .......................................    8.6
          (b)(1) .......................................    N.A.
          (b)(2) .......................................    8.6
          (c)    .......................................    8.6;
                                                            15.2.
          (d)    .......................................    8.6
314       (a)    .......................................    5.7;
                                                            5.8;
                                                            15.2.
          (b)    .......................................    4.2
          (c)(1) .......................................    2.2;
                                                            8.2;
                                                            15.4
          (c)(2) .......................................    8.2;
                                                            15.4.
          (c)(3) .......................................    4.1(c);
                                                            4.2
          (d)    .......................................    4.1(c);
                                                            4.2
          (e)    .......................................    15.5.
          (f)    .......................................    N.A.
315       (a)    .......................................    8.1(b)
          (b)    .......................................    8.5;
                                                            8.6;
                                                            15.2.
          (c)    .......................................    8.1(a)


  TIA                                                     Indenture
Section                                                    Section
--------                                                  ---------
          (d)    .......................................    2.8;
                                                            7.11;
                                                            8.1(c)
          (e)    .......................................    7.13
316       (a)(last sentence) ...........................    2.9
          (a)(1)(A) ....................................    7.11
          (a)(1)(B) ....................................    7.12
          (a)(2)    ....................................    N.A.
          (b)    .......................................    7.7
317       (a)(1) .......................................    7.3
          (a)(2) .......................................    7.4
          (b)    .......................................    2.4
318       (a)    .......................................    15.1.

------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                   TABLE OF CONTENTS




                                                                                  Page

ARTICLE I.     DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . .1
     SECTION 1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.2.  Incorporation by Reference of TIA. . . . . . . . . . . . . . . . 33
     SECTION 1.3.  Rules of Construction. . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE II.    THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     SECTION 2.1.  Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 2.2.  Execution and Authentication . . . . . . . . . . . . . . . . . . 35
     SECTION 2.3.  Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . 36
     SECTION 2.4.  Paying Agent to Hold Assets in Trust . . . . . . . . . . . . . . 37
     SECTION 2.5.  Securityholder Lists . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 2.6.  Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 2.7.  Replacement Securities . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 2.8.  Outstanding Securities . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 2.9.  Treasury Securities. . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 2.10. Temporary Securities . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 2.11. Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 2.12. Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE III.   REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 3.1.  Right of Redemption. . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 3.2.  Redemption Pursuant to Applicable Laws . . . . . . . . . . . . . 41
     SECTION 3.3.  Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 3.4.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 3.5.  Effect of Notice of Redemption . . . . . . . . . . . . . . . . . 42
     SECTION 3.6.  Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . 42
     SECTION 3.7.  Securities Redeemed in Part. . . . . . . . . . . . . . . . . . . 42

ARTICLE IV.    SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 4.1.  Security Interest. . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 4.2.  Recording; Opinions of Counsel . . . . . . . . . . . . . . . . . 43
     SECTION 4.3.  Disposition of Certain Collateral. . . . . . . . . . . . . . . . 44
     SECTION 4.4.  Net Cash Proceeds Account. . . . . . . . . . . . . . . . . . . . 46
     SECTION 4.5.  Certain Releases of Collateral . . . . . . . . . . . . . . . . . 46
     SECTION 4.6.  Lien Subordination . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 4.7.  Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 4.8.  Suits to Protect the Collateral. . . . . . . . . . . . . . . . . 47
     SECTION 4.9.  Trustee's Duties . . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 4.10. Collateral Documents . . . . . . . . . . . . . . . . . . . . . . 47


                                         iii


ARTICLE V.     COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 5.1.  Payment of Securities. . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 5.2.  Maintenance of Office or Agency. . . . . . . . . . . . . . . . . 48
     SECTION 5.3.  Limitation on Restricted Payments. . . . . . . . . . . . . . . . 49
     SECTION 5.4.  Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 5.5.  Payment of Taxes and Other Claims. . . . . . . . . . . . . . . . 51
     SECTION 5.6.  Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . 51
     SECTION 5.7.  Compliance Certificate; Notice of Default. . . . . . . . . . . . 51
     SECTION 5.8.  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 5.9.  Waiver of Stay, Extension or Usury Laws. . . . . . . . . . . . . 52
     SECTION 5.10. Limitation on Transactions with Affiliates . . . . . . . . . . . 53
     SECTION 5.11. Limitation on Incurrence of Additional
                   Indebtedness and Disqualified Capital Stock. . . . . . . . . . . 54
     SECTION 5.12. Limitation on Dividends and Other Payment
                   Restrictions Affecting Subsidiaries. . . . . . . . . . . . . . . 56
     SECTION 5.13. Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 5.14. Limitation on Sales of Assets and Subsidiary
                   Stock; Event of Loss . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 5.15. Construction . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 5.16. Limitation on Use of Certain Funds . . . . . . . . . . . . . . . 62
     SECTION 5.17. Limitation on Status as Investment Company . . . . . . . . . . . 62
     SECTION 5.18. Restrictions on Sale and Issuance of Subsidiary Stock. . . . . . 62
     SECTION 5.19. Limitation on Payment of Management Fees . . . . . . . . . . . . 62
     SECTION 5.20. Listing of Securities. . . . . . . . . . . . . . . . . . . . . . 64
     SECTION 5.21. Compliance with Environmental Laws . . . . . . . . . . . . . . . 64
     SECTION 5.22. Limitation on Layering Debt. . . . . . . . . . . . . . . . . . . 65
     SECTION 5.23. Certain Damages  . . . . . . . . . . . . . . . . . . . . . . . . 65
     SECTION 5.24. Certain Deferrals. . . . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE VI.    SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 6.1.  Limitation on Merger, Sale or Consolidation. . . . . . . . . . . 66
     SECTION 6.2.  Successor Substituted. . . . . . . . . . . . . . . . . . . . . . 67

ARTICLE VII.   EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . 67
     SECTION 7.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 67
     SECTION 7.2.  Acceleration of Maturity Date; Rescission and
                   Annulment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 7.3.  Collection of Indebtedness and Suits for
                   Enforcement by Trustee . . . . . . . . . . . . . . . . . . . . . 71
     SECTION 7.4.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . 72
     SECTION 7.5.  Trustee May Enforce Claims Without Possession
                   of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 7.6.  Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 7.7.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . . 73


                                          iv


     SECTION 7.8.  Unconditional Right of Holders to Receive
                   Principal and Interest . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 7.9.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . 74
     SECTION 7.10. Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . 74
     SECTION 7.11. Control by Holders . . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 7.12. Waiver of Past Default . . . . . . . . . . . . . . . . . . . . . 75
     SECTION 7.13. Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . . 75
     SECTION 7.14. Restoration of Rights and Remedies . . . . . . . . . . . . . . . 75

ARTICLE VIII.  TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     SECTION 8.1.  Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . . . 76
     SECTION 8.2.  Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . 77
     SECTION 8.3.  Individual Rights of Trustee . . . . . . . . . . . . . . . . . . 78
     SECTION 8.4.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . 78
     SECTION 8.5.  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . 78
     SECTION 8.6.  Reports by Trustee to Holders. . . . . . . . . . . . . . . . . . 78
     SECTION 8.7.  Compensation and Indemnity . . . . . . . . . . . . . . . . . . . 79
     SECTION 8.8.  Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 8.9.  Successor Trustee by Merger, Etc.. . . . . . . . . . . . . . . . 81
     SECTION 8.10. Eligibility; Disqualification. . . . . . . . . . . . . . . . . . 81
     SECTION 8.11. Preferential Collection of Claims against Company. . . . . . . . 81

ARTICLE IX.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . . . 81
     SECTION 9.1.  Option to Effect Legal Defeasance or Covenant Defeasance . . . . 81
     SECTION 9.2.  Legal Defeasance and Discharge . . . . . . . . . . . . . . . . . 81
     SECTION 9.3.  Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . . 82
     SECTION 9.4.  Conditions to Legal or Covenant Defeasance . . . . . . . . . . . 82
     SECTION 9.5.  Deposited U.S. Legal Tender and U.S. Government
                   Obligations to Be Held in Trust; Other
                   Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . 84
     SECTION 9.6.  Repayment to Company . . . . . . . . . . . . . . . . . . . . . . 84
     SECTION 9.7.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . 85

ARTICLE X.     AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . . . . . . . 85
    SECTION 10.1.  Supplemental Indentures Without Consent of Holders . . . . . . . 85
    SECTION 10.2.  Amendments, Supplemental Indentures and
                   Waivers with Consent of Holders. . . . . . . . . . . . . . . . . 86
    SECTION 10.3.  Compliance with TIA. . . . . . . . . . . . . . . . . . . . . . . 87
    SECTION 10.4.  Revocation and Effect of Consents. . . . . . . . . . . . . . . . 87
    SECTION 10.5.  Notation on or Exchange of Securities. . . . . . . . . . . . . . 88
    SECTION 10.6.  Trustee to Sign Amendments, Etc. . . . . . . . . . . . . . . . . 88
    SECTION 10.7.  Consent to Certain Amendments of the
                   Ground Lease; Trustee's Actions. . . . . . . . . . . . . . . . . 88


                                          v


ARTICLE XI.    RIGHT TO REQUIRE REPURCHASE. . . . . . . . . . . . . . . . . . . . . 89
    SECTION 11.1.  Repurchase of Securities at Option of the
                   Holder Upon Change of Control.  . . . . . .. . . . . . . . . . . 89

ARTICLE XII.   GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
    SECTION 12.1.  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
    SECTION 12.2.  Parent Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . 93
    SECTION 12.3.  Execution and Delivery of Guaranty. . . . . . . . . . . . . . . .94
    SECTION 12.4.  Future Subsidiary Guarantors . . . . . . . . . . . . . . . . . . 95
    SECTION 12.5.  Release of Guarantors. . . . . . . . . . . . . . . . . . . . . . 95
    SECTION 12.6.  When the Guarantor May Merge, etc. . . . . . . . . . . . . . . . 97
    SECTION 12.7.  Certain Bankruptcy Events. . . . . . . . . . . . . . . . . . . . 97

ARTICLE XIII.  SUBORDINATION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . 98
    SECTION 13.1.  Securities Subordinated to Senior Debt . . . . . . . . . . . . . 98
    SECTION 13.2.  Securities Subordinated to Prior Payment
                   of All Senior Debt on Dissolution, Liquidation,
                   Reorganization, etc. of the Company. . . . . . . . . . . . . . . 98
    SECTION 13.3.  Holders of Securities to be Subrogated
                   to Right of Holders of Senior Debt . . . . . . . . . . . . . . . 99
    SECTION 13.4.  Obligations of the Company Unconditional . . . . . . . . . . . .100
    SECTION 13.5.  Company Not to Make Payments With Respect to
                   Securities in Certain Circumstances. . . . . . . . . . . . . . .100
    SECTION 13.6.  Trustee Entitled to Assume Payments Not
                   Prohibited in Absence of Notice. . . . . . . . . . . . . . . . .102
    SECTION 13.7.  Application by Trustee of Monies Deposited With It . . . . . . .102
    SECTION 13.8.  Subordination Rights Not Impaired by
                   Acts or Omissions of Company or Holders of Senior Debt . . . . .103
    SECTION 13.9.  Holders of Securities Authorize Trustee
                   to Effectuate Subordination of Securities. . . . . . . . . . . .104
    SECTION 13.10. Right of Trustee to Hold Senior Debt;
                   Preservation of Trustee's Rights . . . . . . . . . . . . . . . .104
    SECTION 13.11. Article XIII Not to Prevent Events of Default. . . . . . . . . .104
    SECTION 13.12. Trustee Not Fiduciary for Holders of Senior Debt . . . . . . . .105
    SECTION 13.13. Trust Monies Not Subordinated. . . . . . . . . . . . . . . . . .105

ARTICLE XIV.   SUBORDINATION OF GUARANTY. . . . . . . . . . . . . . . . . . . . . .105
    SECTION 14.1.  Guaranty Subordinated to Guarantor Senior Debt . . . . . . . . .105
    SECTION 14.2.  Guaranty Subordinated to Prior Payment
                   of All Guarantor Senior Debt on Dissolution, Liquidation,
                   Reorganization, etc. of the Guarantor. . . . . . . . . . . . . .105
    SECTION 14.3.  Holders of Securities to be Subrogated to
                   Right of Holders of Guarantor Senior Debt. . . . . . . . . . . .107
    SECTION 14.4.  Obligations of the Guarantor Unconditional. . . . . . . . . . . 107

                                          vi

    SECTION 14.5.  Guarantors Not to Make Payments in
                   Respect of the Guaranties in Certain Circumstances. . . . . . . 108
    SECTION 14.6.  Trustee Entitled to Assume Payments Not
                   Prohibited in Absence of Notice . . . . . . . . . . . . . . . . 108
    SECTION 14.7.  Application by Trustee of Monies
                   Deposited With It . . . . . . . . . . . . . . . . . . . . . . . 109
    SECTION 14.8.  Subordination Rights Not Impaired by
                   Acts or Omissions of a Guarantor or Holders of Guarantor
                   Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . 109
    SECTION 14.9.  Holders of Securities Authorize Trustee
                   to Effectuate Subordination of Guaranties . . . . . . . . . . . 110
    SECTION 14.10. Right of Trustee to Hold Guarantor
                   Senior Debt; Preservation of Trustee's Rights . . . . . . . . . 111
    SECTION 14.11. Article XIV Not to Prevent Events of
                   Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    SECTION 14.12. Trustee Not Fiduciary for Holders of
                   Guarantor Senior Debt . . . . . . . . . . . . . . . . . . . . . 111
    SECTION 14.13. Trust Monies Not Subordinated . . . . . . . . . . . . . . . . . 111

ARTICLE XV.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
    SECTION 15.1.  TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . . . 112
    SECTION 15.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
    SECTION 15.3.  Communications by Holders with Other Holders . . . . . . . . . .113
    SECTION 15.4.  Certificate and Opinion as to Conditions Precedent . . . . . . .113
    SECTION 15.5.  Statements Required in Certificate or Opinion. . . . . . . . . .113
    SECTION 15.6.  Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . . .114
    SECTION 15.7.  Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . 114
    SECTION 15.8.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 114
    SECTION 15.9.  No Adverse Interpretation of Other Agreements. . . . . . . . . .115
    SECTION 15.10. No Recourse Against Others. . . . . . . . . . . . . . . . . . . 115
    SECTION 15.11. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . 115
    SECTION 15.12. Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . 115
    SECTION 15.13. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 115
    SECTION 15.14. Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . 116
    SECTION 15.15. Gaming Laws . . . . . . . . . . . . . . . . . . . . . . . . . . 116
    SECTION 15.16. Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . 116
    SECTION 15.17. Waivers and Releases. . . . . . . . . . . . . . . . . . . . . . 116

          INDENTURE, dated as of ________, 1998, between Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC" or the "Company"), as issuer, JCC Holding Company, a Delaware corporation ("JCC Holding"), CP Development, L.L.C., a Louisiana limited liability company ("CP Development"), FP Development, L.L.C., a Louisiana limited liability company ("FP Development"), and JCC Development Company, L.L.C., a Louisiana limited liability company ("JCC Development"), as guarantors, and Norwest Bank Minnesota, National Association, as Trustee:

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's Senior Subordinated Notes due 2009 with Contingent Payments:

                                      ARTICLE I.


                      DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.   Definitions.
                         -----------

          "Acceleration Notice" shall have the meaning specified in
Section 7.2.

          "Acceptance Amount" shall have the meaning specified in
Section 5.14.

          "Accumulated Amount" shall have the meaning specified in
Section 5.14.

          "Acquired Assets" means assets of any person existing at the time such person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries.

          "Acquired Indebtedness" means Indebtedness of any person existing at the time such person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or of such person becoming a Subsidiary of the Company.

          "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger consolidation, or other transfer, and whether or not for consideration.

          "Administrative Services Agreement" means any
Administrative Services Agreement entered into between HOC (or an affiliate of HOC) and JCC after the date hereof relating to the performance of certain administrative services.

          "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of the Guarantors, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable). Notwithstanding the foregoing, Affiliate shall not include wholly-owned Subsidiaries of the Company.

          "Affiliate Transaction" shall have the meaning specified in Section 5.10.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Aggregate Amount" shall have the meaning specified in
Section 5.14.

          "Aggregate Contingent Payments" means the Contingent
Payments together with all payments in respect of the Contingent Notes.

          "Approvals" means all approvals, licenses (including
Gaming Licenses), permits, authorizations, findings and other filings necessary under applicable gaming laws.

          "Asset Sale" shall have the meaning specified in Section 5.14.

          "Asset Sale Offer" shall have the meaning specified in
Section 5.14.

          "Asset Sale Offer Amount" shall have the meaning specified in
Section 5.14.

          "Asset Sale Offer Period" shall have the meaning specified in
Section 5.14.

          "Asset Sale Offer Price" shall have the meaning specified in
Section 5.14.

          "Asset Sale Purchase Date" shall have the meaning specified in
Section 5.14.

          "Asset Sale Put Date" shall have the meaning specified in
Section 5.14.

          "Authorized Representative" means, (i) with respect to (a) JCC Holding, (b) any Guarantor that is a corporation, or (c) any Guarantor that has two or more Officers, any Officer thereof, and (ii) with respect to any Guarantor that is a limited liability company and that has fewer than two Officers, an Officer of the manager of such liability company, and (iii) with respect to any Guarantor that is a partnership and that has fewer than two Officers, an Officer of a general partner of such partnership.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such security or instrument multiplied by the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bank Agent" means Bankers Trust Company or any successor or replacement Administrative Agent (as defined in the Bank Credit Facilities) under the Bank Credit Facilities.

          "Bank Credit Facilities" means the Credit Agreement, dated as of _________, 1998 (the "Bank Credit Agreement"), among JCC, JCC Holding, the Bank Lenders from time to time parties thereto, and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of JCC Holding or JCC as additional borrowers or guarantors thereunder) all or a portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Bank Lenders" means the lenders from time to time party to the Bank Credit Facilities.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

          "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors (or, if such person is a limited liability company, of the Manager) of such person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Capitalized Lease Obligation" means obligations under a lease, entered into on or after the Issue Date, that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

          "Capital Stock" means, with respect to any person, any capital stock of such person and shares, interests, participations or other ownership interests (however designated) of any person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such person if such person is a corporation and each general and limited partnership interest of such person if such person is a partnership.

          "Cash" means U.S. Legal Tender or U.S. Government Obligations.

          "Cash Equivalent" means (i) securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition, (iii) repurchase obligations with a term of not more than 90 days collateralized by securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) entered into with any bank or other person meeting the qualifications specified in clause (ii) above, and (iv) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iii).

          "Casino" means the casino to be located at the site of the former Rivergate Convention Center in New Orleans, Louisiana that is operated in accordance with the Casino Operating Contract.

          "Casino Completion Date" means the Termination of Construction Date (as defined in the Notes Completion Guarantee).

          "Casino Opening Date" means the date upon which Harrah's Management Company first opens the Casino to the public and commences business.

          "Casino Operating Contract" means the Amended and Renegotiated Casino Operating Contract between Harrah's Jazz Company, the Company and the State of Louisiana by and through Louisiana Gaming Control Board, dated as of ________, 1998, as it may be amended or supplemented from time to time.

          "Change of Control" shall be deemed to have occurred if HET or a direct or indirect Subsidiary of HET does not have the exclusive authority to manage the Casino.

          "Change of Control Offer" shall have the meaning specified in
Section 11.1.

          "Change of Control Offer Period" shall have the meaning specified in Section 11.1.

          "Change of Control Offer Price" shall have the meaning specified in
Section 11.1.

          "Change of Control Payment Date" shall have the meaning specified in Section 11.1.

          "Change of Control Put Date" shall have the meaning specified in
Section 11.1.

          "City" means the City of New Orleans, Louisiana.

          "Collateral" means the Property and assets of the Company and the Guarantors which is now or hereafter subject to the Liens created by the Collateral Documents.

          "Collateral Agent" shall mean The Bank of New York as collateral agent under the Collateral Documents.

          "Collateral Documents" means the Security Agreement, the Intellectual Property Security Documents, the Pledge Agreement , the Mortgages and any other agreement purporting to convey to the Collateral Agent for the benefit of the Secured Creditors a security interest in Property pursuant to the requirements of this Indenture, as the same may be amended from time to time.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Company Request" means a written request of the Company or a Guarantor, as the case may be, in the form of an Officers' Certificate.

          "Completion Guarantees" means (i) the Notes Completion Guarantee (the "Notes Completion Guarantee"), dated as of _______, 1998, by HOC and HET in favor of the Trustee, as trustee, as it may be amended or supplemented from time to time, (ii) the Bank Completion Guarantee, dated as of _______, 1998, by HOC and HET in favor of the Bank Agent, as agent, as it may be amended or supplemented from time to time, (iii) the LGCB Completion Guarantee, dated as of _______, 1998, by HOC and HET in favor of the State of Louisiana and the Regulating Authority, as it may be amended or supplemented from time to time, and (iv) the RDC/City Completion Guarantee, dated as of _______, 1998, by HOC and HET in favor of the RDC and the City, as it may be amended or supplemented from time to time.

          "Completion Loan Agreement" means the Amended and Restated Completion Loan Agreement, dated as of ________, 1998, among the Company, HOC and HET, as it may be amended or supplemented from time to time.

          "Consolidated Capital Expenditures" means, with respect to any person for any period, the capital expenditures of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period.

          "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means, the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of for the Reference Period) to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed

Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, (v) there shall be excluded from Consolidated Fixed Charges any portion of such Consolidated Fixed Charges related to any amount of Indebtedness that was outstanding during the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Indebtedness borrowed (as adjusted pursuant to clause (iv)) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date and (vi) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Reference Period.

          "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted
(A) to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Permitted Tax Distributions and, if such person is not treated as a pass through entity for federal income tax purposes, or any similar provision of state or local law, income tax expense (whether or not payable during such period) of such person and its Consolidated Subsidiaries, (ii) consolidated depreciation and amortization expense, (iii) Consolidated Fixed Charges, (iv) Aggregate Contingent Payments, whether paid or accrued, (v) Incentive Management Fees, whether paid or accrued, (vi) amortization expense with respect to deferred financing fees, (vii) pre-opening expenses, (viii) any extraordinary loss reflected in the calculation of Consolidated Net Income, (ix) other non-cash charges, and (x) solely for the purpose of calculating Contingent Payments, if any, and Incentive Management Fees, if any, the proceeds, if any, from the exercise of the HET Warrant, and (B) to subtract therefrom (i) any extraordinary gain reflected in the calculation of Consolidated Net Income,
(ii) any Restricted Payments from the Company to the Parent Guarantor made pursuant to clause (E) of the second paragraph of Section 5.3 and (iii) solely for the purpose of calculating Contingent Payments, if any, and Incentive Management Fees, if any, all revenues received by the Company pursuant to the Second Floor Sublease.

          "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication) of (a) interest (excluding, solely for purpose of this definition, Aggregate Contingent Payments and Incentive Management Fees, whether paid or accrued) expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (except as set forth below and including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of such person and its Consolidated Subsidiaries including the interest portion of all deferred payment obligations calculated in accordance with GAAP, and excluding original issue discount and non-cash interest payments or accruals on any Indebtedness, and all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and Interest Rate Agreements and (b) the amount of dividends payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including from the sale of assets outside of the ordinary course of business or from the issuance or sale of Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but not in excess of such person's pro rata share of such person's net income for such period, (c) the net income, if positive, of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are or are required to be consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Consolidated Tangible Net Worth" of any person at any date means, in the case of a partnership, the partners capital and, in the case of a corporation, the aggregate of capital, surplus and retained earnings of such person (plus, in the case of a corporation, amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of partners capital (or capital, surplus and accrued but unpaid dividends, as the case may be), attributable to any Disqualified Capital Stock, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries, (d) all unamortized debt discount and expense and unamortized deferred charges and (e) goodwill and other intangible assets.

          "Contingent Notes" means the Company's Senior Subordinated Contingent Notes due 2009.

          "Contingent Notes Indenture" means the Indenture, dated as of ________, 1998, among the Company, as obligor, JCC Holding, CP Development, FP Development and JCC Development, as guarantors, and Norwest Bank Minnesota, National Association, as trustee, in connection with the Contingent Notes.

          "Contingent Payment Accrual" means, at any time, the total amount of Contingent Payments accrued and unpaid through and as of such time.

          "Contingent Payment Measurement Amount" shall mean an amount equal to (i) the Consolidated EBITDA of the Company, (ii) plus an amount equal to the cash distributions, if any, from CP Development and FP Development to JCC Holding, (iii) after the date on which the second floor of the Casino is open to customers, (a) if the cash advances (whether in the form of one or more loans or equity contributions or otherwise), if any, made by the Company to JCC Development (collectively, the "Cash Advances") are in excess of the lease payments received by the Company pursuant to the Second Floor Sublease, less the amount of such excess, or (b) if the lease payments received by the Company pursuant to the Second Floor Sublease are in excess of the Cash Advances, plus the amount of such excess. If the Net Working Capital of either of CP Development or FP Development is in excess of $1,000,000 on the last day of the Semiannual Period for which the Contingent Payment Measurement Amount is being calculated, then the amount of Net Working Capital in excess of $1,000,000 shall be deemed to have been distributed by CP Development and/or FP Development, as applicable, to JCC Holding for the purposes of calculating the Contingent Payment Measurement Amount. Notwithstanding the foregoing, in no event (including, without limitation, with respect to clause (ii) or the previous sentence of this definition) shall the proceeds from the sale of assets be included in the calculation of "Contingent Payment Measurement Amount."

          "Contingent Payment Period" means collectively a First Semiannual Period together with the next succeeding Second Semiannual Period.

          "Contingent Payments" means collectively the Initial First Period Contingent Payments, First Period Contingent Payments and the Second Period Contingent Payments.

          "Convertible Junior Subordinated Debentures" means the 8% Convertible Junior Subordinated Debentures due 2009 issued by the Company in connection with the Plan of Reorganization.

          "Convertible Junior Subordinated Debentures Indenture" means the Indenture, dated as of _____________, 1998, among the Company, as obligor, and Norwest Bank Minnesota, National Association, as trustee, in connection with the Convertible Junior Subordinated Debentures.

          "CP Development" means CP Development, L.L.C., a Louisiana limited liability company.

          "Credit Enhancement Fee Agreement" means the Credit Enhancement Fee Agreement, dated as of ________, 1998, between the Company and HOC.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in
Section 2.12.

          "Designated Senior Debt" means (i) so long as any Indebtedness is outstanding in respect of the Tranche A Term Loans or the Revolving Loans, such Indebtedness, and (ii) thereafter, any other Senior Debt (other than Minimum Payment Guaranty Obligations) permitted under this Indenture the principal amount of which is $15,000,000 or more.

          "Development Agreement" means that certain Development Services Agreement, dated as of _______, 1998, between the Company, CP Development, FP Development, JCC Development and HOC.

          "Development Companies" means collectively CP Development, FP Development, JCC Development, all other wholly owned Subsidiaries of JCC Holding (other than the Company and its Subsidiaries) and all other Subsidiaries of JCC Holding (other than the Company and its Subsidiaries) that guarantee the Bank Credit Facilities (for so long as such guarantees remain in effect).

          "Development Companies Guaranty" means the Guaranty of each of the Development Companies.

          "Disqualified Capital Stock" means (a) except as provided in (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part on or prior to the

Stated Maturity of the Notes, and (b) with respect to any Subsidiary of such person (including any Subsidiary of the Company), any Capital Stock other than any Capital Stock with no preference, privileges, or redemption or repayment provisions.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Company or any of its subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Event of Default" shall have the meaning specified in
Section 7.1.

          "Event of Loss" means, with respect to any property or asset, any
(i) loss, destruction or damage of such property or asset, or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "First Period Contingent Payments" means the amounts payable in the aggregate to the Holders of the Securities on the Interest Payment Date next following a First Semiannual Period (except for the Initial First Period) in an amount (which may not be less than zero) equal to the product of (i) 37.5% of the aggregate Contingent Payment Measurement Amount for such First Semiannual Period and the immediately preceding Second Semiannual Period in excess of $65,000,000 and less than $85,000,000, and (ii) a fraction (A) the numerator of which is the aggregate principal amount of Securities (including Secondary Securities) outstanding on the close of business on the Record Date corresponding to such Interest Payment Date and (B) the denominator of which is the sum of (x) $187,500,000 and (y) the total aggregate principal amount of Secondary Securities issued to Holders in lieu of cash interest payments as of such Record Date.

          "First Semiannual Period" shall mean each six month period ending on March 31.

          "Fixed Interest" means interest, payable semi-annually on the Interest Payment Dates in accordance with this Indenture, at a rate per annum for the indicated periods:

               __________, 1998    through   May 15, 1999   5.867%

               May 15, 1999   through   November 15, 1999   5.927%
               November 15, 1999   through   May 15, 2000   5.987%
               May 15, 2000   through   November 15, 2000   6.046%
               November 15, 2000   through   May 15, 2001   6.103%
               May 15, 2001   through   November 15, 2001   6.159%
               November 15, 2001   through   May 15, 2003   6.214%
               May 15, 2003   through   __________, 2009    8.000%

          "Formula Rate" means, with respect to any Note, one-half percent per annum plus (a) the rate of interest per annum equal to the yield to maturity of the United States Treasury Security having a maturity equal to the Weighted Average Life to Maturity at such time of such Note, provided that if there shall be more than one United States Treasury Security having a maturity equal to the Weighted Average Life to Maturity of such Note, the Formula Rate shall be equal to the average of the yields to maturity (expressed as a rate per annum) of such United States Treasury Securities, or
(b) if no United States Treasury Security shall have a maturity equal to the Weighted Average Life to Maturity of such Note, the rate of interest per annum to maturity (expressed as a rate per annum) of the United States Treasury Security having a maturity as close as possible to, but less than, the Weighted Average Life to Maturity of such Note. For purposes of this definition, "United States Treasury Security" means, at any time, each of the United States Treasury notes, bonds, three month bills, six month bills and one year bills having the maturities and yields to maturity as set forth in the then most recently published Federal Reserve Board Statistical Release, provided (A) if, for any particular maturity set forth in such Federal Reserve Board Statistical Release, more than one date is associated therewith for which a yield to maturity is set forth, then the yield to maturity for the most recent date associated with such maturity shall be used for purposes of determining the Formula Rate and (B) if, for any particular maturity and the most recent date associated therewith that is set forth in such Federal Reserve Board Statistical Release, more than one yield to maturity is set forth therein, then the average yield associated with such maturity and such date shall be used for purposes of determining the Formula Rate. For purposes of this definition, "Federal Reserve Board Statistical Release" means the weekly Statistical Release H.15(519) of the Federal Reserve Board of Governors or any successor or substitute publication.

          "FP Development" means FP Development, L.L.C., a Louisiana limited liability company.

          "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture.

          "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

          "Gaming Jurisdiction" shall mean any jurisdiction in which the Company is licensed to conduct gaming activities.

          "Gaming License" means every material license, material franchise or other material authorization on the Issue Date or thereafter required to own, lease, operate or otherwise conduct or manage a casino facility in any state, local or other jurisdiction including, without limitation, any applicable material liquor licenses, including, with respect to the Company (and without limitation), the Casino Operating Contract.

          "General Development Agreement" means the Amended and Restated General Development Agreement among the Company, the RDC and the City, as intervenor, dated as of ________, 1998, as amended or supplemented from time to time.

          "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

          "Gross Revenues" shall have the meaning specified in the Management Agreement as in effect on the date hereof.

          "Ground Lease" means the Amended and Restated Ground Lease for the site of the Casino among the Company, the RDC and the City, as intervenor, dated as of ________, 1998, as amended or supplemented from time to time.

          "Guarantor Senior Debt" means Indebtedness, including any obligation for interest which would accrue but for any proceeding referred to in Section 14.2 at the relevant contractual rate, whether or not an allowed claim in any such proceeding, of the Guarantors in respect of the Tranche A Term Loans or the Revolving Loans, and any refinancing (in whole or in part) of the Tranche A Term Loans or the Revolving Loans (or any previous refinancing thereof) to the extent the same does not increase the principal amount of Indebtedness outstanding and available thereunder (except to the extent (i) accrued and unpaid interest and/or other amounts owing with respect to the refinanced indebtedness is refinanced and/or (ii) of the fees and expenses incurred in connection with the refinancing indebtedness) or decrease the weighted-average maturity thereof. To the extent (and only to the extent) that any refinancing Indebtedness does not comply with the requirements of the preceding clause (i), such non-complaint amounts shall not constitute Guarantor Senior Debt. It is understood and agreed that if any interest or outstanding Guarantor Senior Debt is deferred or capitalized, any increased amounts resulting therefrom shall continue to constitute Guarantor Senior Debt.

          "Guarantors" means collectively the Parent Guarantor, the Subsidiary Guarantors and the Development Companies.

          "Guaranty" shall have the meaning specified in Section 12.1.

          "Harrah's Investor" means Harrah's Crescent City Investment Company, a Nevada corporation.

          "Harrah's Management Company" means Harrah's New Orleans Management Company, a Nevada corporation.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

          "HET" means Harrah's Entertainment, Inc., a Delaware corporation.

          "HET/JCC Agreement" means the HET/JCC Agreement, dated as of ______________, 1998, among HET, HOC and the Company (and any substitute or successor agreement), and any other documents entered into in connection with (and to the extent relating directly to) such agreement, as amended, modified, renewed, extended or replaced from time to time, pursuant to which HET and HOC shall provide the Minimum Payment Guaranty for certain periods and subject to certain terms and conditions set forth therein.

          "HET Loan Guaranty" means the guarantees of HET and HOC pursuant to that certain HET/HOC Guaranty and Loan Purchase Agreement, dated as of ________ 1998, among HET, HOC and Bankers Trust Company, as administrative agent.

          "HET Warrant" means the warrants granted to Harrah's Investor in connection with the Plan of Reorganization pursuant to that certain Warrant Agreement, dated as of ________, 1998, between JCC Holding and Harrah's Investor, as it may be amended from time to time.

          "HOC" means Harrah's Operating Company, Inc., a Delaware corporation.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Holder of Contingent Notes" means the person in whose name a Contingent Note is registered on the books of the registrar with respect to the Contingent Notes.

          "Incentive Management Fees" shall have the meaning specified in
Section 5.19.

          "incur" shall have the meaning specified in Section 5.11.

          "Incurrence Date" shall have the meaning specified in
Section 5.11.

          "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), including accrued and unpaid Aggregate Contingent Payments, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, if and to the extent any of the foregoing described in clauses (i), (ii) and (iii) would appear as a liability on the balance sheet of such Person, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Rate Agreements and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability; (d) all obligations to purchase, redeem or acquire any Capital Stock; and (e) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured. In addition, "Indebtedness" of any person shall include Indebtedness described in the foregoing clauses (a) (i), (ii) and (iii) that would not appear as a liability on the balance sheet of such person if (l) such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such person (a "Joint Venture"), (2) such person or a Subsidiary of such person is a general partner of the Joint Venture (a "General Partner"), and (3) there is recourse, by contract or operation of law, with respect to payment of such obligation to property or assets of such person or a Subsidiary of such person; then such Indebtedness shall be included in an amount not to exceed
(x) the greater of (A) the net assets of the General Partner, and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such person or a Subsidiary of such person (other than the General Partner) or (y) if less than the amounts determined pursuant to clause (x) above, the actual amount of such Indebtedness that is recourse to such person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

          "Indemnity Agreement" means the Amended and Restated Construction Lien Indemnity Obligation Agreement, dated as of ________, 1998, between the Company and HOC.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Indenture Obligations" means the Obligations of the Company and the Guarantors pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securities) now or hereafter existing, to pay principal of and interest (including Contingent Payments) on the Securities when due and payable, whether on the Maturity Date or an Interest Payment Date, by acceleration, Required Regulatory Redemption, acceptance of any Asset Sale Offer, Change of Control Offer, or otherwise, and interest on the overdue principal of, and (to the extent lawful) interest, if any, on, the Securities and all other amounts due or to become due in connection with this Indenture, the Securities and the Collateral Documents, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company (and any other obligor hereunder or under the Securities) and the Guarantors, including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Collateral or the security of any Collateral Documents.

          "Initial First Period Contingent Payments" means the amounts payable in the aggregate to the Holders of the Securities on the Interest Payment Date next following the period ending on March 31, 1999 (the "Initial First Period") in an amount (which may not be less than zero) equal to the product of (i) 75% of the Contingent Payment Measurement Amount for such period in excess of $35,000,000 and less than $45,769,000, and (ii) a fraction (A) the numerator of which is the aggregate principal amount of Securities (including Secondary Securities) outstanding on the close of business on the Record Date corresponding to such Interest Payment Date and
(B) the denominator of which is the sum of (x) $187,500,000, and (y) the total aggregate principal amount of Secondary Securities issued to Holders in lieu of interest payments as of such Record Date.

          "Initial Minimum Payment Guarantors" means HET and HOC.

          "Insurance Proceeds" means the Company's and the Guarantors' interest in and to (a) all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or any of the Guarantors in connection with the conversion of the Property subject to the Collateral Documents into Cash, Cash Equivalents or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property and (b) all amounts attributable to Events of Loss.

          "Intellectual Property Security Documents" means the Assignment of Security Interests in United States Trademarks and Patents and the Assignment of Security Interest in United States Copyrights, each substantially in the form annexed to the Security Agreement and executed in favor of the Collateral Agent.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of ________, 1998, among HET and HOC, as initial Minimum Payment Guarantors, the Bank

Agent, the Trustee, the trustee under the Contingent Notes Indenture, the Collateral Agent and the other parties named therein, as it may be amended or supplemented from time to time.

          "Interest Payment Date" means the stated due date, specified in the Security, of an installment of interest on the Securities. The "First Interest Payment Date" shall mean May 15, 1999. The "Second Interest Payment Date" shall mean November 15, 1999. The "Third Interest Payment Date" shall mean May 15, 2000. The "Fourth Interest Payment Date" shall mean November 15, 2000. The "Fifth Interest Payment Date" shall mean May 15, 2001. The "Sixth Interest Payment Date" shall mean November 15, 2001.

          "Interest Rate Agreement" means the obligations of any person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, in each case designed to protect such person or any of its Subsidiaries against fluctuations in interest rates.

          "Investment" by any person in any other person means (without duplication) (a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to or on behalf of, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business); (c) other than (i) any guarantees of the Notes, (ii) any guarantees of the Contingent Notes, (iii) any guarantees of the Bank Credit Facilities, (iv) any guarantees of Interest Rate Agreements, and (v) any guarantees of Indebtedness or other liabilities of the Company or its Subsidiaries by the Guarantors, including, without limitation, the Parent Guarantor, the Company or its Subsidiaries, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; or
(e) the designation by the Manager of the Company of a Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of "Unrestricted Subsidiary." The Company shall be deemed to make an "Investment" in an amount equal to the fair market value of the net assets of any Subsidiary, at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or one of its Subsidiaries shall be deemed an Investment valued at its fair market value at the time of such transfer, as determined by the Manager of the Company in good faith. For purposes of such determination, the amount of outstanding Investments shall be reduced by the fair market value (determined by the Manager of the Company in good faith) of the net assets of any Unrestricted Subsidiary upon its designation as a Subsidiary.

          "Issue Date" means the date of first issuance of the Notes under this Indenture.

          "JCC Development" means JCC Development Company, L.L.C., a Louisiana limited liability company.

          "Leaseholds" of any person means all the right, title and interest of such person as lessee or licensee in, to and under any lease.

          "Legal Holiday" shall have the meaning provided in
Section 13.7.

          "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Make-Whole Amount" with respect to the Notes shall consist of a Primary Make-Whole Amount and a Secondary Make-Whole Amount.

          "Management Agreement" means the Second Amended and Restated Management Agreement between the Company and Harrah's Management Company relating to the management of the Casino dated as of ________, 1998, as it may be amended or supplemented from time to time.

          "Management Fee" means "Management Fee" as defined by the Management Agreement.

          "Manager" means (i) for so long as a person is a limited liability company, the Manager of such limited liability company as set forth in its Operating Agreement or, if such limited liability company's Operating Agreement does not provide for a Manager, the member or members of such limited liability company, and (ii) otherwise the Board of Directors of such person.

          "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Payment Date, an Asset Sale Purchase Date or by declaration of acceleration, call for redemption or otherwise.

          "Maximum Contingent Payments" means, for any Contingent Payment Period, an amount equal to the product of (i) $15,000,000 and (ii) a fraction
(x) the numerator of which is the aggregate principal amount of Securities (including Secondary Securities) outstanding on the close of business on the Record Date corresponding to the Interest Payment Date immediately following such Contingent Payment Period, and (y) the denominator of which is the sum of (I) $187,500,000 and (II) the total aggregate principal amount of Secondary Securities issued to Holders in lieu of cash interest payments as of such Record Date.

          "Minimum Accumulation Date" shall have the meaning specified in
Section 5.14.

          "Minimum Payment Guarantor" means the Initial Minimum Payment Guarantors and any other successor or substitute entity or entities which provides a Minimum Payment Guaranty.

          "Minimum Payment Guaranty" means the Minimum Payment Guaranty (as defined in the Casino Operating Contract) that the Casino Operating Contract obligates the Company to cause to be provided to the State of Louisiana by and through the Regulating Authority.

          "Minimum Payment Guaranty Documents" means each Minimum Payment Guaranty and all agreements or documents (including, without limitation, the HET/JCC Agreement) executed and delivered in connection therewith.

          "Minimum Payment Guaranty Obligations" shall have the meaning specified in the Intercreditor Agreement.

          "Mortgages" shall mean, collectively (i) the Act of Mortgage and Collateral Assignment, dated as of the date hereof, by the Company, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors, (ii) the Act of Mortgage and Collateral Assignment, dated as of the date hereof, by JCC Development, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors,
(iii) the Act of Mortgage and Collateral Assignment, dated as of the date hereof, by FP Development, as mortgagor, in favor of the Collateral Agent, as mortgagee, for the benefit of the Secured Creditors, (iv) the Act of Mortgage and Collateral Assignment, dated as of the date hereof, by CP Development, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors, and (v) any mortgage, deed of trust, assignment of leases or rents or similar document executed and delivered at any time after the date hereof by JCC Holding or any of its Subsidiaries to secure any obligations to the Secured Creditors.

          "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale, less, in each case, the sum of all fees, commissions and other expenses incurred in connection with such sale of Qualified Capital Stock or Asset Sale, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale and (b) the aggregate amount of U.S. Legal Tender or Cash Equivalents so received which is used to retire (in whole or in part) any existing Indebtedness of the Company or its Subsidiaries (owed to a person other than an Affiliate) which was secured by the assets that were the subject of such Asset Sale and which was required to be repaid (which repayment, in the case of a revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

          "Net Cash Proceeds Account" means the separate custodial account established and maintained by the Company in the name of the Collateral Agent for the benefit of the Minimum Payment Guarantor, the Holders and the Bank Lenders pursuant to Section 4.4 and the terms of the Security Agreement into which the Net Cash Proceeds from Asset Sales and Insurance Proceeds are to be deposited.

          "Net Proceeds" means the aggregate Net Cash Proceeds and fair market value of property and assets (valued at the fair market value thereof at the time of receipt in good faith by the Manager of the Company), other than securities of the Company or any of its Subsidiaries, received by the Company after payment of expenses, commissions, discounts and the like incurred in connection therewith.

          "Net Working Capital" means, for any person as of any date, the Current Assets of such person as of such date minus the Current Liabilities of such person as of such date. Net Working Capital shall be determined in accordance with GAAP. "Current Assets" means all cash, cash equivalents, inventory and accounts receivable, calculated in accordance with GAAP. "Current Liabilities" means all current liabilities calculated in accordance with GAAP.

          "Non-recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Company, the Guarantors or any of their Subsidiaries provides any credit support or is liable.

          "Notes."  See "Securities."

          "Obligations" means all obligations for principal, premium, interest, Contingent Payments, Make-Whole Amounts, penalties fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness. Without limiting the foregoing, the "Obligations" in respect of Senior Debt shall include all interest accruing after the filing of any petition or proceeding of the type referenced in Section 13.2 or 14.2 with respect to the Company or any Guarantor at the relevant contract rate provided in the documentation governing the respective issue of Senior Debt, regardless of whether such interest is an allowed claim in the relevant proceeding.

          "Offer to Purchase" means any Change of Control Offer or Asset Sale Offer.

          "Offer to Purchase Price" means any Change of Control Offer Price or Asset Sale Offer Price.

          "Officer" means, with respect to any person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of such person.

          "Officers' Certificate" means, with respect to the Company or any Guarantor, a certificate signed by any Officer of such entity (or, if such entity does not have any Officers, by an Officer of the Manager of such entity) and otherwise complying with the requirements of Sections 15.4 (1) and 15.5.

          "Open Access Program" means the program required under the General Development Agreement and the Ground Lease with respect to the participation by minorities, women and disadvantaged persons and business enterprises in developing, constructing and operating the Casino.

          "Opinion of Counsel" means a written opinion from legal counsel to the Company (or any Guarantor, if applicable) reasonably acceptable to the Trustee and which complies with the requirements of Sections 15.4 and 15.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

                    "Parent Guarantor" means JCC Holding.

          "Partial Period Contingent Payments" means (A) with respect to a First Semiannual Period, the product of (i) the fraction, the numerator of which is the number of days from the end of the previous Second Semiannual Period to the date giving rise to such calculation and the denominator of which is 180 (but in no event shall such fraction be greater than 1.0), and
(ii) the Contingent Payments for the prior First Semiannual Period, and (B) with respect to a Second Semiannual Period, the product of (i) the fraction, the numerator of which is the number of days from the end of the previous First Semiannual Period to the date giving rise to such calculation and the denominator of which is 180 (but in no event shall such fraction be greater than 1.0), and (ii) the Contingent Payments for the prior Second Semiannual Period.

          "Paying Agent" shall have the meaning specified in
Section 2.3.

          "Permitted FF&E Financing" means Indebtedness which is Non-recourse Indebtedness to the Company or any of its Subsidiaries or any of their properties (other than as provided in this definition) that is incurred to finance the acquisition or lease after the Casino Completion Date of newly acquired or leased furniture, fixtures or equipment ("FF&E") and secured by a Lien on such FF&E (which Lien, subject to certain limitations, shall be the only Permitted Lien with respect to such FF&E and may be an exclusive Lien or senior, pari passu or junior to the rights of the Collateral Agent under the Collateral Documents).

          "Permitted Guaranty" shall mean any guarantee of Permitted Junior Securities (which Permitted Junior Securities constitute debt securities issued by the Company in accordance with the definition thereof contained herein), which guarantee is issued by a Guarantor or any successor corporation pursuant to a plan of reorganization or readjustment of such Guarantor or any successor corporation pursuant to a plan of reorganization or readjustment of such Guarantor that is subordinated to the payment of all then outstanding Guarantor Senior Debt at least to the same extent that the Guarantee of such Guarantor is subordinated to the payment of all Guarantor Senior Debt on the date of the original effectiveness of this Indenture, so long as (i) the effect of the use of this defined term in the subordination provisions contained in Article XIV is not to cause the Securities (or any Guarantee thereof) to be treated as part of (a) the same class of claims as any Senior Debt or Guarantor Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt or Guarantor Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company or any Guarantor and (ii) to the extent any Senior Debt or Guarantor Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of such Senior Debt or Guarantor Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt and Guarantor Senior Debt and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt (and any related Guarantor Senior Debt) not paid in full in cash.

          "Permitted Indebtedness" means any of the following:

          (a) the Company and any Guarantor may incur Indebtedness solely in respect of bankers' acceptances, letters of credit and payment and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of any person other than the Company or such Subsidiary), all in the ordinary course of business, in amounts and for the purposes customary in the Company's industry for gaming operations similar to those of the Company; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5,000,000;

          (b) the Company may incur Indebtedness to any Subsidiary, and any Subsidiary may incur Indebtedness to any other Subsidiary or to the Company; provided, however, that such obligations, in any case, shall be subordinated to such entity's obligations pursuant to the Notes; provided further that, in the case of Indebtedness of the Company to any of its Subsidiaries, any disposition, pledge or transfer of any such Indebtedness by the Subsidiary to a person (other than a Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (b);

          (c) the Company and any of its Subsidiaries may incur Indebtedness representing the balance deferred and unpaid of the purchase price of any property or services used in the ordinary course of their business that would constitute ordinarily a trade payable to trade creditors; and

          (d) the Company and any of its Subsidiaries may post a bond or surety obligation (or incur an indemnity or similar obligation) in order to prevent the impairment or loss of or to obtain the Casino Operating Contract, to the extent required by applicable law and consistent in character and amount with customary industry practice.

          "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior

Debt at least to the same extent that the Securities are subordinated to the payment of all Senior Debt on the date of the original effectiveness of this Indenture so long as (i) the effect of the use of this defined term in the subordination provisions contained in Article XIII is not to cause the Securities to be treated as part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company and (ii) to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt (which are guaranteed pursuant to guarantees constituting Guarantor Senior Debt of each Guarantor) and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt (and any related Guarantor Senior Debt) not paid in full in cash.

          "Permitted Liens" means any of the following:

          (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or a Subsidiary thereof if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (b) statutory Liens of carriers, warehousemen, mechanics, landlords, laborers, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or a Subsidiary thereof and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used or proposed to be used by the Company or such Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

          (d)  Liens existing on the Issue Date;

          (e) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social legislation;

          (f) Liens created by this Indenture, the Contingent Notes Indenture and the Collateral Documents (which Liens may also secure certain other indebtedness and certain refinancings thereof on the terms provided in the Collateral Documents and the Intercreditor Agreement);

          (g) Liens that secure Acquired Indebtedness or Liens on Acquired Assets, provided, in each case, that such Liens do not secure any other property or assets and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation;

          (h)  any judgment Lien unless it constitutes an Event of Default;

          (i) Liens to secure payment or performance bonds to the extent permitted under clause (a) under the definition of "Permitted Indebtedness;"

          (j) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Agreements;

          (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or such Subsidiary of the Company; and

          (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business.

          "Permitted Tax Distributions" means (i) for so long as the Company is treated as a pass through entity for federal income tax purposes, distributions to equity holders of the Company in an amount not to exceed the Tax Amount for such period; (ii) for so long as the Company is treated as a corporation for federal income tax purposes and for any taxable year of the Company in which it joins in filing a consolidated federal income tax return with JCC Holding, a payment (including any estimated tax payment based on any estimated tax liability for such year) by the Company to the Parent Guarantor in an amount not in excess of the lesser of (A) the separate return federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which the Company would be the parent (the "JCC Group") if it were not a member of another affiliated group for that or any other taxable year, and (B) the actual tax liability (if any) of the affiliated group of which the Company is actually a member (the "Guarantor Group") for such year allocable to the JCC Group; (iii) payment by the Company to the Parent Guarantor in an amount not in excess of the separate return federal and state income tax liability (if any) of the Parent Guarantor attributable to the aggregate items of income, gain, loss, deduction or credit generated by the Development Companies; and
(iv) payment by the Company to the Parent Guarantor in an amount not in excess of any state or local franchise tax (or any similar tax based on assets or capital) liability of the Parent Guarantor (except to the extent that such liability is attributable to the Parent Guarantor's investment in an entity other than the Company (or any Subsidiaries thereof) or the Development Companies); provided, that for purposes of clauses (i) through (iv), any such payment can be made by the Company no earlier than the date on which the Parent Guarantor is required to make such tax payment for such year to the appropriate taxing authority; and provided, further, that for purposes of clause (ii)(B) the actual tax liability of the Guarantor Group shall be computed without regard to any income, gain, loss, deduction or credit generated by a corporation other than the Parent Guarantor, the Company or a Subsidiary of the Company. In the event that the Parent Guarantor and any member of the JCC Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then Permitted Tax Distributions shall include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in clause (ii) of the preceding sentence for federal income taxes.

          "person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Plan of Reorganization" means the Third Amended Joint Plan of Reorganization of Harrah's Jazz Company, Harrah's Jazz Finance Corp., and Harrah's New Orleans Investment Company (including all exhibits and schedules annexed thereto), as amended, under Chapter 11 of the United States Bankruptcy Code.

          "Plans" means all drawings, plans and specifications prepared by or on behalf of the Company or one of its Subsidiaries, as the same may be amended or supplemented from time to time in good faith, and, if required by applicable law, submitted to and approved by the building or other relevant department, which describe and show the Casino, or a Project Expansion, as the case may be, and the labor and materials necessary for construction thereof.

          "Pledge Agreement" means the Pledge Agreement, dated ________, 1998, executed by JCC Holding, the Company, CP Development, FP Development and JCC Development in favor of, the Collateral Agent and the custodian named therein for the benefit of the Secured Creditors, as the same may be amended or supplemented from time to time.

          "Primary Make-Whole Amount" shall mean, as of any date, the greater of (a) zero and (b) the present value (using a discount rate equal to the Formula Rate at such time) of the remaining scheduled payments of principal and Fixed Interest (excluding the Maximum Contingent Payments for the then current and all remaining Contingent Payment Periods) payable in respect of the Notes minus the aggregate principal amount of the Notes outstanding on such date.

          "Principal" or "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

          "Project Costs" means, with respect to a Project Expansion, the aggregate costs required to complete such Project Expansion, through the Project Expansion Termination of Construction Date with respect to such Project Expansion in accordance with the Plans therefor and applicable legal requirements, as set forth in a statement submitted to, and receipted for by, the Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such Project Expansion, including direct costs related thereto such as construction management, architectural engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land and lease acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment (including gaming equipment), but excluding the following: principal or interest payments on any Indebtedness (other than interest on Indebtedness in respect of such Project Expansion which is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs).

          "Project Expansion" means any capital addition, improvement, extension or repair, after the Casino Completion Date, to any of the Company's properties.

          "Project Expansion Termination of Construction Date" means that date by which (a) a temporary certificate of occupancy has been issued for the Project Expansion by the building department and other relevant agencies;
(b) all required Approvals with respect to the Project Expansion have been obtained by the Company and its Subsidiaries and their respective officers, directors and equityholders; (c) a notice of completion has been duly recorded; (d) all materialmen's claims, mechanics' liens or other liens or claims for liens directly related to the Casino have been paid or satisfactory provisions have been made for such payment, and the period of time for filing such claims and liens has expired; (e) an Officers' Certificate has been delivered to the Trustee certifying that the Project Expansion Termination of the Construction Date has occurred; (f) a certificate has been delivered by the general contractor and an architect engaged with respect to the Project Expansion to the Trustee certifying that the Project Expansion has been substantially completed in accordance with the Plans therefor and all applicable building laws, ordinances and regulations;
(g) the Project Expansion is in a condition (including the installation of fixtures, furnishings and equipment) to receive customers in the ordinary course of business; (h) the Project Expansion is open for business to the general public. For purposes of the preceding sentence, satisfactory provision for payment of claims, liens and claims for liens shall be deemed to have been made if a bond, escrow or trust account for payment has been established with an independent third party satisfactory to the Trustee in an amount at least equal to the total of such outstanding claims, liens and claims for liens.

          "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

          "Purchase Price" means any Change of Control Offer Price or Asset Sale Offer Price.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Qualified Exchange" means any defeasance, redemption, repurchase or other acquisition of (a) Capital Stock or Indebtedness of the Company with the Net Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or in exchange for Qualified Capital Stock or (b) subordinated Indebtedness of the Company through the issuance of new subordinated Indebtedness of the Company, provided that any new subordinated Indebtedness
(l) shall be in a principal amount that does not exceed the principal amount (after deduction of reasonable and customary fees and expenses incurred in connection with the refinancing) so refinanced (or, if the subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (x) the stated amount of any premium required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced and (y) the amount of premium actually paid at such time to refinance the Indebtedness; (2) has an Average Life greater than or equal to the Average Life of the subordinated Indebtedness so refinanced; (3) has a stated maturity for its final scheduled principal payment not sooner than the stated maturity of the subordinated Indebtedness so refinanced; and (4) is expressly subordinated in right of payment to the Notes pursuant to subordination provisions that are at least as favorable to the holders of the Notes as those relating to the subordinated Indebtedness so refinanced.

          "RDC" means Rivergate Development Corporation, a Louisiana public benefit corporation.

          "Real Property" of any person shall mean all the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

          "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the applicable form of Security.

          "Redemption Price," when used with respect to any Security to be redeemed, means the principal amount thereof, plus accrued and unpaid interest (including due and unpaid Contingent Payments) to the Redemption Date (or such lesser amount as may be required by applicable law or by order of any Gaming Authority).

          "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture; provided, that the Consolidated Fixed Charges of such person, to the extent such person has been in existence for a shorter period than four full fiscal quarters, shall be computed on an annualized basis.

          "Refinancing" shall have the meaning set forth in the definition of "Refinancing Indebtedness."

          "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part (a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of (a) any accrued and unpaid interest and/or other amounts owing with respect to such Indebtedness which is included in the Refinancing, and (b) reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing plus, in either case, the lesser of the amount of premium actually paid at such time to refinance the Indebtedness and the stated amount of any premium required to be paid in connection with such a Refinancing pursuant to the terms of the Indebtedness being refinanced; provided, however, that (A) Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of holders pursuant to the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption) scheduled to come due earlier than the scheduled maturity of any installment of principal (or redemption payment) of the Indebtedness (or Disqualified Capital Stock) to be so refinanced which was scheduled to come due prior to the Stated Maturity of the Notes.

          "Registrar" shall have the meaning specified in Section 2.3.

          "Regulating Authority" means the Louisiana Gaming Control Board (or any successor thereto).

          "Required Regulatory Redemption" means a redemption by the Company, any Guarantor or any Subsidiary of the Company or any Guarantor of any of such person's securities pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License held by the Company or an Affiliate of the Company (including HET and any Affiliate of HET) or a wholly owned Subsidiary of the Company, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of HET, in the case of HET or one of its affiliates, or the Manager of the Company, to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any such Gaming License, where such redemption or acquisition is required because the holder or beneficial owner of such security is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time. Without limiting the generality of the foregoing, if the Company receives written notice from Harrah's Management Company pursuant to Section 21.03 of the Management Agreement that Securities have been transferred to a Non-Qualified Person (as defined in the Management

Agreement), the Company shall be entitled to redeem such Securities from such Non-Qualified Person and such redemption shall be a Required Regulatory Redemption.

          "Restricted Funds Account" means a segregated bank account under the control of the Company or a Subsidiary, the proceeds of which are invested in cash or Cash Equivalents pending any use pursuant to Section 5.14.

          "Restricted Investment" means, in one or a series of related transactions, any Investment other than in Cash Equivalents; provided, that the extension of credit to customers of the Casino consistent with industry practice in the ordinary course of business shall not be a Restricted Investment.

          "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Subsidiary of such person, (c) any purchase, redemption, or other acquisition or retirement for value of, or any defeasance of, any subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness (including any payment in respect of any amendment of the terms of any such subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), (d) any Restricted Investment by such person, (e) any interest paid on Indebtedness incurred in accordance with the provisions of clause (k) under Section 5.11, and (f) any principal payments to HOC or HET (or any assignees thereof) pursuant to the Subordinated Credit Facility, the Completion Loan Agreement, or the Indemnity Agreement; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its directly or indirectly wholly owned Subsidiaries, by the Company or any of its Subsidiaries; (iii) Investments in or loans to the Company or any of its wholly owned Subsidiaries so long as all of the Capital Stock of such Subsidiary has been pledged as collateral for the Notes in favor of the Holders; (iv) Investments by the Company in a person, if as a result of such Investment (a) such person becomes a wholly owned Subsidiary of the Company and all of the Capital Stock of such person has been pledged as Collateral for the Notes in favor of the Holders pursuant to the Pledge Agreement or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a wholly owned Subsidiary of the Company; (v) payments of interest in respect of the Subordinated Credit Facility; (vi) payments of interest in respect of the Completion Loan Agreement; (vii) payments of interest in respect of the Indemnity Agreement; (viii) Credit Enhancement Fees, as defined in, and paid pursuant to, the Credit Enhancement Fee Agreement; (ix) payments to the Minimum Payment Guarantor in respect of Minimum Payment Guaranty Obligations; (x) payments in respect of a Slot Machine Lease; and (xi) any payments under or pursuant to the Bank Credit Facilities.

          "Revolving Loans" means collectively the Revolving Loans, the Swingline Loans and the Letters of Credit under the Bank Credit Facilities.

          "SEC" means the Securities and Exchange Commission.

          "Second Floor Sublease" means the Second Floor Non-Gaming Sublease, dated as of _____________, 1998, between the Company and JCC Development relating to JCC Development's sublease of the second floor of the Casino.

          "Second Period Contingent Payments" means the amounts payable in the aggregate to the Holders of the Securities on the Interest Payment Date next following a Second Semiannual Period in an amount (which may not be less than zero) equal to (A) the product of (i) 75% of the aggregate Contingent Payment Measurement Amount for such Second Semiannual Period and the immediately preceding First Semiannual Period in excess of $65,000,000 and less than $85,000,000, and (ii) a fraction (x) the numerator of which is the aggregate principal amount of Securities (including Secondary Securities) outstanding on the close of business on the Record Date corresponding to such Interest Payment Date and (y) the denominator of which is the sum of (I) $187,500,000 and (II) the total aggregate principal amount of Secondary Securities issued to Holders in lieu of cash interest payments as of such Record Date, less (B) the aggregate amount, if any, of First Period Contingent Payments or Initital First Period Contingent Payments, as applicable, whether paid or accrued, in respect of the immediately preceding First Semiannual Period or Initial First Period, as the case may be.

          "Second Semiannual Period" shall mean each six month period ending on September 30.

          "Secondary Make-Whole Amount" shall mean, as of any date, the present value (determined using a discount rate equal to the Formula Rate at such time) of the aggregate Maximum Contingent Payments (other than accrued or paid Contingent Payments) with respect to the then current Contingent Payment Period or any future Contingent Payment Period through Stated Maturity, less the absolute value of any negative amount determined according to clause (b) of the definition of "Primary Make-Whole Amount."

          "Secondary Securities" has the meaning set forth in Section 2.2.

          "Secured Creditors" means, collectively, the Minimum Payment Guarantor, the Bank Agent and the Bank Lenders, the Trustee, the trustee under the Contingent Notes Indenture, and other Bank Lenders (or affiliates thereof) entering into Interest Rate Agreements with, or guaranteed by, the Company, so long as such Bank Lender (or affiliate thereof) participates in the extension of such Interest Rate Agreements, and their subsequent assigns, if any.

          "Securities" or "Notes" means the Senior Subordinated Notes due 2009, including any Secondary Securities issued as interest thereon, in each case, issued under this Indenture, as the same may be amended or modified from time to time in accordance with the terms hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Security Agreement" means the Security Agreement, dated as of ________, 1998, executed by JCC Holding, the Company, CP Development, FP Development and JCC Development in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended from time to time in accordance with the terms thereof.

          "Security Agreement (House Bank)" means the Security Agreement (House Bank), dated as of ____________, 1998, executed by the Company in favor of HET and HOC, as it may be amended from time to time in accordance with the terms thereof.

          "Securityholder"  See "Holder"

          "Security Interests" means the Liens on the Collateral created by the Collateral Documents in favor of the Collateral Agent for the benefit of the Secured Creditors.

          "Semiannual Period" means either as First Semiannual Period or a Second Semiannual Period, as applicable.

          "Senior Debt" means (i) Indebtedness, including any obligation for interest which would accrue but for any proceeding referred to in Section
13.2 at the relevant contractual rate, whether or not an allowed claim in any such proceeding, of the Company in respect of the Tranche A Term Loans, the Revolving Loans, and any refinancing (in whole or in part) of the Tranche A Term Loans or the Revolving Loans (or any previous refinancing thereof) to the extent the same does not increase the principal amount of Indebtedness outstanding and available thereunder (except to the extent (i) accrued and unpaid interest and/or other amounts owing with respect to the refinanced indebtedness is refinanced and/or (ii) of the fees and expenses incurred in connection with the refinancing indebtedness) or decrease the weighted-average maturity thereof, and (ii) the Minimum Payment Guaranty Obligations. To the extent (and only to the extent) that any refinancing Indebtedness does not comply with the requirements of preceding clause (i), such non-compliant amounts shall not constitute Senior Debt. It is understood and agreed that if any interest on outstanding Senior Debt is deferred or capitalized, any increased amounts resulting therefrom shall continue to constitute Senior Debt.

          "Senior Subordinated Debt" means Indebtedness, including any obligation for interest which would accrue but for any proceeding referred to in Section 13.2 at the relevant contractual rate, whether or not an allowed claim in any such proceeding, of the Company in respect of the Tranche B Term Loans and any refinancing (in whole or in part) of such Indebtedness (or any previous refinancing thereof) which do not increase the principal amount of Indebtedness outstanding and available thereunder (except to the extent (i) accrued and unpaid interest and/or other amounts owing with respect to the refinanced indebtedness is refinanced and/or (ii) of the fees and expenses incurred in connection with the refinancing indebtedness) or decrease the weighted-average maturity thereof.

          "Significant Subsidiary" of a person means a Subsidiary of such person which, together with its Consolidated Subsidiaries, has assets or revenues equal to or greater than 10% of the assets or revenues, respectively, of such person and its Subsidiaries on a consolidated basis.

          "Slot Machine Lease" means an operating lease that the Company may enter into after the date hereof with HET or a Subsidiary of HET pursuant to which the Company may lease from HET or such Subsidiary no more than 1,100 slot machines for use in the Casino on terms that are fair and reasonable to the Company and at least as favorable as the terms which could be obtained by the Company in a comparable transaction made on an arm's length basis with a person other than HET or such Subsidiary. A Slot Machine Lease shall be deemed to be on terms which are fair and reasonable to the Company and on terms which are at least as favorable as the terms which could be obtained on an arm's length basis with persons other than HET or such Subsidiary if such Slot Machine Lease (i) is approved by a majority of the members of the Parent Guarantor's Board of Directors (or, if the Company is a corporation, by the members of the Company's Board of Directors) who are disinterested in the terms thereof and (ii) requires the Company to make lease payments based on a value of such slot machines that is equal to or less than an appraisal of such slot machines by an appraisal firm of national reputation.

          "Stated Maturity" means _________, 2009.

          "Subordinated Credit Facility" means the Subordinated Loan Agreement, dated as of _________, 1998, among the Company, HET and HOC, together with any related documents, as such agreement may be amended, supplemented or modified from time to time.

          "Subordinated Indebtedness" means, with respect to any Notes, Indebtedness of the Company that is subordinated in right of payment to such Notes in any respect or has a stated maturity on or after the Stated Maturity of such Notes.

          "Subordinated Indebtedness" means with respect to any Notes, Indebtedness of the Company that is subordinated in right of payment to such Notes in all respects and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of such Notes.

          "Subordination Agreement" means that certain Manager Subordination Agreement (Senior Subordinated Notes), dated as of ________, 1998, by and among the Company, Harrah's Management and the Trustee.

          "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or any Guarantor.

          "Subsidiary Guarantors" means each existing or future Subsidiary of the Company.

          "Tax Amount" means, with respect to any period, without duplication, the amount of taxable income in respect of the income of the Company of any member multiplied by the highest marginal combined federal, state and local tax rates applicable to corporations for such period.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

          "Tranche A Term Loans" means, collectively, the Tranche A-1 Term Loan, the Tranche A-2 Term Loan and the Tranche A-3 Term Loan.

          "Tranche A-1 Term Loan" means the Tranche A-1 Term Loans under the Bank Credit Facilities.

          "Tranche A-2 Term Loan" means the Tranche A-2 Term Loans under the Bank Credit Facilities.

          "Tranche A-3 Term Loan" means the Tranche A-3 Term Loans under the Bank Credit Facilities.

          "Tranche B Term Loans" means, collectively, the Tranche B-1 Term Loan and the Tranche B-2 Term Loan.

          "Tranche B-1 Term Loan" means the Tranche B-1 Term Loans under the Bank Credit Facilities.

          "Tranche B-2 Term Loan" means the Tranche B-2 Term Loans under the Bank Credit Facilities.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Manager of the Company, as provided below). The Manager of the Company may designate any person to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 5.11 and (c) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary. Any such designation also constitutes a Restricted Payment in an amount equal to the net assets of such Subsidiary at the time of the designation for purposes of Section 5.3. The Manager of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to paragraph (a) of Section 5.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          "Weighted Average Life to Maturity" means, with respect to the Notes, as of any date, the number of years obtained by dividing the then Remaining Dollar-Years of the Notes by the aggregate outstanding principal amount of the Notes. For purposes of this definition, "Remaining Dollar-Years" as of any date, means the amount obtained by multiplying the aggregate outstanding principal amount of the Notes as of such date by the number of years (calculated at the nearest one-twelfth) which shall elapse between such date and Stated Maturity.

          "wholly owned" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a limited liability company or similar entity, a Subsidiary whose Capital Stock is 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a limited liability company or similar entity, a Subsidiary whose Capital Stock or other equity interest is 100% (other than director's qualifying shares) beneficially owned by such person.

          SECTION 1.2    Incorporation by Reference of TIA.  Whenever this
                         ----------------------------------
Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          SECTION 1.3.   Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

            (i) a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

           (iv) words in the singular include the plural, and words in the plural include the singular;

            (v) provisions apply to successive events and transactions;

           (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (vii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                     ARTICLE II.

                                    THE SECURITIES

          SECTION 2.1.   Form and Dating.  The Securities and the Trustee's
                         ----------------
certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which is incorporated into and made a part of
            ---------
this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee.
            ---------
Each Security shall be dated the date of its authentication.

                    The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Parent Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                    Any reference in this Indenture to "accrued interest" includes the amount of unpaid Contingent Payments due and payable.

          SECTION 2.2.   Execution and Authentication.
                         -----------------------------
                    (a)  The Securities shall be executed on
behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under the corporate seal of the Company, reproduced thereon, and attested by its Secretary or Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                    (b) Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantors shall bind the Company or the Guarantors, as the case may be, notwithstanding that such individual or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities.

                    (c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                    (d) The Trustee shall authenticate Securities, excluding Secondary Securities, for original issue in the aggregate principal amount of up to $187,500,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $187,500,000, except for any Secondary Securities that may be issued pursuant to the immediately following paragraph and except as provided in Sections 2.7 and 2.8. Upon the written order of the Company or a Guarantor in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company or such Guarantor.

                    (e) The Company shall pay Fixed Interest and Contingent Payments from _________, 1998 or from the most recent Interest Payment Date to which Fixed Interest or Contingent Payments, as applicable, has been paid or provided for. The Company may, on any of the First Interest Payment Date, the Second Interest Payment Date, the Third Interest Payment Date, the Fourth Interest Payment Date, the Fifth Interest Payment Date and the Sixth Interest Payment Date, at its option and in its sole discretion, pay Fixed Interest in additional Securities ("Secondary Securities") in lieu of the payment in whole or in part of Fixed Interest in cash on the Securities as provided in paragraph 1 of the Securities; provided, however, that if any Indebtedness is outstanding under the Tranche A-1 Term Loan or the Tranche A-2 Term Loan on any of the First Interest Payment Date, the Second Interest Payment Date, the Third Interest Payment Date or the Fourth Interest Payment Date, the Company shall pay the Fixed Interest due and payable on such Interest Payment Date in Secondary Securities in lieu of the payment of such Fixed Interest in cash; provided, further, however, that on the Fifth Interest Payment Date and the Sixth Interest Payment Date the Company shall not be entitled to pay Fixed Interest due and payable on such Interest Payment Date in Secondary Securities in lieu of the payment of such Fixed Interest in cash if on the last Business Day of the corresponding Semiannual Period (i) the Company has no outstanding borrowings under the Tranche A-1 Term Loan and the Tranche A-2 Term Loan, (ii) no Revolving Loans are outstanding, and (iii) the Company has at least $20,000,000 of cash and Cash Equivalents. In addition, if the Company's Consolidated EBITDA is less than $28,500,000 for the twelve month period ending on the last day of the Semiannual Period immediately preceding any Interest Payment Date occurring after the Sixth Interest Payment Date, the Company shall pay the Fixed Interest due and payable on such Interest Payment Date in Secondary Securities in lieu of the payment of such Fixed Interest in cash. Any such Secondary Securities shall be governed by this Indenture and shall be subject to the same terms (including Stated Maturity and rates of interest from time to time payable thereon (but not including the issuance date)) on all other Securities.

                    (f) The Company shall give written notice to the Trustee of the amount of interest to be paid in Secondary Securities not less than five Business Days prior to the applicable Interest Payment Date, and the Trustee or an authenticating agent (upon written order of the Company signed by an Officer of the Company given not less than five nor more than 45 days prior to such Interest Payment Date) shall authenticate for original issue (pro rata to each Holder of any Securities on the applicable Record Date) Secondary Securities in an aggregate principal amount equal to the amount of cash interest not paid on such Interest Payment Date. Each issuance of Secondary Securities in lieu of the payment of Fixed Interest in cash on the Securities shall be made pro rata with respect to the outstanding Securities, and the Company shall have the right to aggregate amounts of interest payable in the form of Secondary Securities to a Holder of outstanding Securities and issue to such holder a single Secondary Security in payment thereof. Secondary Securities may be denominated a separate series if the Company deems it necessary to do so in order to comply with any law or other applicable regulation or requirement, with appropriate distinguishing designations.

                    (g) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of its Subsidiaries.

                    (h) Securities shall be issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof; provided, however, that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denominations of less than $1.00.

          SECTION 2.3.   Registrar and Paying Agent.  The Company shall
                         ---------------------------
maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III, IX, XI and Section 5.14, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act until such time as the Trustee has resigned or a successor has been appointed. The Company may change any Registrar, Paying Agent or co-Registrar without notice to any Holder.

                    The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         SECTION 2.4.    Paying Agent to Hold Assets in Trust.  The Company
                         -------------------------------------
shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets and/or Secondary Securities held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets and/or Secondary Securities that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets and/or Secondary Securities.

          SECTION 2.5.   Securityholder Lists.  The Trustee shall preserve in
                         ---------------------
as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.
The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

          SECTION 2.6.   Transfer and Exchange.  When Securities are
                         ----------------------
presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.7, 5.14, 10.5, or 11.1).

          SECTION 2.7.   Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company and the Guarantors shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

                    Every replacement Security is an additional obligation of the Company and the Guarantors.

          SECTION 2.8.   Outstanding Securities.  Securities outstanding at
                         -----------------------
any time are all the Securities that have been authenticated by the Trustee, including Secondary Securities, except those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in
Section 2.9.

                    If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                    If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest (including Contingent Payments) due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest (including Contingent Payments) on them ceases to accrue unless the Company defaults in its obligations with respect thereto.

          SECTION 2.9.   Treasury Securities.  In determining whether the
                         --------------------
Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, any Guarantor and Affiliates of the Company, or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

          SECTION 2.10.  Temporary Securities.  Until definitive Securities
                         ---------------------
are ready for delivery, the Company and the Guarantors may execute, and upon a written order of the Company in the form of an Officer's Certificate, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company and the Guarantors shall execute, and upon written order of the Company in the form of an Officer's Certificate, the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 2.11.  Cancellation.  The Company at any time may deliver
                         -------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities they have paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the obligations represented by such Securities unless and until surrendered to the Trustee pursuant to this Section 2.11.

          SECTION 2.12.  Defaulted Interest.  Interest (including Contingent
                         -------------------
Payments) on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on Record Date for such interest.

                    Any interest (including Contingent Payments) on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such

Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                         (1)  The Company may elect to make payment of any
    Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of
    Defaulted Interest   proposed to be paid on each Security and the date of
    the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the
    proposed payment, such   Cash when deposited to be held in trust for the
    benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

                    Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including Contingent Payments) accrued and unpaid, and to accrue, which were carried by such other Security.

                                     ARTICLE III.

                                      REDEMPTION

          SECTION 3.1.   Right of Redemption.  Except as provided in Section
                         --------------------
3.2 and paragraph 5 of the Notes, the Notes may not be redeemed prior to maturity.

          SECTION 3.2.   Redemption Pursuant to Applicable Laws.
                         ---------------------------------------
Notwithstanding any other provision of this Indenture, the Notes shall be redeemable in whole or in part, at any time pursuant to, and in accordance with, a Required Regulatory Redemption. If the Company requires the redemption of any Security pursuant to this Section 3.2, then the Redemption Price shall be the principal amount thereof, plus accrued and unpaid interest to the date of redemption (or such lesser amount as may be required by applicable law or by order of any Gaming Authority). The Company shall tender the Redemption Price (together with any accrued and unpaid interest) to the Trustee no less than 20 and no more than 60 days after the Company gives the Securityholder or owner of a beneficial or voting interest written notice of redemption or such earlier date as may be required by applicable law. The Company shall notify the Trustee (a "Trustee Redemption Notice") of any disposition or redemption required under this Section 3.2, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Security to any Securityholder or owner of a beneficial or voting interest who is required to dispose of any Security or tender it for redemption, except to pay the Redemption Price upon tender of such Security.

          SECTION 3.3.   Notices to Trustee.  If the Company is required to
                         -------------------
redeem Securities pursuant to Section 3.2, the Company shall notify the Trustee in writing of the aggregate principal amount of the Securities to be redeemed, the Redemption Date and whether the Company would like the Trustee to give notice of redemption to the Holders.

          SECTION 3.4.   Notice of Redemption.  At least 30 days but not more
                         ---------------------
than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice period shall be required by applicable law). At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                         (1)  the Redemption Date;

                         (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                         (3) the name, address and telephone number of the Paying Agent;

                         (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                         (5) if any Security is being redeemed in part, the portion of the principal amount, equal to $1.00 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                         (6) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                         (7) the CUSIP number of the Securities to be redeemed;

                         (8)  the circumstances pursuant to which the
    Required Regulatory Redemption is being effected; and

                         (9)  that the notice is being sent pursuant to this
    Section 3.4 and Paragraph 5 of the Securities.

          SECTION 3.5.   Effect of Notice of Redemption.  Once notice of
                         -------------------------------
redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

          SECTION 3.6.   Deposit of Redemption Price.  On or before the
                         ----------------------------
Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on such Redemption Date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

                    Interest (including Contingent Payments) on the Securities to be redeemed will cease to accrue on the date on which the Trustee receives the Trustee Redemption Notice, whether or not such Securities are presented for payment.

          SECTION 3.7.   Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                     ARTICLE IV.

                                       SECURITY

          SECTION 4.1.   Security Interest.
                         ------------------
                   (a) In order to secure the prompt and complete payment and performance in full of the Indenture Obligations, the Company, the Guarantors and, as applicable, the Trustee, the other Secured Creditors and the Collateral Agent for the benefit of the Secured Creditors have entered into this Indenture and the Collateral Documents. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture, the Intercreditor Agreement and the Collateral Documents, and the Trustee agrees to all of the terms and provisions of this Indenture, the Intercreditor Agreement and the Collateral Documents, as this Indenture, the Intercreditor Agreement and the Collateral Documents may be amended from time to time pursuant to the provisions thereof and hereof.

                    (b) The Collateral is to be held by the Collateral Agent for the benefit of the Secured Creditors, subject to the terms of the Intercreditor Agreement, the Collateral Documents and Section 4.6.

                    (c) The provisions of TIA Section 314(d), and the provisions of TIA Section 314(c)(3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety, except that, as set forth in Section 4.5, TIA
Section 314(d) need not be complied with in certain respects.

          SECTION 4.2.   Recording; Opinions of Counsel.
                         -------------------------------
                    (a) The Company represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral.
 The Company shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Collateral Documents and herein.

                    (b) The Company shall furnish to the Trustee, concurrently with the execution and delivery of this Indenture and the Collateral Documents and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Collateral Documents, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the security interests intended to be created by this Indenture and the Collateral Documents, and reciting the details of such action, or (ii) no such action is necessary to effect and maintain in full force and effect the validity and perfection of the security interests under the Collateral Documents and hereunder.

                    (c) The Company shall furnish to the Trustee, on or prior to _________, of each year commencing in 1999, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of this Indenture, all supplemental indentures, the Collateral Documents, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the validity and perfection of security interests under the Collateral Documents and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents, or (B) no such action is necessary to maintain in full force and effect the validity and perfection of the security interests under the Collateral Documents and hereunder.

          SECTION 4.3.   Disposition of Certain Collateral.
                         ----------------------------------
                    (a) The Company may, without requesting the release or consent of the Trustee or the Collateral Agent, but otherwise subject to the requirements of this Indenture:

                         (i) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents, any machinery, equipment, or other personal Property constituting Collateral that has become worn out, obsolete, or unserviceable or is being upgraded, upon replacing the same with or substituting for the same, machinery, equipment or other Property constituting Collateral not necessarily of the same character but being of at least equal fair value and at least equal utility to the Company as the Property so disposed of, which Property shall without further action become Collateral subject to the security interests under the Collateral Documents and hereunder;

                         (ii) (A) in the ordinary course of the Company's business and consistent with industry practices, sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, inventory held for resale that is at any time part of the Collateral, (B) in the ordinary course of the Company's business and consistent with industry practices, collect, liquidate, sell, factor or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, accounts receivable or notes receivable that are part of the Collateral or (C) make ordinary course of business Cash payments (including scheduled repayments of Indebtedness permitted to be incurred hereby) from Cash that is at any time part of the Collateral;

                         (iii) abandon, sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and its Subsidiaries and the maintenance of its earnings and is not material to the conduct of the business of the Company and its Subsidiaries;

                         (iv) subject to the provisions of the Collateral Documents pertaining to disposal of real property, sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, any assets or property in accordance with Section 5.14 (including, without limitation, pursuant to the penultimate paragraph in Section 5.14(a)); provided that the Collateral Agent shall have a valid and perfected security interest in all net proceeds that are not Net Cash Proceeds from such disposition (except those fees, commissions and other expenses and taxes deducted in the definition of "Net Cash Proceeds") and in any assets or property acquired with the proceeds from such disposition in the same priority as such assets or property so disposed of; and

                         (v) sell, assign, transfer, license, release or otherwise dispose of, free from the security interests under the Collateral Documents, the Intercreditor Agreement and hereunder, any Collateral as permitted by and pursuant to the express terms of any of the Collateral Documents;

provided; however, that the Company may either (x) release from the leasehold estate of the Ground Lease the surface rights with respect to a triangular piece of land approximately 5,400 square feet in area which area is adjacent to Poydras Street and Convention Center Boulevard and can be measured from the corner of Poydras Street and Convention Center Boulevard moving along Poydras Street approximately sixty-five feet and Convention Center Boulevard approximately one hundred fifty-five feet (so long as no portion of the Casino is constructed on such triangular piece of land) for the purpose of reconfiguring the intersection of Convention Center Boulevard and Poydras Street, or (y) grant, or consent to the grant of, a right of way, servitude or other right of use over the aforesaid triangular piece of land (so long as no portion of the Casino is constructed on such triangular piece) to the extent necessary to reconfigure the intersection of Convention Center Boulevard and Poydras Street, provided that the first priority lien of the Mortgages is maintained (less and except a lien on that portion of the real property underlying the aforesaid triangular piece to be released in the event of a release or less and except a first priority lien on said triangular piece of real property in the event of a grant of or consent to a right of way, servitude or other right of use over said triangular piece of land). The Trustee agrees, upon the reasonable request and at the sole expense of the Company, to promptly execute, or cause the Collateral Agent to promptly execute such documentation as may be necessary to effect any release, grant or consent permitted by this subsection.

                    (b) Notwithstanding the provisions of subsection (a) above, the Company shall not dispose of or transfer (by lease, assignment, license, sale or otherwise) or pledge, mortgage or otherwise encumber Collateral pursuant to the provisions of Section 4.3(a)(ii) or (iii) with a fair value of 10% or more of the aggregate fair value of all Collateral then existing in any transaction or any series of related transactions.

                    (c) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section
4.3 may be sold, exchanged or otherwise disposed of by the Company without consent of the Trustee or the Collateral Agent, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under the Collateral Documents, the Trustee shall execute such an instrument (or instruct the Collateral Agent to do so), prepared by the Company, upon delivery to the Trustee of an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and certifying that such property is property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee or the Holders. Each of the Trustee and the Collateral Agent shall be authorized to conclusively rely on such certification.

                    (d) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the security interests under the Collateral Documents and hereunder in contravention of the provisions of this Indenture.

          SECTION 4.4.   Net Cash Proceeds Account.  All Cash received by the
                         --------------------------
Company or its subsidiaries as Net Cash Proceeds from an Asset Sale or as Insurance Proceeds shall be deposited in the Net Cash Proceeds Account, in which account there shall be, subject to the lien subordination provisions set forth in the Intercreditor Agreement, the Collateral Documents and
Section 4.6, a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Creditors. The funds from time to time on deposit in the Net Cash Proceeds Account may be disbursed from such account only for the purposes and in the manner provided for in the Intercreditor Agreement, the Security Agreement, the Bank Credit Facilities and this Indenture.

          SECTION 4.5.   Certain Releases of Collateral.  Subject to
                         -------------------------------
applicable law, the release of any Collateral from Liens created by the Collateral Documents or the release of, in whole or in part, the Liens created by the Collateral Documents, will not be deemed to impair the Collateral Documents in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Collateral Documents or pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation (except as provided in the last sentence of this paragraph), the Company, the Guarantors and each obligor on the Securities shall cause TIA
Section 314(d), relating to the release of property or securities from the Liens of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by two Officers of the Company, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent person. The Company shall not be required under this Indenture to deliver to the Trustee any certificates or opinions required to be delivered pursuant to Section 314(d) of the TIA in connection with releases of Collateral in accordance with
Section 4.3(a)(ii) hereunder, unless TIA Section 314(d) would require such certificate or opinion to be made by an independent person.

          SECTION 4.6.   Lien Subordination.
                         -------------------
                    (a) The Trustee and each Holder acknowledge that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the rights of the Holders (and of the Trustee on their behalf) to receive proceeds from the disposition of the Collateral is subordinated to the rights of holders of Senior Debt to receive proceeds from the disposition of Collateral, and is pari passu with the rights of Holders of Contingent Notes and the rights holders of Senior Subordinated Debt to receive proceeds from the disposition of Collateral.

                    (b) The priorities set forth in this Section 4.6 are applicable irrespective of the order of creation, attachment or perfection of any Liens or security interests or any priority that might otherwise be available to any Secured Creditor under the applicable law.

                    (c) The priorities set forth in this Section 4.6 and in the Intercreditor Agreement shall be as set forth herein notwithstanding any defects in connection with the creation, perfection or priority of the Security Interests. The Trustee and each Holder, by accepting a Security, agree not to contest, or to bring (or voluntarily join in) any action or proceeding for the purpose of contesting the validity, perfection or priority (as herein provided) of, or seeking to avoid, any Security Interests, and provided further, that nothing herein shall be deemed or construed to prevent the Minimum Payment Guarantor or any Bank Lender from commencing an action or proceeding to assert any right or claim it may have arising under or in connection with any Collateral Documents.

                    (d)  To the extent the priorities set forth in this
Section 4.6 are inconsistent with the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

          SECTION 4.7.   Payment of Expenses.  On demand of the Trustee, the
                         --------------------
Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee and the Collateral Agent under this
Article IV, including the reasonable fees and expenses of counsel.

          SECTION 4.8.   Suits to Protect the Collateral.  Subject to Section
                         --------------------------------
4.1 of this Indenture, the Intercreditor Agreement and to the provisions of the Collateral Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Company promptly following the institution of any such suit or proceeding.

          SECTION 4.9.   Trustee's Duties.  The powers and duties conferred
                         -----------------
upon the Trustee by this Article IV are solely to protect the security interests and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture or the TIA.
 The Trustee shall be under no duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company or the Guarantors for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company or the Guarantors to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company or the Guarantors to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

          SECTION 4.10.  Collateral Documents.  Notwithstanding any provision
                         ---------------------
of this Indenture, or the Collateral Documents, or any other documents contemplated hereunder to the contrary:

                    (a) This Indenture and the Collateral Documents shall grant no Liens, or any other security or other interests or right in or to
(i) the Casino Operating Contract, (ii) the House Bank (as defined in the Management Agreement), and (iii) the Louisiana Gaming Gross Revenue

Share Payments (including the State's Interest in Daily Collections), as such terms are defined in the Casino Operating Contract;

                    (b) The Casino Operating Contract and the Louisiana Gaming Gross Revenue Share Payments (including the State's Interest in Daily Collections), are not part of the Collateral and are not included within the definition of Collateral;

                    (c) The Security Interests in favor of the Secured Creditors other than the Minimum Payment Guarantor granted by the Collateral Documents are subordinated to the Security Interests securing the Minimum Payment Guaranty Obligations; and

                    (d) The Security Agreement (House Bank) (i) is not included within the definition of Collateral Documents, and (ii) grants the Minimum Payment Guarantor (but not the other Secured Creditors) a security interest in the House Bank.

                                      ARTICLE V.

                                      COVENANTS

          SECTION 5.1.   Payment of Securities.
                         ----------------------
                    (a) The Company shall duly and punctually pay the principal of and interest (including Contingent Payments) on the Securities at the places, on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest (including Contingent Payments) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender and/or, to the extent permitted or required by Section 2.2, Secondary Securities, deposited and designated for and sufficient to pay the installment, and has not received instructions from the Company not to make such payment and is not otherwise prohibited from paying such principal, interest or Secondary Securities to the Holders pursuant to this Indenture.

                    (b) If and to the extent that, the Contingent Payment Measurement Amount for any Contingent Payment Period is less than the amount required to cause the Maximum Contingent Payments for such Contingent Payment Period to become due, the difference between the amount of the Contingent Payments actually paid or accrued, if any, and the amount of such Maximum Contingent Payments with respect to such period will never be accrued or paid.

                    (c) The Company shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue principal and on overdue installments of interest (including due and unpaid Contingent Payments) at the rate of 8% per annum compounded semi-annually, to the extent lawful.

          SECTION 5.2.   Maintenance of Office or Agency.  The Company shall
                         --------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.2.

                    The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

          SECTION 5.3.   Limitation on Restricted Payments.  The Company will
                         ----------------------------------
not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect thereto on a pro forma basis, (l) a Default or an Event of Default shall have occurred and be continuing, (2) immediately after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Restricted Payment would be less than 2.0 to 1, (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Casino Opening Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), minus 100% of the amount of any writedowns, writeoffs, or negative extraordinary charges (other than any related to the Casino prior to the Casino Completion Date) not otherwise reflected in Consolidated Net Income during such period, plus
(b) the aggregate Net Cash Proceeds (including the fair market value of non-cash proceeds, as determined in good faith by the Manager of the Company) received by the Company as a capital contribution or from the sale of its Qualified Capital Stock (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) after the Casino Completion Date, or (4) during each of the two full consecutive Contingent Payment Periods preceding the proposed Restricted Payment, the Company has not paid
(a) the Maximum Contingent Payments with respect to each such Contingent Payment Period and (b) the Maximum Contingent Payments (in this instance only, as defined in the Contingent Notes Indenture) with respect to the Contingent Notes with respect to each such Contingent Payment Period.

                    The foregoing clauses (1), (2), (3) and (4) of the immediately preceding paragraph, however, will not prohibit (A) the payment of any dividend on or redemption of

Qualified Capital Stock within 60 days after the date of its declaration or authorization, respectively, if such dividend or redemption could have been made on the date of such declaration or authorization in compliance with the foregoing provisions, (B) the redemption or distribution or other Restricted Payment with respect to Capital Stock or Indebtedness pursuant to, and in accordance with, any Required Regulatory Redemption effected in accordance with this Indenture (including dividends and distributions to the Parent Guarantor to permit the Parent Guarantor to effect a Required Regulatory Redemption), (C) a Qualified Exchange, (D) dividends and distributions by the Company to the Parent Guarantor in an amount equal to all Permitted Tax Distributions, to the extent such are actually so applied by the Parent Guarantor, (E) dividends and distributions (other than Permitted Tax Distributions) by the Company to the Parent Guarantor to the extent necessary to permit the Parent Guarantor to pay the Parent Guarantor's reasonable professional fees and expenses in connection with complying with its reporting obligations (including its obligations set forth in Section 5.8) and obligations to prepare and distribute business records, financial statements or other documents to any lender or other persons having business dealings with the Parent Guarantor or as may be required by law, the Parent Guarantor's costs and related expenses in connection with the computation of federal, state, local or foreign taxes and other governmental charges, indemnification agreements, insurance premiums, surety bonds and insurance brokers' fees, and the Parent Guarantor's expenses for directors', officers' and employees' compensation and benefits, and any other administrative expenses incurred in the ordinary course of business practices (all, in the case of this clause (E) to be limited in an amount proportionate to the percentage of the book value of the Parent Guarantor's assets which is fairly attributable, at the time of such Restricted Payment, to the Company, its Subsidiaries and the Development Companies), and (F) Restricted Investments by the Company in any of the Development Companies, and Restricted Payments by the Company to the Parent Guarantor to the extent the Parent Guarantor uses such Restricted Payment to make an Investment in any of the Development Companies. The full amount of any Restricted Payment made pursuant to either of clauses (A), (B) and (F) (but not those made pursuant to clauses (C), (D) or (E)) will be deducted in the calculation of the aggregate amount of Restricted Payments thereafter available to be made pursuant to clause (3) of the immediately preceding paragraph.

                    In addition to, and notwithstanding anything to the contrary in, the foregoing, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment (other than pursuant to clauses (B), (C), (D), (E) and (F) of the immediately preceding paragraph) prior to the last day of the Company's first full fiscal quarter during or prior to which the Casino Completion Date shall have occurred.

          SECTION 5.4.   Existence.  Subject to Article VI, the Company and
                         ----------
its Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to itself or any of its Subsidiaries, any right or franchise if (a) the Manager shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company or Guarantors and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 5.5.   Payment of Taxes and Other Claims.  The Company and
                         ----------------------------------
each of the Guarantors shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or upon any of their material properties and assets and
(ii) all material lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          SECTION 5.6.   Maintenance of Insurance.  On the Issue Date, and at
                         -------------------------
all times thereafter, the Company and its Subsidiaries shall have in effect customary comprehensive general liability, property and casualty and business interruption insurance, shall have completion, payment or performance or similar bonds in place for the Casino and shall cause the builders of the Casino to maintain builder's risk coverage insurance, in each case on terms and in an amount reasonably believed by the Company to be sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

          SECTION 5.7.   Compliance Certificate; Notice of Default.
                         ------------------------------------------
                    (a) The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year, an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Collateral Documents and the Bank Credit Facilities and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                    (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of its fiscal year a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that of Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 5.3, 5.11, 5.14, or 5.19 of this Indenture.

                    (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture
[or the Bank Credit Facilities], an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default or Event of Default giving rise thereto from the Company or any of the Holders.

          SECTION 5.8.   Reports.  Whether or not the Company or any
                         --------
Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and JCC Holding shall file (which filing may be on a consolidated basis) with the SEC (to the extent permitted under the Exchange Act) on or prior to the date they are or would have been required to file such with the SEC (the "Required Filing Date"), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company or JCC Holding, as applicable, were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by such reporting entity's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company and JCC Holding shall also include in such reports the anticipated completion date of the Casino and, in the case of quarterly reports, the Contingent Payments made, the Contingent Payment Accrual amount, if any, and the Company's Consolidated EBITDA and the Contingent Payment Measurement Amount with respect to the most recently ended fiscal quarter, and in the case of annual reports, the audited Contingent Payments made, the audited Contingent Payment Accrual amount, if any, and audited Consolidated EBITDA and the Contingent Payment Measurement Amount for the most recently ended fiscal year and for each of the Semiannual Periods ending in such fiscal year. The Company and JCC Holding shall also file all other reports and information that they are or would have been required with the SEC prior to the Required Filing Date. The Company and JCC Holding will also provide copies of such annual and quarterly reports to the Trustee within 30 days after the Required Filing Date; provided, that the Company and JCC Holding shall not be in default of the provisions of this Section 5.8 for any failure to file reports with the SEC solely by refusal by the SEC to accept the same for filing, it being understood that in such event, such reports shall be delivered to the Trustee as described herein as if they had been filed with the SEC.

          SECTION 5.9.   Waiver of Stay, Extension or Usury Laws.  The
                         ----------------------------------------
Company and each Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or each Guarantor from paying all or any portion of the principal of or interest (including Contingent Payments) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law insofar as such law applies to the Securities, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.10.  Limitation on Transactions with Affiliates.  Neither
                         -------------------------------------------
the Company nor any of its Subsidiaries will enter into any contract, arrangement, understanding or transaction with an Affiliate (an "Affiliate Transaction") except for (i) transactions evidenced by an Officers' Certificate addressed and delivered to the Trustee stating that such Affiliate Transaction is made in good faith and that the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with persons who are not Affiliates; provided, however, that any such transaction shall be deemed to be on terms which are fair and reasonable to the Company or such Subsidiary, as applicable, and on terms which are at least as favorable as the terms which could be obtained on an arm's length basis with persons who are not so affiliated, if such transaction is approved by a majority of the members of the Manager's Board of Directors (or, if the Company is a corporation, by the members of the Company's Board of Directors) who are disinterested in the terms thereof; provided, further, however, (a) that Affiliate Transactions during a single fiscal year involving HET or any Subsidiary of HET shall not in the aggregate involve consideration to either party in excess of a threshold to be determined by the Manager's Board of Directors (or, if the Company is a corporation, by the Company's Board of Directors) (including, without limitation, any decisions regarding the exercise, waiver or modification of rights or obligations, or the determination of fees with respect to project development services, under the Management Agreement), unless such Affiliate Transactions (y) have been approved by the Board of Directors of the Manager (or, if the Company is a corporation, by the Company's Board of Directors) or such Subsidiary, as applicable, in accordance with the applicable governance documents of such entity, or (z) are pursuant to or in connection with agreements or plans (including, without limitation, any business plans, operating plans, financing plans or marketing plans) (I) approved by the Board of Directors of the Manager (or, if the Company is a corporation, of the Company) or such Subsidiary, as applicable, in accordance with the governance documents of such entity, (II) approved by the Bankruptcy Court for the Eastern District of Louisiana in connection with the Plan of Reorganization, or (III) entered into by the Company prior to, on, or substantially concurrently with, the Issue Date, and (b) that with respect to any Affiliate Transaction (including any series of related transactions) involving consideration to either party in excess of $2.5 million, the Company must, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company or Subsidiary, as the case may be, from a financial point of view from an independent investment banking firm of national reputation, or (in the case of a real estate transaction) an independent investment banking firm or a real estate appraisal firm of national reputation, (ii) transactions solely between the Company and any wholly owned Subsidiaries or solely among wholly owned Subsidiaries, (iii) transactions effected pursuant to, and in accordance with the terms of, the Management Agreement, the Completion Guarantees, the Administrative Services Agreement, the Development Agreement, the Completion Loan Agreement, the Indemnity Agreement, the HET Loan Guaranty, the Credit Enhancement Fee Agreement, the Minimum Payment Guaranty Documents, the HET/JCC Agreement, the HET Warrant, the Second Floor Sublease, a Slot Machine Lease, and any payments under the Bank Credit Facilities, as such terms in such agreements exist on the Issue Date or, in the case of the Bank Credit Facilities, as they may be subsequently amended, modified, supplemented or replaced, and (iv) Restricted Payments to the extent permitted by Section 5.3.

          SECTION 5.11.  Limitation on Incurrence of Additional Indebtedness
                         ---------------------------------------------------
and Disqualified Capital Stock.  Except as set forth below, the Company will
-------------------------------
not, and the Company will not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock from and after the Issue Date. Notwithstanding the foregoing:

                    (a) the Company and its Subsidiaries may incur Subordinated Indebtedness and Disqualified Capital Stock (i) if no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Subordinated Indebtedness or Disqualified Capital Stock, (ii) in an aggregate principal amount of up to $30 million if, on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Subordinated Indebtedness or Disqualified Capital Stock, would be at least 2.5 to 1, and
(iii) in an aggregate principal amount of up to $50 million if, on the Incurrence Date, the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding such Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Subordinated Indebtedness or Disqualified Capital Stock, would be at least 3.0 to 1;

                    (b) the Company and its Subsidiaries may incur (i) Indebtedness evidenced by the Notes (including the issuance of Secondary Securities in lieu of cash interest payments pursuant to the terms of this Indenture) and represented by this Indenture up to the amounts specified herein and therein as of the date hereof and thereof and (ii) Indebtedness evidenced by the Contingent Notes and represented by the Contingent Notes Indenture up to the amounts specified therein as of the dates thereof;

                    (c) the Company and any Subsidiary may incur Permitted FF&E Financing in an aggregate principal amount of up to $25 million, (the "FF&E Basket") during the period from the Issue Date until the third anniversary of the Casino Opening Date; on the third anniversary of the Casino Opening Date, the FF&E Basket shall increase by $2,000,000; and the FF&E Basket shall increase by an additional $2,000,000 on each subsequent anniversary of the Casino Opening Date; provided, however, that in each case the aggregate amount of Indebtedness incurred pursuant to this paragraph (c) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) with respect to each item of FF&E shall not constitute more than 100% of the cost to the Company and such Subsidiary of such item of FF&E so purchased or leased;

                    (d)  the Company and any Subsidiary may incur
Indebtedness the proceeds of which are used for working capital pursuant to, or in respect of, the Revolving Loans in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace or refund such Indebtedness) not to exceed $25 million;

                    (e) the Company and any Subsidiary may incur (i) Non-recourse Indebtedness and (ii) up to $50 million in aggregate principal amount of Subordinated Indebtedness, in each case in respect of the Project Cost of a Project Expansion;

                    (f) the Company and any Subsidiary may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a) through (e) and (h) and (i) of this covenant so long as, in the case of Indebtedness used to refinance, refund, or replace Indebtedness in clauses (c), (d) and (e), such Refinancing Indebtedness satisfies the applicable requirements of such clauses;

                    (g) the Company and any Subsidiary may incur Permitted Indebtedness;

                    (h) the Company and any Guarantor may incur Indebtedness pursuant to, or in respect of, (i) the Tranche A-1 Term Loans in an aggregate principal amount outstanding at any time not to exceed $10,000,000, (ii) the Tranche A-2 Term Loans in an aggregate principal amount outstanding at any time not to exceed $20,000,000, (iii) the Tranche A-3 Term Loans in an aggregate principal amount outstanding at any time not to exceed $30,000,000,
(iv) the Tranche B-1 Term Loans in an aggregate principal amount outstanding at any time not to exceed $30,000,000, and (v) the Tranche B-2 Term Loans in an aggregate principal amount outstanding at any time not to exceed $121,500,000 (in each case, less the amount of any permanent reductions in the principal amounts thereunder pursuant to Section 5.14);

                    (i) the Company and any of its Subsidiaries may incur Indebtedness incurred pursuant to the Completion Guarantees (including without limitation under the Completion Loan Agreement), the HET Loan Guaranty and the Indemnity Agreement or arising as a result of any payment made thereunder;

                    (j) the Company and any Subsidiary may accrue Management Fees and all other amounts owing under the Management Agreement;

                    (k)  the Company and any Subsidiary may incur
Subordinated Indebtedness to any of the stockholders of JCC Holding;

                    (l) the Company and its Subsidiaries may incur Indebtedness under Interest Rate Agreements in the ordinary course of business;

                    (m) the Company and its Subsidiaries may incur Subordinated Indebtedness pursuant to, or in respect of, the Subordinated Credit Facility in an aggregate principal amount outstanding at any time not to exceed $22,500,000;

                    (n) the Company and its Subsidiaries may incur Subordinated Indebtedness evidenced by (i) the Convertible Junior Subordinated Debentures in an aggregate principal amount outstanding at any time not to exceed $27,000,000; and (ii) additional Convertible Junior Subordinated Debentures in lieu of cash interest payments in accordance with the terms of the Convertible Junior Subordinated Debentures Indenture;

                    (o)  the Company and any Subsidiary may incur
Indebtedness pursuant to, or in connection with, any Minimum Payment Guaranty Documents or Minimum Payment Guaranty Obligations; and

                    (p)  the Company and any Subsidiary may incur
Indebtedness which constitutes Protective Advances (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement.

                    Notwithstanding the other provisions of this covenant, neither the Company nor any of its Subsidiaries may incur any Indebtedness or issue any Disqualified Capital Stock pursuant to clause (a), (c) or (e) until the Casino Completion Date shall have occurred in accordance with the terms of this Indenture.

          SECTION 5.12.  Limitation on Dividends and Other Payment
                         -----------------------------------------
Restrictions Affecting Subsidiaries.  The Company will not, and will not
------------------------------------
permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any of its Subsidiaries to pay dividends or make other distributions to, or to pay any obligation to, or to otherwise transfer assets or make or pay loans or advances to, the Company except (a) restrictions imposed by the Bank Credit Facilities, the Notes, the Contingent Notes, this Indenture, the Contingent Notes Indenture, the Subordinated Credit Facility, the Convertible Junior Subordinated Debentures (or the indenture in respect of the Convertible Junior Subordinated Debentures), the Ground Lease, the General Development Agreement, the Casino Operating Contract, the Completion Loan Agreement, the Indemnity Agreement, the HET Loan Guaranty or the Minimum Payment Guaranty Documents, (b) reasonable and customary provisions restricting subletting or assignment of any agreement entered into in the ordinary course of business, consistent with industry practices, (c) restrictions imposed by applicable law or as a result of regulatory action,
(d) restrictions under any Acquired Indebtedness or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired or to any property, asset or business other than the property, assets and business so acquired in each case, (e) any such encumbrance or restriction in existence on the Issue Date and any such other encumbrance or restriction no more restrictive than those in existence as of the Issue Date, including, without limitation, those contained in the agreements (as of the Issue Date) referred to in clause (a) of this Section 5.12, (f) any restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement (subject only to reasonable and customary closing conditions and termination provisions) which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary to be sold, (g) restrictions on the transfer of collateral (1) used to secure Indebtedness permitted to be incurred by this Indenture or (2) encumbered by Liens permitted by this Indenture and (h) restrictions incurred in connection with any asset sale for the benefit of the purchaser of such assets.

          SECTION 5.13.  Limitation on Liens.  The Company will not, and will
                         --------------------
not permit any of its Subsidiaries to, and the Parent Guarantor and the Development Companies will not, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, except (a) Permitted Liens, (b) Liens in favor of the Collateral Agent for the benefit of the Secured Creditors created by the Collateral Documents and the Intercreditor Agreement and any other future Liens in favor of the Collateral Agent for the benefit of the Secured Creditors affecting other Property of the Parent Guarantor, the Company, its Subsidiaries or the Development Companies securing the Indedtedness described in the Indenture Agreement or the Collateral Documents, (c) Liens incurred pursuant to Permitted FF&E Financing incurred in accordance with the provisions of clause (c) under Section 5.11, which Liens may be exclusive Liens on such Permitted FF&E Financing, (d) Liens in favor of the Collateral Agent for the benefit of the Secured Creditors to secure Indebtedness described in the Intercreditor Agreement or the Collateral Documents in Property used as a substitute Property in consideration of release of Property in which a Lien is granted pursuant to the Collateral Documents or the Intercreditor Agreement, (e) Liens securing Subordinated Debt; provided, that the instrument creating such Lien contains provisions expressly subordinating such Subordinated Debt to the Notes and the Contingent Notes and subordinating such Liens to the Liens securing the Notes and the Contingent Notes and (f) a Lien on the House Bank (as defined in the Management Agreement) in favor of the Minimum Payment Guarantor. Notwithstanding the foregoing, Liens granted pursuant to clauses (b) and (d) above shall only be released in accordance with the Intercreditor Agreement or the Collateral Documents.

          SECTION 5.14.  Limitation on Sales of Assets and Subsidiary Stock;
                         ---------------------------------------------------
Event of Loss.
--------------
                    (a) The Company and each of its Subsidiaries will not, in one or a series of related transactions, convey, sell, transfer, assign or otherwise suffer to dispose of, directly or indirectly, any of their property, business or assets (other than the Capital Stock or other interests of an Unrestricted Subsidiary), including without limitation upon any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company or any sale and leaseback transaction, whether by the Company or a Subsidiary of the Company or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"), unless (l) the Net Cash Proceeds from an Asset Sale (the "Aggregate Amount") are (i) within 210 days after the date of such Asset Sale applied (A) first, to amounts outstanding (and/or permanent reductions in commitments) under, or in respect of, the Tranche A Term Loans with a permanent reduction of the amounts available under, or in respect of, Tranche A Term Loans, and to amounts outstanding (and/or permanent reductions in commitments) under, or in respect of, the Tranche B Term Loans and/or the Revolving Loans, with a permanent reduction of the amounts available under, or in respect of, the Tranche B Term Loans and/or the Revolving Loans; provided, however, that the amount of Net Cash Proceeds applied to amounts outstanding (and/or permanent reductions in commitments) under, or in respect of, the Tranche B Term Loans and/or the Revolving Loans pursuant to this clause (A) shall in no event exceed [$25,000,000]; and (B) second, to the extent not applied (or required to be applied) pursuant to clause (A), (I) to the repurchase of the Notes pursuant to an irrevocable, unconditional offer (the "Asset Sale Offer") to repurchase the Notes at the Asset Sale Offer Price made within 180 days of such Asset Sale, and (II) to amounts outstanding (and/or permanent reductions in commitments) under, or in respect of, Revolving Loans and Senior Subordinated Debt with a permanent reduction of the amounts available under, or in respect of, Revolving Loans and Senior Subordinated Debt (with the portion of the Aggregate Amount to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer (the "Asset Sale Offer Amount") being equal to the Aggregate Amount (less that portion of the Aggregate Amount applied as provided in clause (i)(A) above and clause (ii) below) multiplied by a fraction, the numerator of which is the aggregate principal amount of the Notes then outstanding (less an amount equal to the Accumulated Amount at such time, determined prior to any increase thereto as a result of the respective Asset Sale) and the denominator of which is the aggregate principal amount of Notes then outstanding (less an amount equal to the Accumulated Amount at such time, determined prior to any increase thereto as a result of the respective Asset Sale) plus the principal amount of Indebtedness then outstanding and amounts available under, or in respect of, Revolving Loans and Senior Subordinated Debt and/or (ii) the Aggregate Amount (less that portion of the Aggregate Amount applied as provided in clause (i) above) is reinvested by the Company to make replacements, improvements or additions to existing properties or new properties and such reinvestment is made or committed to be made (such commitment to be established by (A) the purchase of a new property, the ground-breaking or the commencement of construction, in each case within 180 days of such Asset Sale or (B) promptly placing the Net Cash Proceeds in a Restricted Funds Account, provided that such Net Cash Proceeds are invested as aforesaid in existing properties or new properties within three years of being placed in such Restricted Funds Account) within 180 days of such Asset Sale, (2) at least 75% of the consideration for such conveyance, sale, transfer or other disposition or issuance (treating for this purpose as U.S. Legal Tender or Cash Equivalents
(A) property that promptly after such Asset Sale is converted into U.S. Legal Tender or Cash Equivalents and (B) any liabilities that are assumed by the transferee in such Asset Sale) consists of U.S. Legal Tender or Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, (4) the Manager of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale and (5) no Minimum Payment Guaranty Obligations are due and unpaid. For purposes of this covenant and subject to the provisions hereof as to the amount so received and the application of the proceeds thereof, the receipt by the Company of proceeds due to an Event of Loss shall constitute an Asset Sale.

                    Notwithstanding the foregoing provisions of the prior paragraph:

                         (i) the Company and its Subsidiaries may in the ordinary course of business for the casino industry, convey, sell, lease, transfer, assign, or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

                         (ii) the Company and its Subsidiaries may convey, sell or dispose of, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture;

                         (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary as applicable;

                         (iv) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its wholly owned Subsidiaries; and

                         (v) the Company may enter into, and comply with its obligations under, the Second Floor Sublease.

                    The term "Asset Sale" shall not include (and this covenant shall not apply to) any single sale of assets or series of related sales of assets, or Event of Loss, at any time while the Notes are outstanding to the extent the Net Proceeds therefrom do not exceed $15,000,000, and any dispositions as described in the immediately preceding paragraph.

                    The Company shall accumulate all Net Cash Proceeds from Asset Sales (to be maintained in the Net Cash Proceeds Account in which, subject to the lien subordination provisions set forth in the Intercreditor Agreement, the Collateral Documents and Section 4.6, the Collateral Agent shall have a perfected security interest on behalf of the Secured Creditors), and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted by this Section 5.14(a) and within the time provided by this Section 5.14(a) shall be referred to as the "Accumulated Amount."

                    (b) For the purposes of this Section 5.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $15,000,000. Not later than 10 Business Days after each Minimum Accumulation Date, the Company shall apply such Accumulated Amount to amounts outstanding (and/or permanent reductions in commitments) under, or in respect of, Indebtedness described in clause (1)(i)(A) of Section 5.14(a) with a permanent reduction of the amounts available under or in respect of, such Indebtedness. To the extent that there are no amounts outstanding, and there are no amounts available under, or in respect of, Indebtedness described in clause (1)(i)(A) of Section 5.14(a), at such time, the Company shall commence an Asset Sale Offer to the Holders to purchase, on a pro rata basis, for U.S. Legal Tender Securities having a principal amount equal to the Asset Sale Offer Amount, at a purchase price (the "Asset Sale Offer Price") equal to 100% of principal amount, plus accrued but unpaid interest (including Contingent Payments) to, and including, the date (the "Asset Sale Purchase Date") the Securities tendered are purchased and paid for in accordance with this Section 5.14. Notice of an Asset Sale Offer shall be sent, not later than 20 Business Days prior to the close of business on the Asset Sale Put Date (as defined below), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                         (1)  that the Asset Sale Offer is being made
    pursuant to such notice and this Section 5.14;

                         (2) the Asset Sale Offer Amount, the Accumulated Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Asset Sale Put Date, and the "Asset Sale Purchase Date," which Asset Sale Purchase Date shall be on or prior to 30 Business Days (or later, if required by law) following the date the Accumulated Amount was greater than $15,000,000;

                         (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest (including Contingent Payments) if interest is then accruing;

                         (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this clause (b), any Security, or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest (including Contingent Payments) after the Asset Sale Purchase Date;

                         (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Purchase Date (the "Asset Sale Put Date");

                         (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Asset Sale Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                         (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired;

                         (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                         (9) the circumstances and relevant facts regarding such Asset Sales.

                    Any such Asset Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                    No later than 12:00 noon New York City time on an Asset Sale Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                    (c) Notwithstanding the foregoing, if the amount required to acquire all Securities tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") shall be less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without regard to the restrictions set forth in this Section 5.14, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of Section 5.14(b), the Accumulated Amount as of the Minimum Accumulation Date shall be reduced to zero and accumulations thereof shall be deemed to recommence from the day next following such Minimum Accumulation Date, and all Liens in such Accumulated Amount created pursuant to Section 5.14(a) shall be released.

          SECTION 5.15.  Construction.  The Company shall cause construction
                         -------------
of the Casino to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the Plans, subject to Force Majeure (as defined in the General Development Agreement).


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

          SECTION 5.16.  Limitation on Use of Certain Funds.  The Company
                         -----------------------------------
will use (i) borrowings under the Tranche A Term Loans, the Tranche B Term Loans and the Subordinated Credit Facility, (ii) proceeds from the Convertible Junior Subordinated Debentures, and (iii) any equity contributions it received in connection with the consummation of the Plan of Reorganization, (a) to pay all regularly scheduled payments of, interest on, fees and other amounts (other than principal payments until the regularly scheduled date of repayment occurs with respect thereto as provided in the Bank Credit Facilities) due and payable pursuant to the Bank Credit Facilities, (b) to pay all regularly scheduled payments of Fixed Interest and Contingent Payments due and payable on the Notes and Contingent Payments (in this instance only, as defined in the Contingent Notes Indenture) due and payable on the Contingent Notes, (c) to pay all Minimum Payment Guaranty Obligations, (d) to pay all amounts, including without limitation, all fees and payments of interest due and payable on the Subordinated Credit Facility, the Completion Loan Agreement, the Convertible Junior Subordinated Debentures and the Indemnity Agreement, (e) to pay all costs of construction and development of the Casino (including, without limitation, the costs set forth in the Pre-Opening Budget attached to the Management Agreement as Exhibit H, including, without limitation, costs related to construction management, architectural engineering and interior design, site work, utility installations and hook-up fees, construction permits, certificates and bonds, furniture, fixtures, furnishings, machinery and equipment (including gaming equipment)), (f) to pay all amounts owing under the Ground Lease, the General Development Agreement, the Casino Operating Contract and any other agreement entered into in connection with the construction or development of the Casino, as well as all amounts owing to the City, the State of Louisiana, the Regulating Authority, the RDC or any other governmental authority, agency, board, subdivision or special purpose corporation thereof, (g) to pay amounts due and owing under the Management Agreement, (h) to pay Credit Enhancement Fees (as defined in the Credit Enhancement Fee Agreement), (i) for the repurchase of any securities of the Company, any Guarantor or any Subsidiary thereof, including the Notes, pursuant to a Required Regulatory Redemption,
(j) for repurchases of Notes pursuant to an Offer to Purchase, and (k) after the Casino Opening Date, for general corporate purposes.

          SECTION 5.17.  Limitation on Status as Investment Company.  The
                         -------------------------------------------
Company will not, and will not permit any of its Subsidiaries to, be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise be subject to regulation under the Investment Company Act.

          SECTION 5.18.  Restrictions on Sale and Issuance of Subsidiary
                         -----------------------------------------------
Stock. The Company will not sell, and will not permit any of its Subsidiaries
------
to issue or sell, any shares of Disqualified Capital Stock of any Subsidiary to any person other than the Company or a wholly owned Subsidiary of the Company.

          SECTION 5.19.  Limitation on Payment of Management Fees.
                         -----------------------------------------
                    (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay to any stockholder of the Company or any of such stockholder's Affiliates, Management Fees in the aggregate (for all such stockholders and Affiliates) in excess of 3% of Gross Revenues of the Casino ("Base Management Fees"); provided, however, that if

Consolidated EBITDA of the Company exceeds $40,000,000 in any First Semiannual Period, additional Management Fees ("Incentive Management Fees") may be paid for such First Semiannual Period up to an amount equal to 7% of Consolidated EBITDA for such First Semiannual Period in excess of $40,000,000; and if Consolidated EBITDA of the Company exceeds an aggregate of $75,000,000 for a Second Semiannual Period and the immediately preceding First Semiannual Period, Incentive Management Fees may be paid for such Second Semiannual Period up to an amount equal to (a) 7% of the aggregated Consolidated EBITDA for such First Semiannual Period and Second Semiannual Period in excess of $75,000,000, less (b) an amount equal to the Incentive Management Fees, if any, paid with respect to the immediately preceding First Semiannual Period. Incentive Management Fees with respect to a Semiannual Period may be made no earlier than the next Business Day following the date on which all accrued interest (including Contingent Payments) has been paid for all periods through such Semiannual Period; provided further, however, that the Management Agreement shall provide that Harrah's Management Company shall refund to the Company any Incentive Management Fees paid by the Company to Harrah's Management Company in respect of such First Semiannual Period if Consolidated EBITDA of the Company does not exceed an aggregate of $75,000,000 for such First Semiannual Period and immediately succeeding Second Semiannual Period. No Base Management Fees may be paid, and no Incentive Management Fees may be accrued or paid, during or with respect to any period in which the Company is in default with respect to interest (including Contingent Payments) or principal payments on the Notes; Base Management Fees accrued during such period may be paid in the event that such default is cured.

                    (b)  Notwithstanding subsection (a) above:

                         (i) if (A) the Company pays Fixed Interest in Secondary Securities in lieu of paying Fixed Interest in cash on any of the First Interest Payment Date, the Second Interest Payment Date, the Third Interest Payment Date, the Fourth Interest Payment Date, the Fifth Interest and the Sixth Interest Payment Date, and (B) the Company has achieved negative cash flow (other than cash flow deficiencies resulting from payments of principal or interest in respect of the Tranche A-1 Term Loans or the Tranche A-2 Term Loans) for the Semiannual Period corresponding to such Interest Payment Date (excluding capital expenditures as a use of cash and excluding financings as a source of cash), Base Management Fees shall be deferred for such Semiannual Period to the extent of such negative cash flow; to the extent Harrah's Management Company received Base Management Fees for such Semiannual Period that are required to be deferred pursuant to this Section 5.19(b)(i), the Company shall cause Harrah's Management Company to return such Base Management Fees to the Company and such Base Management Fees shall upon such return be deemed to be deferred for such Semiannual Period;

                         (ii) if the Company pays Fixed Interest in Secondary Securities in lieu of paying Fixed Interest in cash on any of the Third Interest Payment Date, the Fourth Interest Payment Date, the Fifth Interest Payment Date and the Sixth Interest Payment Date, Incentive Management Fees shall be deferred for the Semiannual Period corresponding to such Interest Payment Date; to the extent Harrah's Management Company received Incentive Management Fees for such Semiannual Period, the

     Company shall cause Harrah's Management Company to return such Incentive Management Fees to the Company and such Incentive Management Fees shall upon such return be deemed to be deferred for such Semiannual Period;

          (iii) if the Company's Consolidated EBITDA is less than $28,500,000 for the twelve month period ending on the last day of the Semiannual Period immediately preceding any Interest Payment Date occurring after the Sixth Interest Payment Date, Base Management Fees shall be deferred for the Semiannual Period corresponding to such Interest Payment Date; to the extent Harrah's Management Company received Base Management Fees for such Semiannual Period, the Company shall cause Harrah's Management Company to return such Base Management Fees to the Company and such Base Management Fees upon such return shall be deemed to be deferred for such Semiannual Period; and

          (iv) at such time as, and to the extent that, Consolidated EBITDA exceeds $65,000,000 for any First Semiannual Period and the immediately following Second Semiannual Period, the Company may, after the payment of any amounts owing under the Bank Credit Facilities for such period, pay all deferred Base Management Fees (pro rata with any due and unpaid fees owing by the Company under the Minimum Payment Guaranty Documents); and at such time as, and to the extent that, Consolidated EBITDA exceeds $75,000,000 for any First Semiannual Period and the immediately following Second Semiannual Period, the Company may, after the payment of any amounts owing under the Bank Credit Facilities for such period, and after the payment of all deferred Base Management Fees and all accrued and unpaid fees owing by the Company under the Minimum Payment Guaranty Documents, pay all deferred Incentive Management Fees.

     SECTION 5.20.  Listing of Securities.  The Company covenants and agrees
                    ---------------------
that it will, as promptly as practicable, use its best efforts to list the Notes on such securities exchanges or quotation systems as may be required from time to time, by written order, regulation or otherwise, in order for the Holders to maintain their suitability under Louisiana gaming laws or regulations.

     SECTION 5.21.  Compliance with Environmental Laws.
                    -----------------------------------

     (a) The Company will comply, and will cause each of its subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Company or any of its subsidiaries, will within a reasonable time-period pay or cause to be paid all costs and expenses incurred in connection with such compliance and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, except as could not reasonably be expected to have a material adverse effect, singly or in the aggregate, on the properties, business, results of operations, financial condition, business affairs or prospects of the Company (a "Material Adverse Effect"). Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Company or any of its subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

     (b) At the written request of the Trustee or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Company will provide, at its expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Company or any of its subsidiaries, prepared by an environmental consulting firm approved by the Trustee, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Trustee or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding reasonably believe that the Company or any such subsidiary or any such Real Property is not in material compliance with any Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Company or any such subsidiary or any such Real Property. If the Company fails to provide the same within 90 days after such request was made, the Trustee may order the same, and the Company shall grant and hereby grants to the Trustee and the Holders and their agents access to such Real Property and specifically grants the Trustee and the Holders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company's expense.

    SECTION 5.22.  Limitation on Layering Debt.  Neither the Company, the
                   ---------------------------
Parent Guarantor, nor any Subsidiary Guarantor may create, incur, assume or suffer to exist any Indebtedness, except for Senior Subordinated Debt, that is subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as applicable, unless, by its terms or the terms of the instrument creating or evidencing it, such Indebtedness is subordinate in right of payment to (i) in the case of the Company, the Securities, (ii) in the case of the Subsidiary Guarantors, the Guaranty, and (iii) in the case of the Parent Guarantor, the Parent Guaranties.

     SECTION 5.23.  Certain Damages.  To the extent any Holder who received
                    ---------------
Securities pursuant to the Plan of Reorganization reasonably determines that the registration of public resales by such Holder of any Securities received by such Holder pursuant to the Plan of Reorganization is required by law and provides the Company with written notice of such determination within 15 days of the Issue Date, the Company will file (or cause JCC Holding to file) a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to such resales promptly after the receipt of such notice. If the Registration Statement is not declared effective by the SEC within 120 days after it is filed with the SEC, the Company shall pay liquidated damages to any such Holder in an amount equal to $.05 per week (the "Liquidated Damages Amount") for each $1,000 of Securities covered by the

Registration Statement for the period beginning on the 121st day after the Registration Statement is filed with the SEC and ending on the day the Registration Statement is declared effective by the SEC (the "Liquidated Damages Period"). The Liquidated Damages Amount shall increase by $.05 for every 45 days of the Liquidated Damages Period to a maximum of $.30 per week for each $1,000 of Securities covered by the Registration Statement. The Registration Statement may cover all Securities held by all Holders, if any, who provide notice to the Company pursuant to this Section 5.23.

     SECTION 5.24.  Certain Deferrals.  The Company shall, if required by the
                    -----------------
terms of the Completion Loan Agreement, defer its payment obligations thereunder in accordance with the Completion Loan Agreement. The Company shall, if required under the terms of the Credit Enhancement Fee Agreement, defer the payment of its fees owing thereunder in accordance with the terms of the Credit Enhancement Fee Agreement. The Company shall, if required by the terms of the Subordinated Credit Facility, defer payments of interest thereunder in accordance with the terms of the Subordinated Credit Facility.

                                     ARTICLE VI.
                                     SUCCESSORS

     SECTION 6.1.  Limitation on Merger, Sale or Consolidation.  The Company
                   -------------------------------------------
shall not consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis, including, without limitation, as set forth in the last paragraph of this Section 6.1), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless:

          (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia (provided that at all times at least one obligor with respect to the Securities is such a corporation) and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities, this Indenture and the Collateral Documents;

          (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Tangible Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction;

          (iv) other than in the case of a transaction solely between the Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company, immediately after giving effect to such transaction on a pro forma basis, the consolidated surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) under Section 5.11; and

          (v) such transaction will not result in the loss of any Gaming License relating to the Company.

     For purposes of this Section 6.1, the Consolidated Coverage Ratio shall be determined on a pro forma consolidated basis (giving pro forma effect to the transaction and any related incurrence of Indebtedness or Disqualified Capital Stock).

     For purposes of the first sentence of this Section 6.1, the sale, lease, conveyance or transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation in accordance with the procedures established in the Indenture, provided that the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders of the Notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law).

     SECTION 6.2. Successor Substituted. Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with Section 6.1, the successor entity formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, this Indenture and the Collateral Documents with the same effect as if such successor corporation had been named therein as the Company, and the Company will be released from its obligations under this Indenture, the Collateral Documents and the Notes, except as to any obligations that arise from or as a result of such transaction.


                                     ARTICLE VII.
                            EVENTS OF DEFAULT AND REMEDIES

     SECTION 7.1.  Events of Default.  "Event of Default," wherever used
                   -----------------
herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the failure by the Company to pay any installment of interest on the Notes as and when due and payable and the continuance of any such failure for 30 days;

          (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay any Offer to Purchase Price, or otherwise;

          (3) except as provided in clauses (1) or (2) of this Section 7.1, failure of the Company or any Subsidiary of the Company to comply with any provision of Section 5.10, 5.15, 5.16, 5.18, 5.19 or 6.1 or
     Article XI, which failure continues for 30 days;

          (4) except as otherwise provided herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (5) the filing by the Parent Guarantor, the Company or any Significant Subsidiary of the Company (in each case, a "Debtor") of a petition commencing a voluntary case under section 301 of title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

          (6) the filing against a Debtor of a petition commencing an involuntary case under section 303 of title 11 of the United States Code, with respect to which case (a) such Debtor consents or fails to timely object to the entry of, or fails to seeks the stay and dismissal of, an order of relief, (b) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (c) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

          (7) the entry by a court of competent jurisdiction or by the Regulating Authority of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or

     (b) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect;

          (8) a default in the payment of principal, premium or interest when due at final maturity or an acceleration for any other reason of the maturity of any Indebtedness (other than Non-recourse Indebtedness) of the Company or any Significant Subsidiary with an aggregate principal amount in excess of $15,000,000, including, without limitation, the Bank Credit Facilities at such times as the aggregate principal amount of Indebtedness thereunder exceeds $15,000,000; provided that an Event of Default shall not be deemed to occur with respect to the failure to make such payment at final maturity or the acceleration of the maturity of Indebtedness of the Company or any Significant Subsidiary if such acceleration shall be rescinded, or the Indebtedness shall be repaid in full, in each such case within 10 days;

          (9) final unsatisfied judgments not covered by insurance (other than with respect to Non-recourse Indebtedness) aggregating in excess of $15,000,000, at any one time rendered against the Company or any Significant Subsidiary of the Company and not stayed, bonded or discharged within 60 days;

          (10) the loss of the legal right of the Company to operate slot machines at the Casino for gaming activities and such loss continuing for more than 90 days;

          (11) a failure to comply with the provisions of the Collateral Documents and the continuance of such or failure to comply for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, provided that if such event of default or failure to comply, as the case may be, materially and adversely affects (1) the Collateral, (2) the priority or perfection of the security interests purported to be created with respect to any material portion of the Collateral or (3) the rights and remedies of the Collateral Agent, the Trustee or the respective secured creditors in respect of any material portion of the Collateral, then the failure to comply need only continue after the applicable cure period specified in the applicable Collateral Document;

          (12) [Intentionally deleted]

          (13) any Collateral Document fails to become or ceases to be in full force and effect (other than in accordance with its terms or the terms hereof) or ceases (once effective) to create in favor of the Collateral Agent, with respect to any material amount of Collateral, a valid and perfected Lien on the Collateral (except to the extent a valid and perfected Lien on the Collateral is not required) to be covered thereby (unless a prior or exclusive Lien is specifically permitted by this Indenture);

          (14) the failure of the Casino Completion Date to have occurred by 30 days following the date on which an event of default entitling the City to terminate the Ground Lease has occurred under the Ground Lease as a result of the failure to complete the Casino;

          (15) an "Event of Default" (as defined in the Ground Lease) has occurred; and

          (16) an "Event of Default" (as defined in the Contingent Notes Indenture) has occurred.

     SECTION 7.2.  Acceleration of Maturity Date; Rescission and Annulment.
                   --------------------------------------------------------
If an Event of Default (other than an Event of Default specified in Section 7.1(5), (6) or (7) with respect to the Company), occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less then 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company and the Guarantors (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities, determined as set forth below, together with accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 7.1(5), (6) or (7) occurs with respect to the Company, (i) all principal of, premium applicable to, and accrued interest on, the Securities, and (ii) the Make-Whole Amount, shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders; provided, however, that (A) the Primary Make-Whole Amount shall be subordinated in right of payment to all Senior Debt and shall rank pari passu with all Senior Subordinated Debt including, without limitation, all Senior Subordinated Debt to which HET has succeeded to the rights of the lenders thereunder and
(B) the Secondary Make-Whole Amount shall be subordinate to all Senior Debt and all Senior Subordinated Debt including, without limitation, all Senior Subordinated Debt to which HET has succeeded to the rights of the lenders thereunder. The Primary Make-Whole Amount shall be subordinated to Senior Debt in accordance with the terms of Article XIII.

     The Secondary Make-Whole Amount shall be subordinated to all Senior Debt and all Senior Subordinated Debt on the terms provided in Article XIII (for this purpose, treating all Senior Subordinated Debt as if same were Senior
Debt), except that no payments whatsoever may be made with respect to the Secondary Make-Whole Amount unless and until all Senior Debt and all Senior Subordinated Debt has been repaid in full in cash.

     At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VII, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences and may waive, on behalf of all Holders, an Event of Default or an event which with notice or lapse of time or both would become an Event of Default if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (A) all overdue interest (including Contingent Payments) on all Securities,


              (B) principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

              (C) to the extent that payment of such interest is lawful, interest upon overdue interest (including Contingent Payments) at the rate borne by the Securities,

              (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (2) all Events of Default, other than the nonpayment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.12.

Notwithstanding the previous sentence of this Section 7.2, no rescission, amendment or waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to rescind such acceleration or waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

     SECTION 7.3.   Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Trustee.  The Company covenants that if an Event of Default in payment of
-------
principal, premium, or interest (including Contingent Payments) specified in
Section 7.1(1) and (2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including Contingent Payments), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest (including Contingent Payments), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 7.4.  Trustee May File Proofs of Claim.  In case of the pendency
                   ---------------------------------
of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Contingent Payments)) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (i) to file and prove a claim for the whole amount of principal and interest (including Contingent Payments) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 7.5.  Trustee May Enforce Claims Without Possession of
                   ------------------------------------------------
Securities.  All rights of action and claims under this Indenture or the
-----------
Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 7.6.  Priorities.  Subject to the Intercreditor Agreement,
                   ----------
Section 4.6, Article XIII and Article XIV, any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including Contingent Payments), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 8.7:

     SECOND: To the Holders in payment of the amounts then due and unpaid for principal of and interest (including Contingent Payments) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including Contingent Payments), respectively; and

     THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

     SECTION 7.7.  Limitation on Suits.  No Holder of any Security shall have
                   -------------------
any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

              (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

              (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

              (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 7.8.  Unconditional Right of Holders to Receive Principal and
                   -------------------------------------------------------
Interest.  Notwithstanding any other provision of this Indenture, the Holder
--------
of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest (including Contingent Payments) on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of Required Regulatory Redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Offer Price, on the applicable Change of Control Purchase Date, and in the case of the Offer Price on the Asset Sale Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 7.9.  Rights and Remedies Cumulative.  Except as otherwise
                   ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 7.10.  Delay or Omission Not Waiver.  No delay or omission by
                    ----------------------------
the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 7.11.  Control by Holders.  Subject to the terms of the
                    ------------------
Intercreditor Agreement with respect to actions taken under the Collateral Documents, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 7.12.  Waiver of Past Default.  Subject to Section 7.8, the
                    ----------------------
Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

          (A) in the payment of the principal of, premium, if any, or interest (including Contingent Payments) on, any Security as specified in clauses (1) and (2) of Section 7.1, or

          (B) in respect of a covenant or provision hereof which, under
     Article X, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

     SECTION 7.13.  Undertaking for Costs.  All parties to this Indenture
                    ---------------------
agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest (including Contingent Payments) on, any Security on or after the Maturity Date of such Security.

     SECTION 7.14.  Restoration of Rights and Remedies.  If the Trustee or
                    ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                    ARTICLE VIII.
                                       TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

     SECTION 8.1.  Duties of Trustee.
                   -----------------

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of his
     Section 8.1.

         (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application, provided, however, that in the event the Trustee in its reasonable judgment determines that complying with such order or directive would subject it or its officers or directors to unreasonable or onerous requirements, the Trustee may, at its option, resign as Trustee in lieu of complying with such order or directive; and provided, further, that no resignation shall become effective until a successor Trustee is appointed and delivers a written acceptance in accordance with Section 8.8 hereof.


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

         (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.11.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this
Section 8.1.

     (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 8.2.  Rights of Trustee.  Subject to Section 8.1:
                   -----------------

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 7.1(1), 7.1(2) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     (h) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     SECTION 8.3.  Individual Rights of Trustee.  The Trustee in its
                   ----------------------------
individual or any other capacity may become the owner or pledgee of any of the Securities, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee; provided, however, that the Trustee shall use reasonable good faith efforts so that it at no time becomes a Bank Lender; provided, further, that the foregoing proviso shall in no event operate to prevent the Trustee from acquiring all or any portion of the equity interests in any other person which itself is a Bank Lender (and as a result of which the Trustee could become a Bank Lender). Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

     SECTION 8.4.  Trustee's Disclaimer.  The Trustee makes no representation
                   --------------------
as to the validity or adequacy of this Indenture or the Securities and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

     SECTION 8.5.  Notice of Default.  If a Default or an Event of Default
                   -----------------
occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest (including Contingent Payments) on, any Security (including the payment of the Change of Control Offer Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date and the Asset Sale Offer Amount on the Asset Sale Purchase Date, as the case may be), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

     SECTION 8.6.  Reports by Trustee to Holders.  If required by law,
                   -----------------------------
within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the

Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by law, the Trustee also shall comply with TIA Sections 313(b) and 313(c).

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     SECTION 8.7.  Compensation and Indemnity.  The Company shall pay to the
                   --------------------------
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

     The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence, bad faith or willful misconduct on its part, arising out of or in connection with
(a) the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any real property owned, leased or at any time operated by the Company or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, the non-compliance of any real property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any real property, or any environmental claim relating in any way to the Company or any of its Subsidiaries, their operations, or any real property owned, leased or at any time operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation, or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified). The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest (including Contingent Payments) on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(5), (6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Company's obligations under this Section 8.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article IX and any rejection or termination of this Indenture under any Bankruptcy Law.

     SECTION 8.8.  Replacement of Trustee.  The Trustee may resign by so
                   ----------------------
notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 8.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section
8.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

     SECTION 8.9.  Successor Trustee by Merger, Etc.  If the Trustee
                   --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

     SECTION 8.10.  Eligibility; Disqualification.  The Trustee shall at all
                    -----------------------------
times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

     SECTION 8.11.  Preferential Collection of Claims against Company.  The
                    -------------------------------------------------
Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                     ARTICLE IX.
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 9.1.  Option to Effect Legal Defeasance or Covenant Defeasance.
                   --------------------------------------------------------
The Company may elect to have either Section 9.2 or 9.3 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article IX.

     SECTION 9.2.  Legal Defeasance and Discharge.  Upon the Company's
                   ------------------------------
exercise under Section 9.1 of the option applicable to this Section 9.2, the Company shall be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 9.5 and the other Sections of this Indenture referred to in (a) and
(b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for
the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest (including Contingent Payments) on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10, 5.2 and 5.4, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and (d) this Article IX. Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 with respect to the Securities.

     SECTION 9.3.  Covenant Defeasance.  Upon the Company's exercise under
                   -------------------
Section 9.1 of the option applicable to this Section 9.3, the Company shall be released from its obligations under the covenants contained in Sections 5.3, 5.6, 5.7, 5.8, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.18, 5.19,
5.20, 5.21 and 5.22 and Article VI with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.1 of the option applicable to this
Section 9.3, Sections 7.1(3), 7.1(4) and 7.1(8), 7.1(9), 7.1(10), 7.1(11),
7.1(12), 7.1(13), 7.1(14), 7.1(15) and 7.1(16) shall not constitute Events of
Default.

     SECTION 9.4.  Conditions to Legal or Covenant Defeasance.  The following
                   ------------------------------------------
shall be the conditions to the application of either Section 9.2 or Section
9.3 to the outstanding Securities:

     (a) (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) U.S. Legal Tender in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, U.S. Legal Tender in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of and interest (including Maximum Contingent


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


Payments for the current and all future Contingent Payment Periods) on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal or interest (including Contingent Payments); provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities and (2) the Holders must have a valid and perfected exclusive security interest in such trust;

     (b) In the case of an election under Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred (assuming that the Maximum Contingent Payments had been made for the current and all future Contingent Payment Periods);

     (c) In the case of an election under Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred (assuming that the Maximum Contingent Payments had been made for the current and all future Contingent Payment Periods);

     (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as
Section 7.1(5), 7.1(6) or 7.1(7) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

     (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (including, without limitation, the Bank Credit Facilities) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) In the case of an election under either Section 9.2 or 9.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section
9.2 or 9.3, as applicable, was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.2 or the Covenant Defeasance under Section 9.3 (as the case may be) have been complied with as contemplated by this Section 9.4.

     SECTION 9.5.  Deposited U.S. Legal Tender and U.S. Government
                   -----------------------------------------------
Obligations to Be Held in Trust; Other Miscellaneous Provisions.  Subject to
---------------------------------------------------------------
Section 9.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to
Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Contingent Payments), but such money need not be segregated from other funds except to the extent required by law.

     The Company agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 9.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 9.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 9.6.  Repayment to Company.  Any money deposited with the
                   --------------------
Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (including Contingent Payments) on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 9.7.  Reinstatement.  If the Trustee or Paying Agent is unable
                   -------------
to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.2 or 9.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with
Section 9.2 and 9.3, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest (including Contingent Payments) on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                      ARTICLE X.
                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 10.1.  Supplemental Indentures Without Consent of Holders.
                    ---------------------------------------------------
Without the consent of any Holder, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supplement the Securities, this Indenture, or any of the Collateral Documents, in form satisfactory to the Trustee and the Company, for any of the following purposes:

          (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

          (3) to provide for additional collateral for or additional Guarantors of the Securities;

          (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (5) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article VI; or

          (6) to comply with the TIA.

     SECTION 10.2.  Amendments, Supplemental Indentures and Waivers with
                    ----------------------------------------------------
Consent of Holders.  Subject to Section 7.8 and the last sentence of this
------------------
paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement any of the Collateral Documents, this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any of the Collateral Documents, this Indenture or the Securities or of modifying in any manner the rights of the Holders under any of the Collateral Documents, this Indenture or the Securities. Subject to
Section 7.8 and the last sentence of this paragraph, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of any of the Collateral Documents, this Indenture or the Securities. Notwithstanding the foregoing provisions of this Section 10.2, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) change the Stated Maturity of, or the Change of Control Offer Period or the Asset Sale Offer Period on, any Security;

          (2) reduce the principal amount of any Security;

          (3) reduce the rate or extend the time for payment of interest (including Contingent Payments) on any Security;

          (4) make the principal of, or the interest (including Contingent Payments) on, any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the Issue Date;

          (5) make any changes in Section 7.8 or this third sentence of this
     Section 10.2 (except, in the case of this third sentence, to add any additional provision of this Indenture to this sentence);

          (6) reduce any Purchase Price;

          (7) alter the redemption provisions of Article III or the ecurities in a manner adverse to any Holder;

          (8) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or change the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities (except to increase any required percentage) or make any changes in the provisions concerning the rights of Holders to recover the principal of, interest (including Contingent Payments) on, or redemption payment with respect to, any Security; or

          (9) make the Securities subordinated in right of payment to any extent or under any circumstances (except as permitted by this Indenture) to any other indebtedness.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     After an amendment, supplement or waiver under this Section 10.2 or 10.4 becomes effective, it shall bind each Holder, subject to the limitations set forth above.

     In connection with any amendment, supplement or waiver under this
Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

     SECTION 10.3.  Compliance with TIA.  Every amendment, waiver or
                    -------------------
supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 10.4.  Revocation and Effect of Consents.  Until an amendment,
                    ---------------------------------
waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same (or a portion of the same) debt as the consenting Holder's Security with respect to which a consent was given; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (including Contingent Payments) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

     SECTION 10.5.  Notation on or Exchange of Securities.  If an amendment,
                    -------------------------------------
supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

     SECTION 10.6.  Trustee to Sign Amendments, Etc.  The Trustee shall
                    -------------------------------
execute any amendment, supplement or waiver authorized pursuant to this
Article X, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.

     SECTION 10.7.  Consent to Certain Amendments of the Ground Lease;
                    --------------------------------------------------
Trustee's Actions.  To the extent required under the Ground Lease, the
-----------------
Collateral Agent and the Trustee, on behalf of the Holders, hereby waive their right to consent or shall be authorized to waive its consent, as the case may be, to any future amendment, modification or change of such Ground Lease, and any and all other leases now or hereafter subject to the Mortgages, provided that:

     (a) such amendment, modification or change would not (i) have a material adverse effect on the Collateral, (ii) have a material adverse effect on the rights of the Holders or the Collateral Agent under the Ground Lease or such other lease, as the case may be; or (iii) materially increase the payment obligations under the Ground Lease, or such other lease, as the case may be; and

     (b) contemporaneously with the execution of such amendment, modification or change, the Collateral Agent shall receive, at no cost to the Holders or the Collateral Agent, an endorsement to the mortgagee's title insurance policy insuring the Mortgages, assuring (i) that such amendment does not impair or invalidate the lien of the Mortgages and (ii) that such amendment does not affect the coverage afforded by the above-referenced title insurance policy.

     Except as set forth above, the Trustee may request the consent and approval of the Holders as a condition to giving any consent or approval under the Ground Lease, or any other lease or the Casino Operating Contract and shall have no responsibility or liability for failing to give any such consent or approval absent direction from the Holders.


                                     ARTICLE XI.
                             RIGHT TO REQUIRE REPURCHASE

     SECTION 11.1  Repurchase of Securities at Option of the Holder Upon
                   -----------------------------------------------------
Change of Control.
------------------

     (a) In the event that a Change of Control (the date on which such event occur being referred to as the "Change of Control Date") occurs, each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions hereof, to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on the date that is no later than 30 Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price (the "Change of Control Offer Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

     (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence an offer to purchase Notes (a "Change of Control Offer"), the Company shall follow the procedures set forth in this Section
11.1 as follows:

          (1) the Change of Control Offer shall commence within 10 Business Days following the Change of Control Date;

          (2) the Change of Control Offer shall remain open for 20 Business Days and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period");

          (3) within 5 Business Days following the expiration of a Change of Control Offer (and in any event not later than 35 Business Days following the Change of Control Date), the Company shall purchase all of the tendered Securities at the Change of Control Offer Price together with accrued interest to the Change of Control Payment Date;

          (4) if the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest (including Contingent Payments) will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer and who are paid on the Change of Control
     Payment Date;

          (5) the Company shall provide the Trustee with notice of the any Change of Control Offer; and

          (6) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

              (i) that the Change of Control Offer is being made pursuant to this Section 11.1;

              (ii) the Change of Control Offer Price (including the amount of accrued and unpaid interest), the Change of Control Payment Date and the Change of Control Put Date (as defined below);

              (iii) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest (including Contingent Payments);

              (iv) that, unless (a) the Company defaults in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this clause (b) or (b) such Change of Control payment is prevented for any reason, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest (including Contingent Payments) after the Change of Control Payment Date;

               (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Change of Control Payment Date (the "Change of Control Put Date");

               (vi) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which, for purposes of this Section 11.1, notwithstanding any other provision of this Indenture, may not be the Company or an Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

               (viii) a brief description of the events resulting in such Change of Control.

     No later than 12:00 noon, New York City Time, on a Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Final Change of Control Put Date, (ii) irrevocably deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Offer Price (including accrued and unpaid interest) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Payment Date pay to the Holders of Securities so accepted an amount equal to the Change of Control Offer Price (including accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                                     ARTICLE XII.
                                       GUARANTY

     SECTION 12.1.  Guaranty.
                    ---------

     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to Article III,
Article XIV and subsection (d) below, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guaranty") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest (including Contingent Payments to the extent due and payable hereunder) on the Securities will be paid in full when due, whether at the maturity or Interest Payment Date, by acceleration, Required Regulatory Redemption, upon a Change of Control, Offer to Purchase, or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, Required Regulatory Redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

     (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until the principal of, premium, if any, and interest (including Contingent Payments to the extent due and payable hereunder) on all Securities issued hereunder shall have been paid in full. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section
7.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

     (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, or at the time that any demand is made thereupon, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

     (e) Each Guarantor shall be subrogated to all rights of the Holders against the Company under the Securities, this Indenture or the Collateral Documents in respect of any amounts paid by such Guarantor pursuant to the provisions of such Guaranty or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest (including Contingent Payments to the extent due and payable hereunder) on all Securities issued hereunder shall have been paid in full.

     SECTION 12.2.  Parent Guaranty.
                    ----------------

     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to Article III,
Article XIV and subsection (d) below, the Parent Guarantor hereby irrevocably and unconditionally guarantees (the "Parent Guaranty" and, together with the Guaranty of the Parent Guarantor, the "Parent Guaranties") to each holder of a Development Companies Guaranty and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Development Companies Guaranty or the obligations of any of the Development Companies under the Development Companies Guaranty, that all obligations of each of the Development Companies to the Holders or the Trustee under the Guaranty will be promptly paid in full or performed, all in accordance with the terms of the Development Companies Guaranty.

     (b) The Parent Guarantor hereby agrees that its obligations with regard to this Parent Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Development Companies Guaranty or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against any Development Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of any Development Company under the Development Companies Guaranty. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Development Company, any right to require a proceeding first against any Development Company or right to require the prior disposition of the assets of any Development Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Parent Guaranty will not be discharged except by complete performance of the obligations of the Development Companies under the Development Companies Guaranty.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to any Development Company, or any Custodian, Trustee, or similar official acting in relation to such Development Company, any amount paid by such Development Company to the Trustee or such Holder, this Parent Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until the principal of, premium, if any, and interest (including Contingent Payments to the extent due and payable hereunder) on all Securities issued hereunder shall have been paid in full. The Parent Guarantor further agrees that, as between such Development Company, on the one hand, and the

Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in section 7.2 for the purposes of this Parent Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to any Development Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by the Parent Guarantor for the purpose of this Parent Guaranty.

     (d) It is the intention of the Parent Guarantor and the Development Companies that the obligations of the Parent Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Parent Guaranty would be annulled, avoided or subordinated to the creditors of the Parent Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that the Parent Guaranty was made without fair consideration and, immediately after giving effect thereto, or at the time that any demand is made thereupon, the Parent Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Parent Guarantor under the Parent Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

     (e) The Parent Guarantor shall be subrogated to all rights of the Holders against the Development Companies under the Development Companies Guaranty in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of the Parent Guaranty; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest (including Contingent Payments to the extent due and payable hereunder) on all Securities issued hereunder shall have been paid in full.

      SECTION 12.3.  Execution and Delivery of Guaranty.
                     -----------------------------------

      (a) To evidence its Guaranty set forth in Section 12.1, each Guarantor agrees that a notation of such Guaranty substantially in the form annexed hereto as Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Authorized Representative, by manual or facsimile signature, under a facsimile of its seal reproduced thereon and attested to by an Authorized Representative, other than the Authorized Representative executing the Indenture.

      Each Guarantor agrees that its Guaranty set forth in Section 12.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guaranty.

     If an Authorized Representative, whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of each Guarantor.

     (b) To evidence the Parent Guaranty set forth in Section 12.2, the Parent Guarantor agrees that a notation of such Parent Guaranty substantially in the form annexed hereto as Exhibit C shall be endorsed on each Security
                              ---------
authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Parent Guarantor by an Authorized Representative, by manual or facsimile signature, under a facsimile of its seal reproduced thereon and attested to by another Authorized Representative other than the Authorized Representative executing the Indenture.

     The Parent Guarantor agrees that the Parent Guaranty set forth in
Section 12.2 shall remain in full force and effect and apply to each Development Companies Guaranty notwithstanding any failure to endorse on each Development Company Guaranty a notation of such Parent Guaranty.

     If an Authorized Representative whose signature is on a Development Company Guaranty no longer holds that office at the time the Parent Guaranty is endorsed, the Parent Guaranty shall be valid nevertheless.

     The delivery of any Development Company Guaranty shall constitute due delivery of the Parent Guaranty set forth in this Indenture on behalf of the Parent Guarantor.

     SECTION 12.4.  Future Subsidiary Guarantors.  The Company shall cause
                    ----------------------------
each person that is or becomes a Subsidiary of the Company after the Issue Date to execute a Guaranty in the form of Exhibit B hereto and cause such Subsidiary to execute an Indenture supplemental hereto for the purpose of adding such Subsidiary as a Guarantor hereunder.

     SECTION 12.5.  Release of Guarantors.
                    ----------------------

     (a) The Parent Guarantor shall be released from all of its obligations under the Parent Guaranties and under this Indenture if:

         (i) (A) the Company or the Parent Guarantor has transferred all or substantially all of its properties and assets to any Person (whether by sale, merger or consolidation or otherwise), or has merged into or consolidated with another Person, pursuant to a transaction in compliance with this Indenture;

             (B) the corporation to whom all or substantially all of the properties and assets of the Company or the Parent Guarantor are transferred, or whom the Company or the Parent Guarantor has merged into or consolidated with, has expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Parent Guarantor under the Parent Guaranties and this Indenture;

             (C) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

             (D) the Parent Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 12.4 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

         (ii) the Company ceases for any reason to be a "wholly owned promulgated by the Commission) of the Parent Guarantor.

     (b) In the event (a) of a sale or other disposition of all of the assets of any Subsidiary Guarantor or Development Company, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock (or membership interests) of any Subsidiary Guarantor or Development Company, or (b) that the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, or such Guarantor ceases to be a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guaranty. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Subsidiary Guarantor or Development Company, upon the assumption provided in Section 12.6, such Subsidiary Guarantor or Development Company shall be discharged from all further liability and obligation under this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor or Development Company from its obligations under the Guaranty.

    (c) Upon any assumption of the Guaranty or Parent Guaranty by any Person pursuant to this Section, such Person may exercise every right and power of a Guarantor under this Indenture with the same effect as if such successor corporation had been named as a Guarantor herein, and all the obligations of the released Guarantor under the Guaranty and/or Parent Guaranty, as applicable, and the Indenture shall terminate.

     (d) In the event that a Development Company is released by the Bank
Agent of such Development Company's obligations in respect of its guarantee of the Bank Credit

Facilities, such Development Company shall be released and relieved of its obligations under its Guaranty and shall be discharged of all further liability and obligation under this Indenture.

     SECTION 12.6.  When the Guarantor May Merge, etc.  A Guarantor shall not
                    ----------------------------------
consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, unless:

     (a) either the Company or a Guarantor shall be the continuing person, or the Person (if other than the Company or a Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the assets of the Guarantor are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Guaranty and/or Parent Guaranty, as applicable, and this Indenture;

     (b) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

      (c) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger, or any sale, conveyance or lease of all or substantially all of the assets of a Guarantor, in accordance with this Section, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named as a Guarantor herein, and all the obligations of the predecessor Guarantor hereunder and under the Guaranty and/or Parent Guaranty, as applicable, and the Indenture shall terminate.

     SECTION 12.7.  Certain Bankruptcy Events.  Each Guarantor hereby
                    --------------------------
covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty or the Parent Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.


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

                                    ARTICLE XIII.
                             SUBORDINATION OF SECURITIES

     SECTION 13.1.  Securities Subordinated to Senior Debt.  The Company, for
                    ---------------------------------------
itself, its successors and assigns, covenants and agrees, and each Holder of any Securities, by his or its acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Securities (and any renewals or extensions thereof), including the principal of, premium, if any, and interest (including Contingent Payments and any Make-Whole Amount) thereon and any interest payable on such interest (including Contingent Payments and any Make-Whole Amount), and requirements that the Company make repurchases or redemptions shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or Cash Equivalents of all Obligations in respect of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities.

     SECTION 13.2.  Securities Subordinated to Prior Payment of All Senior
                    ------------------------------------------------------
Debt on Dissolution, Liquidation, Reorganization, etc. of the Company.  Upon
----------------------------------------------------------------------
any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any Collateral at any time securing the Securities) to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, or recapitalization or readjustment of the Company or its property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or otherwise), then in such event,

          (i) all holders of Senior Debt shall first be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations in respect of Senior Debt before any payment is made on account of Obligations, including, without limitation, the principal, premium, if any, or interest (including Contingent Payments and any Make-Whole Amount), in respect of the Securities or in respect of any Offer to Purchase Price;

          (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities (other than, to the extent issued in exchange for the Securities, Permitted Junior Securities), to which the Holders, or the Trustee on behalf of the Holders, would be entitled except for the provisions of this Article XIII, shall be paid or delivered by any debtor or other person making such payment or distribution, directly to the holders of the Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to payment of all Obligations in respect of Senior

     Debt remaining unpaid, to the extent necessary to pay all Obligations in respect of Senior Debt in full, in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (iii) in the event that, notwithstanding the foregoing provisions of this Section 13.2, any payment or distribution of assets of the Company, whether in cash, property or securities (other than, to the extent issued in exchange for the Securities, Permitted Junior Securities), shall be received by the Trustee or the Holders before all Obligations in respect of Senior Debt are paid in full, in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 13.6 and 13.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Debt remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Obligations in respect of Senior Debt held or represented by each, for application to the payment of all Obligations in respect of Senior Debt remaining unpaid, to the extent necessary to pay all Obligations in respect of Senior Debt in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     Without limiting the foregoing, the Company shall give prompt written notice to the Trustee and any Paying Agent of any action or plan of dissolution, winding-up, liquidation or reorganization of the Company or any other facts known to it which would cause a payment to violate this
Article XIII.

     Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of Section 8.1 and
Section 8.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

     SECTION 13.3.  Holders of Securities to be Subrogated to Right of
                    --------------------------------------------------
Holders of Senior Debt.  Subject to the payment in full of all Obligations in
-----------------------
respect of Senior Debt in cash or Cash Equivalents, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Senior Subordinated Debt) to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until the principal of, premium, if any, and interest (including Contingent Payments) on, the Securities, including the Change of Control Offer Price, if applicable, shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Senior Debt under the provisions hereof to which the Holders would be entitled except for the provisions of this Article XIII, and no payment over pursuant to the provisions of this Article XIII to the holders of Senior Debt by the Holders shall, as between the Company, its creditors (other than the holders of Senior Debt) and the Holders, be deemed to be a payment by the Company to or on account of Senior Debt, it being understood that the provisions of this Article XIII are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

     SECTION 13.4.  Obligations of the Company Unconditional.  Nothing
                    -----------------------------------------
contained in this Article XIII or elsewhere in this Indenture or in any Security (but subject to the provisions of Section 3.2) is intended to or shall impair or affect, as between the Company, its creditors (other than the holders of Senior Debt) and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest (including Contingent Payments) on, the Securities, and the Change of Control Offer Price, if applicable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent or limit the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default hereunder, subject to the provisions of Article VII hereof and to the rights, if any, under this Article XIII of the holders of Senior Debt in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy. Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities, shall, except during the pendency of any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets and liabilities of the Company or otherwise), affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 13.5 hereof), payment of principal of, premium, if any, or interest (including Contingent Payments) on, the Securities, or the Change of Control Offer Price, if applicable, in respect of any Securities.

     SECTION 13.5.  Company Not to Make Payments With Respect to Securities
                    -------------------------------------------------------
in Certain Circumstances.
-------------------------

     (a) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and all other Obligations in respect thereof shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for, and, in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, be fully secured by cash collateral, before any payment is made on account of Obligations, including, without limitation, principal of, premium, if any, or interest (including Contingent Payments and any Make-Whole Amount), in respect of the Securities in cash or property or to acquire or repurchase any of the Securities.

     (b) Upon the happening of a default or an event of default (as such term is used in the documentation governing Senior Debt) in respect of the payment of any Obligations in respect of Senior Debt, then, unless and until such default or event of default shall have been cured or waived by the holders of such Senior Debt or shall have ceased to exist, no payment shall be made by or on behalf of the Company with respect to Obligations (except in the form of Secondary Securities in accordance with the provisions of this Indenture), including, without limitation, the principal of, premium, if any, or interest (including Contingent Payments and any Make-Whole Amount), in respect of the Securities in cash or property or to acquire or repurchase any of the Securities.

     (c) Upon the happening of a default or an event of default with respect to any Senior Debt (as such terms are used in the documentation governing Senior Debt), other than a default in payment of the principal of, premium, if any, or interest on the Senior Debt, or if an event of default would result upon any payment with respect to the Securities, upon written notice, which notice shall specify that such notice constitutes a payment blockage notice pursuant to and for purposes of, this Section 13.5(c), of the default given to the Company and the Trustee by the (i) holders of Designated Senior Debt representing a majority of the principal amount thereof or their representative, or (ii) the Minimum Payment Guarantor, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment may be made by or on behalf of the Company with respect to Obligations, including, without limitation, the principal of, premium, if any, or interest (including Contingent Payments and any Make-Whole Amount), in respect of the Securities in cash or property, or to acquire or repurchase any of the Securities for cash or property. Notwithstanding the foregoing, unless the Designated Senior Debt or Minimum Payment Guaranty Obligations in respect of which such default or event of default exists has been declared due and payable in its entirety, in the case of a default, within 30 days and, in the case of an event of default, within 180 days after the date written notice of such default or event of default is delivered as set forth above (the "Payment Blockage Period"), and such declaration has not been rescinded, the Company is required (subject to the provisions of Section 13.2 and Sections 13.5(a) and (b), to the extent then applicable) then to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of such notices may be given; provided, however, that (i) during any 360 consecutive days, the aggregate of all Payment Blockage Periods shall not exceed 180 days, (ii) there shall be a period of at least 180 consecutive days during each continuous 360-day period when no Payment Blockage Period is in effect, and (iii) any default or event of default that resulted in the commencement of a 180-day period may not be the basis for the commencement of any other 180-day period; provided, however, that (a) a default or event of default that resulted in the commencement of a 180-day period may be the basis for the commencement of another 180-day period if such default or event of default was cured or waived for at least 90 days, (b) for the purpose of this clause (iii), separate breaches of the same covenant shall be deemed to give rise to separate defaults or events of default, and (c) for purposes of this clause (iii), any breach of a financial covenant for a subsequent period shall be deemed to give rise to a separate default or event of default.

     In the event that, notwithstanding the foregoing provisions of this
Section 13.5, any payment or distribution of assets of the Company, whether in cash, property or securities, shall be received by the Trustee or the Holders at a time when such payment or distribution should not have been made because of this Section 13.5, such payment or distribution (subject to the provisions of Sections 13.6 and 13.7) shall be held in trust for the benefit of the holders of, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all Obligations in respect of Senior Debt remaining unpaid, to the extent necessary to pay all Obligations in respect of Senior Debt in full, in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Obligations in respect of Senior Debt.

     SECTION 13.6.  Trustee Entitled to Assume Payments Not Prohibited in
                    -----------------------------------------------------
Absence of Notice.  The Trustee shall not at any time be charged with
------------------
knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company or any Guarantor or from one or more holders of Senior Debt or from any representative thereof or trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections
8.1 and 8.2 hereof, shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 13.7.  Application by Trustee of Monies Deposited With It. Any
                    ---------------------------------------------------
deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of, premium, if any, or interest (including Contingent Payments and any Make-Whole Amount) on, any Securities or Offer to Purchase Price in respect of any Securities shall be subject to the provisions of Sections 13.1, 13.2, 13.3 and 13.5 hereof, except that, if prior to the opening of business on the second Business Day next prior to the date on which, by the terms of this Indenture, any such monies may become payable for any purpose (including, without limitation, the payment of principal of, premium, if any, or interest (including Contingent Payments and any Make-Whole Amount) on, or Offer to Purchase Price in respect of, any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 13.6, then the Trustee shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Senior Debt may have to recover any such payments from the Holders in accordance with the provisions of this Article XIII.

     SECTION 13.8.  Subordination Rights Not Impaired by Acts or Omissions of
                    ---------------------------------------------------------
Company or Holders of Senior Debt.  No right of any present or future holder
----------------------------------
of any Senior Debt to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, the Securities, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Each Holder of any Securities, by his acceptance thereof, undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to the Securities and to effectuate the full benefit of the subordination contained in this
Article XIII, and upon failure of any Holder of any Security so to do, any such holder of Senior Debt (or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Holder of such Security to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

     Subject to the definition of Senior Debt and without limiting the effect of the first paragraph of this Section 13.8, any holder of Senior Debt may at any time and from time to time without the consent of or notice to any Holder, without impairing or releasing any of the rights of any such holder of Senior Debt hereunder, upon or without any terms or conditions and in whole or in part:

          (1) change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Senior Debt or any other liability of the Company to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Senior Debt of such holder as so changed, extended, renewed or altered;

          (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Senior Debt or any other liability of the Company to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

          (3) exercise or refrain from exercising any rights or remedies against the Company or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person;

          (4) settle or compromise any Senior Debt or any other liability of the Company to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than such holder; and

          (5) apply any sums by whomsoever paid and however realized to any liability or liabilities of the Company to such holder (other than in respect of the Securities or any liability or liabilities which rank pari passu or junior in right of payment to the Securities) regardless of what liability or liabilities of the Company to such holder remain unpaid.

          SECTION 13.9.  Holders of Securities Authorize Trustee to Effectuate
                         -----------------------------------------------------
Subordination of Securities.  Without purporting to limit the authority of the
----------------------------
Trustee as may be appropriate in other circumstances, each Holder by his or its acceptance thereof irrevocably authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of its or his Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt substantially in the form required in such proceeding at least one day before the expiration of the time to file such claims or proofs, then any of the holders of Senior Debt have the right to file such proof of claim or debt on behalf of the Holders, and to take any action with respect to such proof of claim or debt permitted to be taken by the holders of Senior Debt pursuant to this Indenture, the Securities or by law; provided, however, that no such action by holders of Senior Debt shall in any way limit or affect the rights of the Holders or the Trustee hereunder or under the Securities or applicable law.

          SECTION 13.10.  Right of Trustee to Hold Senior Debt; Preservation of
                          -----------------------------------------------------
Trustee's Rights.  The Trustee, in its individual capacity, shall be entitled to
-----------------
all of the rights set forth in this Article Thirteen in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payment to, the Trustee under or pursuant to Section 8.7.

          SECTION 13.11.  Article XIII Not to Prevent Events of Default.  The
                          ----------------------------------------------
failure to make a payment on account of principal of, premium, if any, or interest (including Contingent Payments) on, the Securities, the Change of Control Offer Price in respect of the Securities, by reason by any provision in this Article XIII shall not be construed as preventing the occurrence of an Event of Default under Section 7.1 hereof.

          SECTION 13.12.  Trustee Not Fiduciary for Holders of Senior Debt.  The
                          -------------------------------------------------
provisions of this Indenture are not intended to create, nor shall they create, any trust or fiduciary relationship between the Trustee and the holders of Senior Debt, nor shall any implied covenants or obligations with respect to holders of Senior Debt (other than those expressly set forth herein) be read into this Indenture against the Trustee. Accordingly, notwithstanding any provision of this Article XIII to the contrary, the Trustee shall not be liable to any such holders if it shall, in good faith, inadvertently pay over or distribute to Holders or the Company or any other person monies or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XIII or otherwise.

          SECTION 13.13.  Trust Monies Not Subordinated.  Notwithstanding
                          ------------------------------
anything contained herein to the contrary and subject to the prior satisfaction of all of the conditions set forth in Article IX, payments from money held in trust under Article IX by the Trustee for the payment of principal of, premium, if any, or interest (including Contingent Payments) on, the Securities, or Change of Control Purchase Price in respect of the Securities shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article Thirteen and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company, in each case so long as (and only so long as) at the time the respective amounts were deposited pursuant to Article IX, such amounts would have been permitted to be paid directly in respect of Obligations, including without limitation, principal of, premium, if any, and interest (including Contingent Payments), in respect of the Securities in accordance with the provisions (other than this Section 13.13) of this Article XIII.

                                     ARTICLE XIV.

                              SUBORDINATION OF GUARANTY

          SECTION 14.1.  Guaranty Subordinated to Guarantor Senior Debt.  Each
                         -----------------------------------------------
Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder of any Securities, by his or its acceptance thereof, likewise covenants and agrees, that payments by such Guarantor in respect of the Guaranty and/or the Parent Guaranty, as applicable (the "Guaranties"), shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full, in cash or Cash Equivalents, of all Obligations in respect of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities. For purposes of this Article XIV, "payment in respect of the Guaranties" means any payment made by or on behalf of a Guarantor in respect of the Guaranties, including, but not limited to, any payment on account of the principal of, premium, if any, or interest (including Contingent Payments and any Make-Whole Amount) on the Securities in cash or property or to acquire or repurchase any of the Securities.

          SECTION 14.2.  Guaranty Subordinated to Prior Payment of All Guarantor
                         -------------------------------------------------------
Senior Debt on Dissolution, Liquidation, Reorganization, etc. of the Guarantor.
-------------------------------------------------------------------------------
Upon any payment or distribution of the assets of any Guarantor of any kind or character, whether in cash, property or securities (including any Collateral at any time securing the Securities) to creditors upon any dissolution, or winding-up, or total or partial liquidation, or reorganization, or recapitalization or readjustment of such Guarantor or its property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of such Guarantor or otherwise), then in such event,

               (i) the holders of all Guarantor Senior Debt shall first be entitled to receive payment in full, in cash or Cash Equivalents, before any payment of Obligations in respect of the Guaranties are made;

               (ii) any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (other than, to the extent issued in connection with an issuance of Permitted Junior Securities, such Permitted Junior Securities may be guaranteed, on a subordinated basis, by one or more Permitted Guaranties), to which the Holders, or the Trustee on behalf of the Holders, would be entitled except for the provisions of this Article XIV, shall be paid or delivered by any debtor or other person making such payment or distribution, directly to the holders of the Guarantor Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Debt held or represented by each, for application to payment of all Obligations in respect of Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all Obligations in respect of Guarantor Senior Debt in full, in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt; and

               (iii) in the event that, notwithstanding the foregoing provisions of this Section 14.2, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (other than, to the extent issued in connection with an issuance of Permitted Junior Securities, such Permitted Junior Securities maybe guaranteed, on a subordinated basis, by one or more Permitted Guaranties), shall be received by the Trustee or the Holders before all Obligations in respect of Guarantor Senior Debt are paid in full, in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 14.6 and 14.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Guarantor Senior Debt remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Obligations in respect of Guarantor Senior Debt held or represented by each, for application to the payment of all Obligations in respect of Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all Obligations in respect of Guarantor Senior Debt in full, in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt.

          Without limiting the foregoing, each Guarantor shall give prompt notice to the Trustee and any Paying Agent of any dissolution, winding-up, liquidation or reorganization of such Guarantor or any other facts known to it which would cause a payment to violate this Article XIV.

          Upon any payment or distribution of assets of any Guarantor referred to in this Article XIV, the Trustee, subject to the provisions of Section 8.1 and Section 8.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Debt of such Guarantor, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

          SECTION 14.3.  Holders of Securities to be Subrogated to Right of
                         --------------------------------------------------
Holders of Guarantor Senior Debt.  Subject to the payment in full of all
---------------------------------
Obligations in respect of Guarantor Senior Debt in cash or Cash Equivalents, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of the Guarantor that, by its terms, ranks pari passu with the Guaranties) to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of assets of each Guarantor applicable to the Guarantor Senior Debt until the principal of, premium, if any, and interest (including Contingent Payments) on, the Securities, including the Offer to Purchase Price, if any, shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Guarantor Senior Debt under the provisions hereof to which the Holders would be entitled except for the provisions of this Article XIV, and no payment over pursuant to the provisions of this Article XIV to the holders of Guarantor Senior Debt by the Holders shall, as between such Guarantor, its creditors (other than the holders of Guarantor Senior Debt) and the Holders, be deemed to be a payment by such Guarantor to or on account of Guarantor Senior Debt, it being understood that the provisions of this Article XIV are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

          SECTION 14.4.  Obligations of the Guarantor Unconditional.  Nothing
                         -------------------------------------------
contained in this Article XIV or elsewhere in this Indenture or in any Security (but subject to the provisions of Section 3.2) is intended to or shall impair or affect, as between each Guarantor, its creditors (other than the holders of Guarantor Senior Debt) and the Holders, the obligation of such Guarantor under the Guaranties, or to affect the relative rights of the Holders and creditors of such Guarantor, other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent or limit the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default hereunder, subject to the provisions of Article VII hereof and to the rights, if any, under this Article XIV of the holders of Guarantor Senior Debt in respect of assets, whether in cash, property or securities, of the Guarantor, received upon the exercise of any such remedy. Nothing contained in this Article

XIV or elsewhere in this Indenture or in the Securities, shall, except during the pendency of any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of such Guarantor or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets and liabilities of the Guarantor or otherwise), affect the obligation of such Guarantor to make, or prevent such Guarantor from making, at any time (except under the circumstances described in Section 14.5 hereof), any payment in respect of the Guaranties.

          SECTION 14.5.  Guarantors Not to Make Payments in Respect of the
                         -------------------------------------------------
Guaranties in Certain Circumstances.
------------------------------------
          (a) Upon the maturity of any Guarantor Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and all other Obligations in respect thereof shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for, and, in the case of Guarantor Senior Debt in respect of letters of credit to the extent they have not been drawn upon, be fully secured by cash collateral, before any payment on account of Obligations in respect of the Guaranties are made.

           (b) Upon the happening of a default or an event of default (as such term is used in such instrument) in respect of the payment of any Guarantor Senior Debt, then, unless and until such default shall have been cured or waived by the holders of such Guarantor Senior Debt or shall have ceased to exist, no payment in respect of the Guaranties shall be made.

            (c) No payment in respect of the Guaranties may be made during any Payment Blockage Period. Notwithstanding the foregoing, unless the Designated Senior Debt or Guarantor Senior Debt in respect of which such default or event of default exists has been declared due and payable in its entirety during the Payment Blockage Period, and such declaration has not been rescinded, the Guarantors are required (subject to the provisions of Section 14.2 and Sections 14.5(a) and (b), to the extent then applicable) then to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities.

          SECTION 14.6.  Trustee Entitled to Assume Payments Not Prohibited in
                         -----------------------------------------------------
Absence of Notice.  The Trustee shall not at any time be charged with knowledge
------------------
of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company or any Guarantor or from one or more holders of Guarantor Senior Debt or from any representative thereof or trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 8.1 and 8.2 hereof, shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

           The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Guarantor Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Guarantor

Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 14.7.  Application by Trustee of Monies Deposited With It.
                         ---------------------------------------------------
Any deposit of monies by any Guarantor with the Trustee or any Paying Agent (whether or not in trust) for any payment in respect of the Guaranties shall be subject to the provisions of Sections 14.1, 14.2, 14.3 and 14.5 hereof except that, if prior to the opening of business on the second Business Day next prior to the date on which, by the terms of this Indenture, any such monies may become payable for any purpose (including, without limitation, the payment of principal of, or premium (if any) or interest (including Contingent Payments and any Make-Whole Amount) on, or the Offer to Purchase Price in respect of, any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 14.6, then the Trustee shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Guarantor Senior Debt may have to recover any such payments from the Holders in accordance with the provisions of this
Article XIV.

          SECTION 14.8.  Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
of a Guarantor or Holders of Guarantor Senior Debt.  No right of any present or
---------------------------------------------------
future holder of any Guarantor Senior Debt to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Guarantor with the terms, provisions and covenants of this Indenture, the Securities, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.

           Each Holder of any Securities, by his acceptance thereof, undertakes and agrees for the benefit of each holder of Guarantor Senior Debt to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Guarantor Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to the Guaranties and to effectuate the full benefit of the subordination contained in this Article XIV; and upon failure of any Holder of any Security so to do, any such holder of Guarantor Senior Debt (or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Holder of such Security to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

             Subject to the definition of Guarantor Senior Debt and without limiting the effect of the first paragraph of this Section 14.8, any holder of Guarantor Senior Debt may at any time and from time to time without the consent of or notice to any Holder, without impairing or releasing any of the rights of any such holder of Guarantor Senior Debt hereunder, upon or without any terms or conditions and in whole or in part:

               (1) change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Guarantor Senior Debt or any other liability of the Guarantors to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Guarantor Senior Debt of such holder as so changed, extended, renewed or altered;

               (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Guarantor Senior Debt or any other liability of the Guarantors to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

               (3) exercise or refrain from exercising any rights or remedies against the Guarantors or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Guarantors or any other Person;

               (4) settle or compromise any Guarantor Senior Debt or any other liability of the Company to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Guarantors to creditors of the Guarantors other than such holder; and

               (5) apply any sums by whomsoever paid and however realized to any liability or liabilities of the Guarantors to such holder (other than in respect of the Guaranties or any liability or liabilities which rank pari passu or junior in right of payment to the Guaranties) regardless of what liability or liabilities of the Guarantors to such holder remain unpaid.

          SECTION 14.9.  Holders of Securities Authorize Trustee to Effectuate
                         -----------------------------------------------------
Subordination of Guaranties.  Without purporting to limit the authority of the
----------------------------
Trustee as may be appropriate in other circumstances, each Holder by his or its acceptance thereof irrevocably authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIV and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of its or his Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt substantially in the form required in such proceeding at least one day before the expiration of the time to file such claims or proofs, then any of the holders of Guarantor Senior Debt have the right to file such proof of claim or debt on behalf of the Holders, and to take any action with respect to such proof of claim or debt permitted to be taken by the holders of Guarantor Senior Debt pursuant to this Indenture, the Securities or by law; provided, however, that no such action by holders of Guarantor Senior Debt shall in any way limit or affect the rights of the Holders or the Trustee hereunder or under the Guaranties or applicable law.

          SECTION 14.10.  Right of Trustee to Hold Guarantor Senior Debt;
                          -----------------------------------------------
Preservation of Trustee's Rights.  The Trustee, in its individual capacity,
---------------------------------
shall be entitled to all of the rights set forth in this Article XIV in respect of any Guarantor Senior Debt at any time held by it to the same extent as any other holder of Guarantor Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XIV shall apply to claims of, or payment to, the Trustee under or pursuant to Section 8.7.

          SECTION 14.11.  Article XIV Not to Prevent Events of Default.  The
                          ---------------------------------------------
failure to make a payment in respect of the Guaranties, by reason by any provision in this Article XIV shall not be construed as preventing the occurrence of an Event of Default under Section 7.1 hereof.

          SECTION 14.12.  Trustee Not Fiduciary for Holders of Guarantor Senior
                          -----------------------------------------------------
Debt. The provisions of this Indenture are not intended to create, nor shall they create, any trust or fiduciary relationship between the Trustee and the holders of Guarantor Senior Debt, nor shall any implied covenants or obligations with respect to holders of Guarantor Senior Debt (other than those expressly set forth herein) be read into this Indenture against the Trustee. Accordingly, notwithstanding any provision of this Article XIV to the contrary, the Trustee shall not be liable to any such holders if it shall, in good faith, inadvertently pay over or distribute to Holders or the Guarantor or any other person monies or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article or otherwise.

          SECTION 14.13.  Trust Monies Not Subordinated.  Notwithstanding
                          ------------------------------
anything contained herein to the contrary and subject to the prior satisfaction of all of the conditions set forth in Article IX, payments from money held in trust under Article IX by the Trustee for any payment in respect of the Guaranties shall not be subordinated to the prior payment of any Guarantor Senior Debt or subject to the restrictions set forth in this Article XIV and none of the Holders shall be obligated to pay over any such amount to the Guarantors or any holder of Guarantor Senior Debt or any other creditor of the Company, in each case so long as (and only so long as) at the time the respective amounts were deposited pursuant to Article IX, such amounts would have been permitted to be paid directly in respect of the Guaranties in accordance with the provisions (other than this Section 14.13) of this Article XIV.

                                     ARTICLE XV.

                                    MISCELLANEOUS

          SECTION 15.1.  TIA Controls.  If any provision of this Indenture
                         ------------
limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 15.2.  Notices.  Any notices or other communications to the
                         --------
Company, any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                    if to the Company or any Subsidiary Guarantor:

                              512 South Peters
                              New Orleans, Louisiana 70130
                              Attention:  Corporate Secretary

                    if to the Parent Guarantor or any Development Company:

                              512 South Peters
                              New Orleans, Louisiana 70130
                              Attention:  Corporate Secretary

                    if to the Trustee:

                              Norwest Bank Minnesota, National Association
                              Norwest Center
                              6th and Marquette
                              Minneapolis, Minnesota 55479-0069
                              Attention:  Corporate Trust Department

         The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, any Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           In addition to any other notices required or permitted to be given pursuant to this Indenture, the Trustee shall, promptly after its delivery of any written notice to the Company pursuant to the first paragraph of Section 7.2 (or promptly after its receipt of any such notice delivered to it by the Holders), send to the Regulating Authority (at the address set forth below) a copy of such written notice; provided, however, that any failure or delay in giving any such notice shall not affect or impair the validity of any action taken pursuant to Section 7.2 (or otherwise pursuant to this Indenture, any Collateral Document or the Intercreditor Agreement) and shall give rise to no liability on the part of the Trustee or any Secured Creditor. All notices to the Regulating Authority pursuant to this paragraph shall be mailed (or sent by reputable courier) to the Regulating Authority at the following address (or such other address as the Regulatory Authority provides to the Trustee from time to time for its receipt of notices pursuant to this paragraph):

                         Louisiana Gaming Control Board
                         9100 Bluebonnet Centre Blvd.
                         Suite 500
                         Baton Rouge, LA  70809
                         Attention:  Chairman

          SECTION 15.3.  Communications by Holders with Other Holders.
                         ---------------------------------------------
Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          SECTION 15.4.  Certificate and Opinion as to Conditions Precedent.
                         ---------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 15.5.  Statements Required in Certificate or Opinion.  Each
                         ----------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 15.6.  Rules by Trustee, Paying Agent, Registrar.  The Trustee
                         ------------------------------------------
may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 15.7.  Legal Holidays.  A "Legal Holiday" used with respect to
                         --------------
a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest (including Contingent Payments) shall accrue for the intervening period.

          SECTION 15.8.  Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL
                         --------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO

SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          SECTION 15.9.  No Adverse Interpretation of Other Agreements.  This
                         ----------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 15.10.  No Recourse Against Others.  A direct or indirect
                          ---------------------------
stockholder, incorporator, member, director, officer, partner, employee, as such, of the Company or the Guarantors or any affiliate of either (including, without limitation, Harrah's Investor, Harrah's Management Company, HET and HOC, but excluding the Company and the Guarantors themselves) shall not have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations provided, however, that nothing contained in this
Section 15.10 shall (i) impair the validity of the Indebtedness evidenced by this Indenture or the Securities, (ii) prevent the taking of any action permitted by law against the Company or the assets of the Company or the proceeds of such assets, (iii) in any way affect or impair the right of the Collateral Agent, the Trustee or any Holder to take any action permitted by law to realize upon any of the Collateral or any other security which may secure the Company's or the Guarantors' obligations, or (iv) be construed to limit in any respect the validity and enforceability of (x) the Notes Completion Guarantee or the obligations of HET or HOC thereunder or (y) the Subordination Agreement or the obligations thereunder of the parties thereto. Notwithstanding the foregoing, nothing in this Section 15.10 shall be deemed to release the Company or any officer of the Company from liability under this Indenture, the Notes or any of the Collateral Documents for its fraudulent actions, intentional material misrepresentations, gross negligence or willful misconduct or for any of its obligations or liabilities under any agreement, document, instrument or certificate executed by such person in its individual capacity in connection with the transactions contemplated by this Indenture, the Notes and the Collateral Documents. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 15.11.  Successors.  All agreements of the Company and the
                          -----------
Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 15.12.  Duplicate Originals.  All parties may sign any number
                          --------------------
of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 15.13.  Severability.  In case any one or more of the
                          -------------
provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 15.14.  Table of Contents, Headings, Etc.   The Table of
                          ---------------------------------
Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 15.15.  Gaming Laws.  This Indenture, the Collateral
                          ------------
Documents, the Securities and the Security Interests are and shall remain subject to the Louisiana Economic Development and Gaming Corporation Act, La. R.S. 27:1 et seq., La. R.S. 27:201 et seq. and the rules and regulations thereunder as the same may be amended from time to time (collectively, the "Gaming Regulations"), and in particular, without limitation, the exercise of remedies under the Collateral Documents with respect to the Collateral will be subject to the Gaming Regulations. The Company represents and warrants that all requisite approvals under the Gaming Regulations have been obtained for the execution and issuance of this Indenture, the Collateral Documents, the Securities and the security interests thereunder.

          SECTION 15.16.  Tax Treatment.  The Company, each Guarantor, and each
                          --------------
Holder of a Security by acceptance of a Security, agree to (i) treat a Security as evidence of indebtedness for federal, state and local income tax purposes;
(ii) treat all Contingent Payments with respect to the Security as "contingent" and not as either "remote or incidental" for purposes of Treasury Regulation
Section 1.1275-4(a)(1) and (5); (iii) use a discount rate with respect to the non-contingent component of a Security for purposes of Treasury Regulation Sections 1.1275-4(c) and 1.1274-2(c) & (g) such that the issue price of such component will be equal to 100% of the original principal amount of such component; and (iv) treat all Contingent Payments as consisting of principal and interest such that each payment of principal is accompanied by a payment of interest at 12% per annum (compounded semi-annually) such that the test rate for the Securities for purposes of Treasury Regulation Section 1.1275-4(c)(4)(ii)(A) will be 12% per annum (compounded semi-annually).

          SECTION 15.17.  Waivers and Releases.
                          ---------------------
          (a)  No Assurances
               -------------
               (i) As a condition to the effectiveness of the confirmation of the Plan of Reorganization, the Initial Minimum Payment Guarantors have entered into the HET/JCC Agreement in favor of the Regulating Authority. The HET/JCC Agreement provides that the Initial Minimum Payment Guarantors will provide the Minimum Payment Guaranty required under the Casino Operating Contract for the Fiscal Years (as defined in the Casino Operating Contract) ending March 31, 1999 and March 31, 2000, renewable for the four Fiscal Years thereafter through March 31, 2004, subject to termination or non-renewal in accordance with the terms of the HET/JCC Agreement. As a prerequisite to maintaining the effectiveness of the Casino Operating Contract, the Casino Operating Contract requires that the Company annually provide the Minimum Payment Guaranty to the Regulating Authority. In entering into the HET/JCC Agreement, the Initial Minimum Payment Guarantors have no obligation to provide a

Minimum Payment Guaranty for the entire term of the Casino Operating Contract, but rather have agreed only to provide a Minimum Payment Guaranty for the period and on terms and conditions specified therein. The Initial Minimum Payment Guarantors have expressly informed the Trustee on behalf of the Holders that the Initial Minimum Payment Guarantors have not agreed to renew the HET/JCC Agreement beyond March 31, 2004, or in any prior year where the Initial Minimum Payment Guarantors' obligation to furnish a Minimum Payment Guaranty does not renew by the express terms of Section 1(b) of the HET/JCC Agreement. The Initial Minimum Payment Guarantors have informed the Trustee on behalf of the Holders that any decision the Initial Minimum Payment Guarantors make concerning whether to renew any Minimum Payment Guaranty or the HET/JCC Agreement will be made in the Initial Minimum Payment Guarantors' sole discretion, acting only in their best interests. The Trustee on behalf of the Holders hereby acknowledges that
(A) the Initial Minimum Payment Guarantors are not obligated to, and have not given any assurances to the Trustee that the Initial Minimum Payment Guarantors will, renew the HET/JCC Agreement beyond March 31, 2004, or renew any Minimum Payment Guaranty for any earlier Fiscal Year in which the Initial Minimum Payment Guarantors' obligation to furnish a Minimum Payment Guaranty does not renew under the express terms of Section 1(b) thereof, (B) the Initial Minimum Payment Guarantors have the right to make any such renewal decision by considering only their best interests, and (C) the Initial Minimum Payment Guarantors need not consider the interests of any other parties in making any such renewal decision, notwithstanding that the Initial Minimum Payment Guarantors are involved in a number of capacities in respect of the Company.

               (ii) The Trustee and the Holders hereby agree that the Initial Minimum Payment Guarantors, by entering into the HET/JCC Agreement or providing a Minimum Payment Guaranty or otherwise, are not now, and in the past have not, made any assurances or guarantees concerning the financial results of the Casino, nor are or have the Initial Minimum Payment Guarantors made any assurances or guarantees that the Casino will be financially successful or will perform as projected in the projections and/or feasibility studies included in the Disclosure Statement distributed in connection with the Plan of Reorganization confirmation process.

                (iii) The Trustee and the Holders hereby agree and acknowledge that any future representation, warranty, assurance or other guaranty by the Initial Minimum Payment Guarantors or any of their subsidiaries or other affiliates to the Trustee or the Holders concerning the renewal of any Minimum Payment Guaranty or the HET/JCC Agreement, the operation of the Casino, the financial results of the Casino, or any other matter concerning the Casino or the Plan of Reorganization shall only be effective if set forth in writing and properly executed by the party to be charged.

          (b)  Releases
               --------
               (i) The Trustee and the Holders hereby release and waive and agree not to bring any Claims against the Initial Minimum Payment Guarantors, whether a known Claim or an Unknown Claim, that may arise in any way, in whole or in part, out of (A) the Initial Minimum Payment Guarantors' decision either to renew or not renew any Minimum

Payment Guaranty or the HET/JCC Agreement, (B) the Initial Minimum Payment Guarantors acting in their own best interests in connection with the execution, renewal or failure to renew any Minimum Payment Guaranty or the HET/JCC Agreement, and/or (C) any alleged assurance or guarantee by the Initial Minimum Payment Guarantors concerning the operation of the Casino, the financial results of the Casino or any other matter concerning the Casino or the Plan of Reorganization, unless such Claim is based on a writing (but in any event cannot be based on the HET/JCC Agreement or any Minimum Payment Guaranty) properly executed by the party against whom such a claim is being made.

               (ii) The Trustee and the Holders also hereby specifically waive any rights each might have under Louisiana Civil Code Article 3083 and all other applicable or similar laws to this same or similar effect as the matters described in Section 15.17(b)(i) hereof, including but not limited to, any purported right to challenge the validity or seek rescission of, or to vitiate, the releases set forth above in Section 15.17(b)(i) hereof on the ground that any information was kept concealed from it and agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind the above release on any such ground is hereby expressly waived.

          (c)  Definitions.  For the purposes of Sections 15.17(b)(i) and (ii)
               ------------
hereof:

               (i) "Claim" or "Claims" shall mean any action or actions, cause or causes of action, in law or equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and/or reasonable attorneys' fees of any nature whatsoever.


               (ii) "Initial Minimum Payment Guarantors" shall include HET, HOC, Harrah's New Orleans Investment Company, Harrah's Crescent City Investment Company, Harrah's New Orleans Management Company, their successors and assigns, and all direct or indirect subsidiaries, and each of their parents, subsidiaries, officers, directors, corporate representatives, employees, agents, lawyers and accountants and all persons acting or claiming through, under or in concert with any of them.

               (iii) "Unknown Claim" or "Unknown Claims" means any and all Claims, including without limitation, any Claim which any of the parties hereto does not know or even suspect to exist in his, her, or its favor at the time of the giving of the releases and waivers set forth in Section 15.17 hereof which, if known by him, her or it might have affected his, her or its decision regarding the releases and waivers. Each of the parties acknowledges that he, she or it might hereafter discover facts in addition to or different from those which he, she, or its now knows or believes to be true with respect to the matters herein released and waived, but each shall be deemed to have fully, finally and forever released any and all Claims.

          (d)  No Third Party Beneficiaries.  The Trustee and the Holders hereby
               -----------------------------
acknowledge that each Minimum Payment Guaranty and the HET/JCC Agreement provide that there shall be no third party beneficiaries thereof. The Trustee and the Holders also hereby agree that each shall not claim or assert it is a third party beneficiary or possesses any derivative claims under any Minimum Payment Guaranty or the HET/JCC Agreement.

          (e)  Disclosure.  The Trustee on behalf of the Holders hereby
               -----------
acknowledges that the Initial Minimum Payment Guarantors have informed it (i) not to infer or assume that the Initial Minimum Payment Guarantors will renew any Minimum Payment Guaranty or the HET/JCC Agreement; (ii) that the Initial Minimum Payment Guarantors will consider only their own best interests in determining whether to renew any Minimum Payment Guaranty or the HET/JCC Agreement; (iii) that the Initial Minimum Payment Guarantors are involved in a number of different capacities in connection with the reorganization of Harrah's Jazz Company, the governance of the Company and JCC Holding, and the operation of the Casino; and (iv) that there can be no assurance that the Casino will perform as set forth in the projections and/or feasibility study set forth in the Disclosure Statement circulated in connection with the Plan of Reorganization.

          (f)  Amendment of Obligations.  Each Minimum Payment Guaranty provided
               ------------------------
under the HET/JCC Agreement is provided on the express condition that the Company shall not amend or modify the Casino Operating Contract in any way to increase the obligations under any Minimum Payment Guaranty or adversely affect the Initial Minimum Payment Guarantors without the prior written agreement of the Initial Minimum Payment Guarantors, and any such amendment or modification shall have no force or effect in respect of the Initial Minimum Payment Guarantors or any Minimum Payment Guaranty provided thereby.

                               (Signature Page Follows)

                                      SIGNATURE

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        JAZZ CASINO COMPANY, L.L.C.
                                        a Louisiana limited liability company


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:


                                        JCC HOLDING COMPANY,
                                        a Delaware corporation


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:


                                        CP DEVELOPMENT, L.L.C.,
                                        a Louisiana limited liability company


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:


                                        FP DEVELOPMENT, L.L.C.,
                                        a Louisiana limited liability company


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:

                                        JCC DEVELOPMENT COMPANY, L.L.C.,
                                        a Louisiana limited liability company


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:


                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:

                                                                 Exhibit A

                                    [FORM OF NOTE]


                             JAZZ CASINO COMPANY, L.L.C.


                              SENIOR SUBORDINATED NOTES

                                       DUE 2009


No.                                                                  $

           Jazz Casino Company, L.L.C., a Louisiana limited liability company (hereinafter called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of $____________________ Dollars, on _________, 2009.

           Interest Payment Dates: May 15 and November 15. The first Interest Payment Date is May 15, 1999.

           Record Dates: May 1 and November 1. The first Record Date is May 1, 1999.

           Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                        JAZZ CASINO COMPANY, L.L.C.



                                        By:
                                            --------------------------------
                                             Name:
                                             Title:

                 [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the Securities described in the within-mentioned Indenture.


                                        ------------------------------------
                                        Norwest Bank Minnesota,
                                        National Association

                                        By:
                                            --------------------------------
                                             Authorized Signatory

Dated:

                             JAZZ CASINO COMPANY, L.L.C.


                              Senior Subordinated Notes
                          due 2009 with Contingent Payments

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

1. Interest.
   ---------
            Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), promises to pay Fixed Interest on the principal amount of this Security, plus the Contingent Payments, from _________________ or from the most recent Interest Payment Date to which Fixed Interest or Contingent Payments, as applicable, has been paid or provided for. "Fixed Interest" means interest, payable semi-annually on the Interest Payment Dates in accordance with this Indenture, at a rate per annum of, for the indicated periods:

               __________, 1998   through May 15, 1999......... 5.867%
               May 15, 1999       through November 15, 1999.... 5.927%
               November 15, 1999  through May 15, 2000......... 5.987%
               May 15, 2000       through November 15, 2000.... 6.046%
               November 15, 2000  through May 15, 2001......... 6.103%
               May 15, 2001       through November 15, 2001.... 6.159%
               November 15, 2001  through May 15, 2003......... 6.214%
               May 15, 2003       through __________, 2009..... 8.000%

The Company may, on any of the First Interest Payment Date, the Second Interest Payment Date, the Third Interest Payment Date, the Fourth Interest Payment Date, the Fifth Interest Payment Date and the Sixth Interest Payment Date, at its option and in its sole discretion, pay Fixed Interest in additional Securities ("Secondary Securities") in lieu of the payment in whole or in part of Fixed Interest in cash on the Securities; provided, however, that if any Indebtedness is outstanding under the Tranche A-1 Term Loan or the Tranche A-2 Term Loan on any of the First Interest Payment Date, the Second Interest Payment Date, the Third Interest Payment Date or the Fourth Interest Payment Date, the Company shall pay the Fixed Interest due and payable on such

Interest Payment Date in Secondary Securities in lieu of the payment of such Fixed Interest in cash; provided, further, however, that on the Fifth Interest Payment Date and the Sixth Interest Payment Date the Company shall not be entitled to pay Fixed Interest due and payable on such Interest Payment Date in Secondary Securities in lieu of the payment of such Fixed Interest in cash if on the last Business Date of the corresponding Semiannual Period (i) the Company has no outstanding borrowings under the Tranche A-1 Term Loan and the Tranche A-2 Term Loan, (ii) no Revolving Loans are outstanding, and (iii) the Company has at least $20,000,000 of cash and Cash Equivalents. In addition, if the Company's Consolidated EBITDA is less than $28,500,000 for the twelve month period ending on the last day of the Semiannual Period immediately preceding any Interest Payment Date occurring after the Sixth Interest Payment Date, the Company shall pay the Fixed Interest due and payable on such Interest Payment Date in Secondary Securities in lieu of the payment of such Fixed Interest in cash. If, pursuant to this paragraph, the Company issues Secondary Securities in lieu of cash payment, in whole or in part, of Fixed Interest, it shall give notice to the Trustee not less than 5 Business Days prior to the applicable Interest Payment Date, and shall instruct the Trustee (upon written order of the Company signed by an Officer of the Company given not less than 5 nor more than 45 days prior to such Interest Payment Date) to authenticate a Secondary Security, dated such Interest Payment Date, in a principal amount equal to the amount of Fixed Interest not paid in cash in respect of this Security on such Interest Payment Date. Each issuance of Secondary Securities in lieu of cash payments of Fixed Interest on the Securities shall be made pro rata with respect to the outstanding Securities. Any such Secondary Securities shall be governed by the Indenture and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term Securities shall include the Secondary Securities that may be issued under the Indenture.

          Interest on this Security will be payable semiannually on May 15 and November 15, commencing May 15, 1999, to the person in whose name this Security is registered at the close of business on May 1 or November 1, preceding such Interest Payment Date (each, a "Record Date"). Interest on this Security will be computed on the basis of a 360-day year, consisting of twelve 30-day months.

          In addition to regular semiannual payments of Fixed Interest, the Company will pay on each Interest Payment Date to the Holder of this Security at the close of business on the immediately preceding Record Date such Holder's pro rata amount of Contingent Payments, if any are due and payable in accordance with the terms of this Security and the Indenture, with respect to the First Semiannual Period or the Second Semiannual Period, as applicable, last ended prior to such Interest Payment Date.

          Any reference in this Security to "accrued interest" includes the amount of unpaid Contingent Payments due and payable. For purposes of determining accrued Contingent Payments due and payable per $1.00 principal amount of Notes with respect to a Semiannual Period prior to the completion of such period, such Contingent Payments due and payable per $1.00 principal amount of Notes shall be equal to the Partial Period Contingent Payments. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid (including any due and unpaid Contingent Payments) on such principal amount at a rate of 8% per annum compounded semi-annually.

2. Method of Payment.
   ------------------
          The Company shall pay interest (including Contingent Payments) on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender") (or, pursuant to Paragraph 1 hereof, in Secondary Securities). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender (or, pursuant to Paragraph 1 hereof, in Secondary Securities). The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address. Notwithstanding the preceding two sentences, in the case of Securities of which The Depository Trust Company or its nominee is the Holder, such payments must be made by wire transfer of Federal funds (or, pursuant to Paragraph 1 hereof, in Secondary Securities).

3. Paying Agent and Registrar.
   ---------------------------
          Initially, Norwest Bank Minnesota, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4. Indenture.
   -----------
          The Company issued the Securities under an Indenture, dated as of ________, 1998 (the "Indenture"), among the Company, JCC Holding, CP Development, FP Development, JCC Development and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.
The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $187,500,000, except for Secondary Securities and except as otherwise provided in the Indenture.

5. Redemption.
   -----------
          The Securities may not be redeemed, except that the Securities may be redeemed at any time pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License held by the Company or an Affiliate or wholly owned Subsidiary of the Company, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of Harrah's Entertainment, Inc. ("HET"), in the case of HET or one of its affiliates, or the Manager of the Company, to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any such Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of such Security is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time. In such event, the Redemption Price shall be the principal amount thereof, plus accrued and unpaid interest to the Redemption Date (or such lesser amount as may be required by applicable law or by order of any Gaming Authority).

          Any redemption of the Notes shall comply with Article III of the Indenture.

6. Notice of Redemption.
   ---------------------
          Notice of redemption will be mailed by first class mail at least 20 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be required by applicable laws or by order of any Gaming Authority) to each Holder of Securities to be redeemed at his registered address. Securities may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent (other than the Company or an Affiliate thereof) on such Redemption Date, the Securities called for redemption will cease to bear interest (including Contingent Payments) and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date.

7. Denominations; Transfer; Exchange.
   ----------------------------------
          The Securities are in registered form, without coupons, in denominations of $1.00 and integral multiples of $1.00. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8. Persons Deemed Owners.
   ----------------------
          The registered Holder of a Security may be treated as the owner of it for all purposes.

9. Unclaimed Money.
   ----------------
          If money for the payment of principal or interest (including Contingent Payments) remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10. Legal Defeasance or Covenant Defeasance Prior to Redemption or Maturity.
    ------------------------------------------------------------------------
          If the Company at any time irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay and discharge the principal of and interest (including Maximum Contingent Payments) on the Securities to the applicable redemption date or maturity and comply with the other provisions of the Indenture relating thereto, the Company may elect to have the obligations of the Company and the Guarantors discharged (in which case the Indenture would cease to be of further effect, except as to certain limited obligations and to the rights of Holders to receive payments when due) or to be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding the obligation to pay the principal of and interest (including Contingent Payments) on the Securities).

11. Amendment; Supplement; Waiver.
    ------------------------------
          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Collateral Documents or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

12. Restrictive Covenants.
    ----------------------
          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

13. Change of Control.
    ------------------
          In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1.00) of such Holder's Securities at a Change of Control Offer Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Payment Date.

14. Security.
    ---------
          In order to secure the obligations under the Indenture, the Company, the Guarantors and the Trustee or the Collateral Agent have entered into a security agreement in order to create security interests in certain assets and properties of the Company. As more fully set forth in the security agreement and Section 4.6 of the Indenture, the rights of the Holders (and the Trustee on their behalf) to receive proceeds from the disposition such assets and properties are subordinated to security interests in such assets and properties in favor of other secured creditors, and rank pari passu with security interests in such assets and properties in favor of other secured creditors.

15. Sale of Assets.
    ---------------
          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in its business or to repay certain indebtedness and, to the extent that no amounts of such indebtedness are outstanding, and no amounts of such indebtedness are available, to repay certain other indebtedness and to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the purchase date.

16. Gaming Laws.
    ------------
          The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the gaming laws, regulations and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

17. Successors.
    -----------
          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18. Defaults and Remedies.
    ----------------------
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest (including Contingent Payments)), if it determines that withholding notice is in their interest.

19. Trustee Dealings with the Company.
    ----------------------------------
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of any of the Securities, make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates with the same rights it would have if it were not the Trustee.

20. No Recourse Against Others.
    ---------------------------
          An incorporator, director, officer, employee, stockholder or member, as such, of the Company or any Guarantor or any affiliate thereof (including, without limitation, Harrah's Investor, Harrah's Management Company, HET and HOC, but excluding the Company and Guarantors themselves) shall not have any liability for any obligation of the Company or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, subject to certain exceptions set forth in the Indenture. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21. Authentication.
    ---------------
          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22. Abbreviations and Defined Terms.
    --------------------------------
          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers.
    --------------
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24. Tax Treatment.
    --------------
          The Company, each Guarantor, and each Holder of a Security by acceptance of a Security, agree to (i) treat a Security as evidence of indebtedness for federal, state and local income tax purposes; (ii) treat all Contingent Payments with respect to the Security as "contingent" and not as either "remote or incidental" for purposes of Treasury Regulation Section 1.1275-4(a)(1) and (5); (iii) use a discount rate with respect to the non-contingent component of a Security for purposes of Treasury Regulation Sections 1.1275-4(c) and 1.1274-2(c) & (g) such that the issue price of such component will be equal to 100% of the original principal amount of such component; and (iv) treat all Contingent Payments as consisting of principal and interest such that each payment of principal is accompanied by a payment of interest at 12% per annum (compounded semi-annually) such that the test rate for the Securities for purposes of Treasury Regulation Section 1.1275-4(c)(4)(ii)(A) will be 12% per annum (compounded semi-annually).

                                 [FORM OF ASSIGNMENT]




                           I or we assign this Security to

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
               (Print or type name, address and zip code of assignee)

          Please insert Social Security or other identifying number of assignee ____________________ and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                                Signed:
      -----------------------------             -------------------------------
       (Sign exactly as your name appears on the other side of this Security)

--------------------------------------
Signature guarantee should be made by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

                          OPTION OF HOLDER TO ELECT PURCHASE

             If you want to elect to have this Security purchased by the Company pursuant to any of the following provisions of the Indenture, check the appropriate box:

/ /  Section 5.14;   / /  Article XI.

If you want to elect to have only part of this Security purchased by the Company pursuant to the Indenture, state the principal amount you want to be purchased:
$___________________

Date:                                   Signature:
     ------------------------------                ----------------------------
     (Sign exactly as your name appears on the other side of this Security)

                                                                      Exhibit B

                            FORM OF SUBORDINATED GUARANTY

              For value received, each of the undersigned entities hereby unconditionally guarantees (on a subordinated basis as provided in Article XIV of the Indenture) to the Holder of the Security upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guaranty were issued, of the principal of, premium (if any) and interest (including Contingent Payments) on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XII of the Indenture. The Guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.

                                        JCC HOLDING COMPANY,
                                        a Delaware corporation


Attest:                                 By:
        --------------------------            --------------------------
Name:                                   Name:
Title:                                  Title:


                                        CP DEVELOPMENT, L.L.C.,
                                        a Louisiana limited liability company


Attest:                                 By:
        --------------------------            --------------------------
Name:                                   Name:
Title:                                  Title:


                                        FP DEVELOPMENT, L.L.C.,
                                        a Louisiana limited liability company


Attest:                                 By:
        --------------------------            --------------------------
Name:                                   Name:
Title:                                  Title:


                                        JCC DEVELOPMENT COMPANY, L.L.C.,
                                        a Louisiana limited liability company


Attest:                                 By:
        --------------------------            --------------------------
Name:                                   Name:
Title:                                  Title:

                                                                       Exhibit C

                         FORM OF SUBORDINATED PARENT GUARANTY

           For value received, JCC Holding Company, a Delaware corporation, hereby unconditionally guarantees (on a subordinated basis as provided in Article XIV of the Indenture) to the Holder of the Guaranty upon which this Parent Guaranty is endorsed that all obligations of each of CP Development, L.L.C., FP Development, L.L.C. and JCC Development Company, L.L.C. to the Holders or the Trustee under the Guaranty, dated as of the date hereof, executed by, among others each of them (the "Guaranty") will be promptly paid in full or performed, all in accordance with the terms of the Guaranty. This Parent Guaranty of the Guaranty upon which this Parent Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on the Security upon which the Guaranty is endorsed.


                                         JCC HOLDING COMPANY,
                                         a Delaware corporation

Attest:                                  By:
       -----------------------------         ------------------------------
Name:                                    Name:
Title:                                   Title:






                                         C-1